Exhibit 2.1

EXECUTION VERSION

SHARE PURCHASE AGREEMENT

among:

PROCERA NETWORKS, INC.,

PROCERA NETWORKS KELOWNA ULC,

VINEYARD NETWORKS INC.,

THE SHAREHOLDERS,

AND

JOHN DROPE & ASSOCIATES LTD., as the SHAREHOLDERS’ REPRESENTATIVE

Dated as of January 7, 2013

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT is made and entered into as of January 7, 2013 (the “Agreement Date”), by and among Procera Networks, Inc., a Nevada corporation (“Parent”), Procera Networks Kelowna ULC, an unlimited liability corporation organized and existing under the laws of British Columbia and an indirect wholly-owned subsidiary of Parent (“Purchaser”), Vineyard Networks Inc., a company organized and existing under the laws of British Columbia (the “Company”), the Persons whose names are set out on SCHEDULE 1 hereto (together the “Shareholders” and each a “Shareholder”) and John Drope & Associates Ltd., a corporation organized and existing under the laws of British Columbia, as representative of the Shareholders pursuant to Section 10.1(a) (the “Shareholders’ Representative”). For purposes of this Agreement, the terms contained in EXHIBIT A hereto shall have the respective meanings set forth therein.

RECITALS

WHEREAS, the Shareholders are the beneficial owners of all of the issued and outstanding Company Common Shares and Company Rights, which represent all of the outstanding share capital stock of the Company and all of the rights to acquire Company Common Shares issuable pursuant to outstanding securities of the Company;

WHEREAS, upon the terms and conditions set forth herein, the Shareholders propose to sell to Purchaser and Purchaser proposes to purchase from the Shareholders, all of the Company Common Shares in exchange for the consideration set forth herein;

WHEREAS, the Company and the Shareholders have made representations and warranties to Parent and Purchaser with the intention that Parent and Purchaser should rely upon such representations and warranties in entering into this Agreement;

WHEREAS, simultaneously with the execution and delivery of this Agreement, and as a condition and inducement to Parent to enter into this Agreement, certain employees of the Company identified on EXHIBIT B hereto (the “Key Employees”) are executing an Employment Agreement in the form of EXHIBIT C hereto (the “Employment Agreement”) to be effective upon the Closing;

WHEREAS, simultaneously with the execution and delivery of this Agreement, and as a condition and inducement to Parent to enter into this Agreement, the Key Employees are executing a Noncompetition and Nonsolicitation Agreement in the form of EXHIBIT D hereto (the “Noncompetition Agreement”) to be effective upon the Closing; and

WHEREAS, simultaneously with the execution and delivery of this Agreement, and as a condition and inducement to Parent to enter into this Agreement, Parent and certain of the Shareholders are executing a Shareholder Voting Agreement in the form of EXHIBIT E hereto (the “Voting Agreement”), pursuant to which such Shareholders have, among other things, agreed to vote certain Company Common Shares that such shareholders own in favor of the Amalgamation, if applicable.

NOW THEREFORE, in consideration of the foregoing and the respective covenants, agreements and representations and warranties set forth herein, the parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1

DESCRIPTION OF TRANSACTION

1.1 Agreement to Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing:

(a) the Shareholders shall sell, assign, transfer and deliver to Purchaser all right, title and interest in and to the Company Common Shares, free and clear of all Encumbrances, including rights to any dividends and distributions declared, paid or made in respect of the Company Common Shares on or after the date of this Agreement, and Purchaser shall purchase the Company Common Shares from the Shareholders;

(b) each Shareholder that is not a Founder shall be entitled to receive, with respect to each Company Common Share owned by such Shareholder as of immediately prior to the Closing, (i) an amount of cash, without interest, equal to the Per Share Closing Cash Amount, plus the Per Share Escrow Cash Amount, and (ii) a number of shares of common stock of Parent, US$0.001 par value per share (“Parent Common Stock”), equal to the Per Share Closing Stock Amount plus the Per Share Escrow Stock Amount, it being understood that the Per Share Escrow Cash Amount payable and the Per Share Escrow Stock Amount issuable pursuant to this Section 1.1 shall be held in escrow in accordance with Section 1.7; and

(c) each Shareholder that is a Founder shall be entitled to receive, with respect to each Company Common Share owned by such Shareholder as of immediately prior to the Closing, (i) an amount of cash, without interest, equal to the Per Share Founder Closing Cash Amount, plus the Per Share Founder Escrow Cash Amount, and (ii) a number of shares of Parent Common Stock equal to the Per Share Founder Closing Stock Amount plus the Per Share Founder Escrow Stock Amount, it being understood that the Per Share Founder Escrow Cash Amount payable and the Per Share Founder Escrow Stock Amount issuable pursuant to this Section 1.1 shall be held in escrow in accordance with Section 1.7.

1.2 Payment of Purchase Price. At the Closing, Parent shall:

(a) deposit with Parent’s transfer agent or another bank or trust company designated by Parent and reasonably acceptable to the Company (the “Paying Agent”) certificates representing the Closing Stock;

(b) in accordance with a payment direction that has been provided to Parent as of the Closing Date, deliver to LaBarge Weinstein LLP in Trust (i) the Closing Cash and (ii) an amount of cash sufficient to make payments for fractional shares required pursuant to Section 1.3, which amounts shall be held in trust for the Shareholders (the consideration referred to in Sections 1.2(a) and (b) collectively, the “Shareholder Fund”); and

(c) deliver to the Escrow Agent under the Escrow Agreement (i) the Escrow Cash Amount, and (ii) a certificate in electronic book-entry form in the name of the Escrow Agent representing the Escrow Shares.

Each Shareholder hereby unconditionally and irrevocably directs Parent to deposit its pro rata portion of the Closing Cash and the amount of cash sufficient to make payments for fractional shares required pursuant to Section 1.3 in a trust account with LaBarge Weinstein LLP to be held in trust for the benefit of the Shareholders.

1.3 Exchange of Certificates.

(a) Upon surrender by each Shareholder of (a) a duly executed share transfer and letter of transmittal in respect of the Company Common Shares owned by such Shareholder, together with the relevant share certificates in respect thereof (or, in the case of any lost or damaged share certificates, an indemnity, in form satisfactory to Parent, and, if requested by Parent, delivery of a bond in such sum as Parent may reasonably direct); (b) if such Shareholder is not a U.S. resident, a Form W-8BEN and a Certificate of Non-U.S. Shareholder in the form of EXHIBIT F hereto (a “Regulation S Certificate”); and (c) if such Shareholder is a U.S. resident, a Form W-9 and an accredited investor questionnaire in the form of EXHIBIT G hereto (an “Accredited Investor Questionnaire” and, together with the Regulation S Certificates, the “Questionnaires”):

(i) the Shareholders’ Representative shall cause LaBarge Weinstein LLP to promptly deliver to each such Shareholder that is not a Founder, an amount of cash (net of any withholding under Section 1.3(e)), without interest (by check or wire transfer of immediately available funds), equal to the product of the Per Share Closing Cash Amount multiplied by the total number of Company Common Shares owned by such Shareholders as of immediately prior to the Closing; provided that none of Parent, Purchaser or the Company shall have any liability to any Shareholder or otherwise for the failure of LaBarge Weinstein LLP to make any such delivery;

(ii) Parent shall cause the Paying Agent to promptly deliver to each such Shareholder that is not a Founder a certificate representing that number of shares of Parent Common Stock equal to the product of the Per Share Closing Stock Amount multiplied by the total number of Company Common Shares owned by such Shareholder as of immediately prior to the Closing;

(iii) the Shareholders’ Representative shall cause LaBarge Weinstein LLP to promptly deliver to each such Shareholder that is a Founder an amount of cash (net of any withholding under Section 1.3(e)), without interest (by check or wire transfer of immediately available funds), equal to the product of the Per Share Founder Closing Cash Amount multiplied by the total number of Company Common Shares owned by such Shareholder as of immediately prior to the Closing; provided that none of Parent, Purchaser or the Company shall have any liability to any Shareholder or otherwise for the failure of LaBarge Weinstein LLP to make any such delivery;

(iv) Parent shall cause the Paying Agent to promptly deliver to each such Shareholder that is a Founder a certificate representing that number of shares of Parent Common

Stock equal to the product of the Per Share Founder Closing Stock Amount multiplied by the total number of Company Common Shares owned by such Shareholder as of immediately prior to the Closing;

(v) Parent shall cause the Escrow Agent to allocate under the Escrow Agreement on behalf of such Shareholder that is not a Founder (A) an amount of cash (net of any withholding under Section 1.3(e)) equal to the product of the Per Share Escrow Cash Amount multiplied by the total number of Company Common Shares owned by such Shareholder as of immediately prior to the Closing, and (B) a certificate in electronic book-entry form in the name of the Escrow Agent representing that number of shares of Parent Common Stock equal to the product of the Per Share Escrow Stock Amount multiplied by the total number of Company Common Shares owned by such Shareholder as of immediately prior to the Closing; and

(vi) Parent shall cause the Escrow Agent to allocate under the Escrow Agreement on behalf of such Shareholder that is a Founder (A) an amount of cash (net of any withholding under Section 1.3(e)) equal to the product of the Per Share Founder Escrow Cash Amount multiplied by the total number of Company Common Shares owned by such Shareholder as of immediately prior to the Closing, and (B) a certificate in electronic book-entry form in the name of the Escrow Agent representing that number of shares of Parent Common Stock equal to the product of the Per Share Founder Escrow Stock Amount multiplied by the total number of Company Common Shares owned by such Shareholder as of immediately prior to the Closing;

provided that the certificates representing Parent Common Stock to be delivered to a Shareholder under Sections 1.3(a)(ii) and 1.3(a)(iv) and to the Escrow Agent under Sections 1.3(a)(v) and 1.3(a)(vi) shall, in each case, represent only whole shares of Parent Common Stock. In lieu of any fractional shares to which such Shareholder would otherwise be entitled, after combining any fractional interests of such Shareholder into as many whole shares as is possible, such Shareholder shall be paid in cash an amount equal to the sum of (1) the dollar amount (rounded to the nearest whole cent) determined by multiplying the Parent Price by the fraction of a share of Parent Common Stock that would otherwise be deliverable to such Shareholder under Section 1.3(a)(ii) or 1.3(a)(iv); and (2) the dollar amount (rounded to the nearest whole cent) determined by multiplying the Parent Price by the fraction of a share of Parent Common Stock that would otherwise be deliverable to the Escrow Agent under Section 1.3(a)(v) or 1.3(a)(vi). Notwithstanding the foregoing, Parent may deliver to the Escrow Agent one (1) certificate in electronic book-entry form representing the total number of shares of Parent Common Stock to be held in escrow pursuant to this Section 1.3 in lieu of issuing separate certificates representing such Shareholder’s pro rata portion of the Escrow Shares.

(b) For purposes of this Agreement, the “Shareholder Consideration” receivable by a Shareholder shall consist of (i) the cash (other than cash constituting the Escrow Cash Amount) payable to such Shareholder in accordance with Section 1.3(a)(i) or 1.3(a)(iii) upon the surrender of the certificate or certificates representing Company Common Shares held by such Shareholder; (ii) the shares of Parent Common Stock (other than the Escrow Shares) issuable to such Shareholder in accordance with Section 1.3(a)(ii) or 1.3(a)(iv) upon the surrender of the certificate or certificates representing Company Common Shares held by such Shareholder; (iii) the right of such Shareholder with respect to the Indemnity Escrow Amount and the Special Taxes Escrow Amount held by the Escrow Agent on behalf of such Shareholder; (iv) the shares of Parent

Common Stock and cash issued or issuable pursuant to the Notes (provided that, for purposes of this Agreement, the consideration payable pursuant to this clause (iv) shall be deemed payable with respect to Company Common Shares); and (v) the right of such Shareholder to receive cash in lieu of fractional shares of Parent Common Stock in accordance with this Section 1.3.

(c) If any Company Common Shares outstanding immediately prior to the Closing are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted share purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such Company Common Shares will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock shall accordingly be marked with appropriate legends. The Company and the Shareholders shall take all action that may be necessary to ensure that, from and after the Closing, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted share purchase agreement or other agreement.

(d) Any portion of the Shareholder Fund which remains undistributed to the Shareholders for 180 days after the Closing Date shall be delivered to Parent, upon demand, and any Shareholder who has not previously complied with this Section 1.3 shall thereafter look only to Parent, as a general unsecured creditor, for payment of its claim for the Shareholder Consideration.

(e) Each of Parent, Purchaser, the Company and the Paying Agent shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as it reasonably determines that it is required to deduct or withhold therefrom under the Code or under any provision of provincial, state, local or foreign Tax law and to collect Forms W-8BEN or W-9, as applicable, or similar information from the Shareholders and any other recipients of payments hereunder. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f) Neither Parent nor the Company after the Closing shall be liable to any Shareholder or former holder of share capital of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law. If any share certificate for Company Common Shares shall not have been surrendered prior to one (1) year after the Closing Date (or immediately prior to such earlier date on which any shares of Parent Common Stock and any cash payable to the holder of such share certificate for Company Common Shares, or any dividends or distributions payable to a Shareholder pursuant to this Section 1.3, would otherwise escheat to or become the property of any Governmental Body), any such shares of Parent Common Stock, or cash, dividends or distributions in respect of such share certificate for Company Common Shares, shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

1.4 Closing. Unless otherwise mutually agreed in writing between Parent and the Shareholders’ Representative, the consummation of the transactions contemplated by this Agreement (including for the avoidance of doubt, the Amalgamation, if applicable) (the

“Closing”) shall take place at the offices of Paul Hastings LLP, 1117 S. California Avenue, Palo Alto, California 94304, at 9:00 A.M. Pacific Time on the second (2nd) Business Day following the day on which the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 shall be satisfied or waived in accordance with this Agreement (other than those conditions that by their terms are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at the Closing). The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date.”

1.5 Employee Share Options.

(a) Parent is not assuming or continuing any Company Share Option Plan. Parent is not continuing, assuming or substituting for any Company Options or other convertible securities granted under any Company Share Option Plan. With effect immediately prior to and conditional upon the Closing, and in accordance with the terms of each Company Share Option Plan, the vesting and exercisability of all outstanding Company Options granted under such Company Share Option Plan shall be accelerated in full. At or prior to the Closing, the board of directors of the Company shall adopt any resolutions, in form and substance reasonably satisfactory to Parent, and take any actions which are necessary, to effectuate the provisions of this Section 1.5(a), including the adoption of resolutions terminating each Company Share Option Plan.

(b) The Company shall enter into such agreements, in form and substance reasonably satisfactory to Parent, and take any actions which are necessary, in each case at or prior to the Closing, to terminate and cancel all outstanding Company Options granted under each Company Share Option Plan that have not been exercised prior to the Closing, without the payment of any additional consideration to the holders of such Company Options.

(c) By executing this Agreement, each Shareholder hereby acknowledges and agrees that all outstanding Company Rights held by such Shareholder that are not exercised as of immediately prior to the Closing shall, as of the Closing, be deemed automatically canceled and no longer represent the right to acquire Company Common Shares or any other securities of the Company, Parent or any of their Affiliates, and all agreements between the Company and such Shareholder relating to such Company Rights shall be deemed terminated in their entirety, void and of no further force or effect.

1.6 Working Capital Adjustment.

(a) No later than three (3) Business Days prior to the Closing Date, the Company shall deliver to Parent an estimated balance sheet of the Company at and as of immediately prior to the Closing (the “Estimated Balance Sheet”), which sets forth a good faith estimate of the Working Capital as of such time (the “Estimated Working Capital”). The Estimated Balance Sheet shall be prepared by the Company in accordance with IFRS consistently applied and in accordance with the preparation of the Annual Financial Statements. Parent and its Representatives, including Parent’s independent accountants, shall have access to all work papers of the Company and its Representatives, including its independent accountants, relating to the Estimated Balance Sheet. If Parent disputes the Estimated Balance Sheet (or any portion thereof) prior to the Closing, then Parent and the Company shall negotiate in good faith to resolve any such dispute at or prior to the Closing. The amount by which the Estimated Working Capital as reflected on the Estimated Balance Sheet is less than the Target Working Capital, if any, shall be referred to herein as the “Working Capital Shortfall.”

(b) As promptly as practicable, but no later than the later to occur of: (i) 90 days after the Closing Date; and (ii) five Business Days after Parent’s receipt of the final audit report of the Company’s Scientific Research and Experimental Development (SR&ED) Tax credit for the year ended September 30, 2012 by the Canada Revenue Agency, Parent shall cause to be prepared and delivered to the Shareholders’ Representative a balance sheet of the Company at and as of immediately prior to the Closing (the “Closing Balance Sheet”), which shall set forth Parent’s good faith calculation of the Working Capital as of such time (the “Final Working Capital”). The Closing Balance Sheet shall be prepared by Parent or its Representatives in accordance with IFRS consistently applied and in accordance with the preparation of the Annual Financial Statements.

(c) If the Shareholders’ Representative disagrees with Parent’s calculation of the Final Working Capital delivered pursuant to Section 1.6(b), then the Shareholders’ Representative may, within 45 days after delivery of the Closing Balance Sheet, deliver a written statement (the “Statement of Objection”) to Parent disagreeing with such calculation that: (a) specifies the Shareholders’ Representative’s calculation of the Final Working Capital, (b) indicates each item or amount in the Closing Balance Sheet disputed by the Shareholders’ Representative, and (c) sets forth in detail the Shareholders’ Representative’s grounds for disputing each individual item or amount in the Closing Balance Sheet. The Shareholders’ Representative may only deliver one Statement of Objection to Parent, and the Shareholders’ Representative shall not raise any disagreements with the Closing Balance Sheet other than the disagreements set forth in the Statement of Objection, nor shall the Shareholders’ Representative assert any claims that the value of any item or amount is greater or less than the value claimed in the Statement of Objection. Failure by the Shareholders’ Representative to deliver a Statement of Objection within such 45 day period shall be deemed to constitute acceptance by the Shareholders’ Representative of Parent’s calculations of the Final Working Capital, and shall be final and binding upon, and non-appealable by, Parent, the Company, the Shareholders’ Representative and, for the avoidance of doubt, the Shareholders.

(d) If a Statement of Objection shall be delivered to Parent pursuant to Section 1.6(c), Parent and the Shareholders’ Representative shall, during the 15 days following such delivery, use commercially reasonable, good faith efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of the Final Working Capital. If Parent and the Shareholders’ Representative are able to reach such agreement during such 15 day period, the Final Working Capital, with such changes as may have been previously agreed to in writing by Parent and the Shareholders’ Representative, shall be final and binding upon, and non-appealable by, Parent, the Company, the Shareholders’ Representative and, for the avoidance of doubt, the Shareholders.

(e) If Parent and the Shareholders’ Representative are unable to reach such agreement during such 15 day period, they shall promptly and jointly retain KPMG, or if such firm is unable or unwilling to act, another firm of independent accountants of internationally recognized standing reasonably satisfactory to the Shareholders’ Representative and Parent (who

shall not have any material relationship with the Shareholders’ Representative or Parent) (the “Accounting Referee”) and cause the Accounting Referee promptly to review this Agreement and such disputed amounts. The Accounting Referee shall be instructed to resolve such disputes within 60 days of retention of the Accounting Referee. The Accounting Referee shall address only those matters in dispute and may not allow a value greater than the greatest value for such item claimed by either party or smaller than the smallest value for such item claimed by either party. The Accounting Referee shall deliver to Parent and the Shareholders’ Representative, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon, and non-appealable by, Parent, the Company, the Shareholders’ Representative and, for the avoidance of doubt, the Shareholders. The cost of such review and report shall be borne by Parent, on the one hand, and Shareholders (payable by the Shareholders’ Representative on their behalf), on the other, in inverse proportion as Parent and the Shareholders’ Representative (on behalf of the Shareholders), respectively, may prevail on the matters resolved by the Accounting Referee, which proportionate allocation shall also be determined by the Accounting Referee and be included in the Accounting Referee report.

(f) Parent and the Shareholders’ Representative agree that they will, and agree to cause their respective independent accountants to, cooperate and assist in the preparation of the calculation of the Final Working Capital, including making available, to the extent necessary, books, records, work papers and personnel.

(g) If the Final Working Capital is less than the Estimated Working Capital, Parent shall be entitled to recover from the Escrow Cash Amount an amount equal to the amount by which the Final Working Capital is less than the Estimated Working Capital (such amount, the “Working Capital Adjustment Amount”), within five (5) Business Days from when the Final Working Capital has become final, binding and non-appealable in accordance with Sections 1.6(c), (d) or (e); provided, however, that Parent shall in no event be entitled to recover any amount from the Escrow Cash Amount pursuant to this Section 1.6(g) if the Final Working Capital is greater than the Target Working Capital. All such payments shall be made by wire transfer of immediately available funds to the bank account designated by Parent in accordance with the terms of the Escrow Agreement.

1.7 Escrow.

(a) Upon the Closing, Parent shall withhold the Escrow Cash Amount and the Escrow Shares (the Escrow Cash Amount and the Escrow Shares being collectively referred to as the “Indemnity Escrow Amount”) and deliver such cash and shares to JPMorgan Chase Bank, NA, a national banking association, as escrow agent (the “Escrow Agent”), to be held by the Escrow Agent as collateral to secure the rights of the Indemnified Parties under Section 9. The Indemnity Escrow Amount shall be held pursuant to the provisions of an escrow agreement substantially in the form of EXHIBIT H hereto (the “Escrow Agreement”). The Escrow Shares will be represented by a certificate or certificates issued in the name of the Escrow Agent, and the Indemnity Escrow Amount will be held by the Escrow Agent until the date that is 18 months after the Closing Date (the “Indemnity Escrow Period”); provided, however, that in the event any Indemnified Party has made a claim under Section 9 prior to the end of the Indemnity Escrow Period, then, in accordance with and subject to the terms and conditions of the Escrow Agreement, the Indemnity Escrow Period shall continue (and the Escrow Agent will continue to hold an amount of cash and shares in escrow equal to any claimed amounts) until such claim is fully and finally resolved. By virtue of the execution of this Agreement by a Shareholder, without any further act of any Shareholder, such Shareholder shall be deemed to have consented to and approved (i) the use of the Indemnity Escrow Amount as collateral to secure the rights of the Indemnified Parties under Section 9 in the manner set forth herein and in the Escrow Agreement, and (ii) the appointment of the Shareholders’ Representative as the representative under the Escrow Agreement of the Shareholders under this Agreement and as the attorney-in-fact and agent for and on behalf of such Shareholder.

(b) Upon the Closing, Parent shall withhold the Special Taxes Escrow Amount and deliver such cash to the Escrow Agent, to be held by the Escrow Agent as collateral to secure the rights of the Indemnified Parties under Section 9.7. The Special Taxes Escrow Amount shall be held pursuant to the provisions of the Escrow Agreement, and will be held by the Escrow Agent until the date that is three (3) years after the Closing Date (the “Special Taxes Escrow Period”); provided, however, that in the event any Indemnified Party has made a claim under Section 9.7 prior to the end of the Special Taxes Escrow Period, then, in accordance with and subject to the terms and conditions of the Escrow Agreement, the Special Taxes Escrow Period shall continue (and the Escrow Agent will continue to hold an amount of cash and shares in escrow equal to any claimed amounts) until such claim is fully and finally resolved. By virtue of the execution of this Agreement by a Shareholder, without any further act of any Shareholder, such Shareholder shall be deemed to have consented to and approved the use of the Special Taxes Escrow Amount as collateral to secure the rights of the Indemnified Parties under Section 9.7 in the manner set forth herein and in the Escrow Agreement.

1.8 Amalgamation. Notwithstanding anything in this Agreement to the contrary, if, by January 15, 2013, any of the holders of Company Common Shares or Company Rights have not duly executed and delivered this Agreement or an Accession Agreement substantially in the form of EXHIBIT I hereto (each, an “Accession Agreement”), then, at Parent’s option exercised in a writing delivered to the Shareholders’ Representative at any time prior to February 14, 2013 (the “Amalgamation Notice”):

(a) The Shareholders’ Representative, Parent and Purchaser, shall within five (5) Business Days from notification by Parent of its intention to exercise its rights under this Section 1.8, finalize the terms of a proposed amalgamation (an “Amalgamation”) between Purchaser (which shall, prior to the Amalgamation, be converted from a unlimited liability corporation organized and existing under the laws of British Columbia to a company organized and existing under the laws of British Columbia) and the Company (the entity resulting from such amalgamation shall be a company organized and existing under the laws of British Columbia and is herein referred to as “Amalco”), pursuant to which all of the Company Common Shares and Company Rights shall be acquired and/or terminated on substantially the same economic terms (and subject to the same purchase price adjustment mechanisms, including the escrow arrangements contemplated herein) as set forth in this Agreement, and, without limiting the generality of the foregoing:

(i) the Amalgamation shall be between the Company and Purchaser on terms whereby: (A) each shareholder of Purchaser shall be entitled to receive one (1) common share of Amalco for each common share of Purchaser previously held, (B) each holder of

Company Common Shares shall be entitled to receive, in respect of each Company Common Share held by such holder, (1) one non-voting redeemable, retractable class A preferred share of Amalco, redeemable and retractable at a cash price per share (net of any withholding under applicable Tax Laws) equal to, with respect to the Shareholders that are not Founders, the Per Share Closing Cash Amount and the Per Share Escrow Cash Amount, and, with respect to the Shareholders that are Founders, the Per Share Founder Closing Cash Amount and the Per Share Founder Escrow Cash Amount (in each case as adjusted to reflect the terms and conditions of this Agreement, including the delivery of the Per Share Escrow Cash Amount and the Per Share Founder Escrow Cash Amount to the Escrow Agent); and (2) one non-voting redeemable, retractable class B preferred share of Amalco, redeemable and retractable (net of any withholding under applicable Tax Laws) in return for the number of shares of Parent Common Stock equal to, with respect to the Shareholders that are not Founders, the Per Share Closing Stock Amount and the Per Share Escrow Stock Amount, and, with respect to the Shareholders that are Founders, the Per Share Founder Closing Stock Amount and the Per Share Founder Escrow Stock Amount (in each case as adjusted to reflect the terms and conditions of this Agreement, including the delivery of the Per Share Escrow Stock Amount and the Per Share Founder Escrow Stock Amount to the Escrow Agent) ((1) and (2) collectively, the “Amalco Shares”);

(ii) the Amalgamation shall be able to be implemented on the Closing Date on the terms contemplated above;

(iii) all aspects of the Amalgamation shall be conducted in accordance with, or pursuant to exemptions from, all applicable corporate and regulatory requirements, including Multilateral Instrument 61-101;

(iv) the rights of holders of Company Rights, on the exercise of such Company Rights, shall be limited to their entitlement to receive Amalco Shares to which they would have been entitled had they exercised their Company Rights and acquired Company Common Shares immediately prior to the Amalgamation;

(v) all approvals to the implementation of the Amalgamation must be able to be obtained, whether pursuant to including Multilateral Instrument 61-101 or otherwise (including, without limitation, any minority approvals which may be required pursuant to including Multilateral Instrument 61-101); and

(vi) it shall be a condition to closing the Amalgamation that the holders of not more than five percent (5%) of the Company Common Shares outstanding immediately prior to the Closing of the Amalgamation that have the right to demand payment for their shares pursuant to Section 238 of the Business Corporations Act (British Columbia) (the “BCA”) shall have exercised and not withdrawn or otherwise lost their right to demand payment for their shares under Section 238 of the BCA.

(b) The Shareholders who are parties to this Agreement or who have previously duly executed and delivered an Accession Agreement (the “Signing Shareholders”) shall ensure that the Company shall give a notice of a meeting of its shareholders (the “Meeting”) and send an accompanying management information circular (collectively, the “Notice of Meeting”) in the prescribed form for purposes of presenting the Amalgamation for approval by the Shareholders at the Meeting as soon as reasonably practicable thereafter, which Meeting shall be held at such time and date as may be agreed by the Company and Parent (and the Signing Shareholders and the Company shall use reasonable commercial efforts to ensure that in no event shall the Meeting be held later than twenty (20) Business Days after Parent delivers the Amalgamation Notice, without the prior written approval of Parent). The Company shall afford Parent the opportunity to review and comment upon the Notice of Meeting prior to its being delivered to such shareholders and the Notice of Meeting shall be reasonably satisfactory in form and substance to Parent. The Company agrees that the Notice of Meeting shall comply in all respects with the BCA and other applicable Laws and shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(c) The Signing Shareholders shall, by virtue of having signed this Agreement or delivering such Accession Agreement, agree (to the maximum extent permitted by law) to take such action as may be necessary to approve the Amalgamation at the Meeting, and to take all actions required in connection therewith including: (i) the execution of any resolutions, agreements and collateral documents; and (ii) any amendment to the Articles requested by Parent. To the maximum extent permitted by law, each Shareholder hereby waives any statutory right of dissent and/or appraisal remedy to which it would otherwise be entitled in connection with the Amalgamation.

(d) The Signing Shareholders shall co-operate fully with Parent and the Company in order to complete the transaction contemplated in the Amalgamation. If any Signing Shareholder, in the opinion of the Shareholders’ Representative as evidenced by a notice to such Signing Shareholder, fails to reasonably co-operate with Parent or the Company in this regard, then the Shareholders’ Representative is deemed to be irrevocably constituted and appointed as the true and lawful attorney for the Shareholder with authority to do all things and execute and deliver, on behalf of and in the name of such Shareholder, such deeds, transfers, consents, resolutions, share certificates, resignations or other documents as may be necessary to complete the transaction or series of transactions and to otherwise evidence full compliance with the terms hereof (which power, being coupled with an interest and which, to the extent permitted by applicable law, shall survive and not be revoked by the subsequent death, incapacity, insolvency or bankruptcy of such party). The power of attorney granted herein is not intended to be an enduring power of attorney within the meaning of and governed by the Power of Attorney Act (British Columbia), or any similar power of attorney under equivalent legislation in any of the provinces or territories of Canada or any other applicable legislation (a “POA”). The execution of this Agreement shall not terminate any POA granted by a Shareholder previously and this power of attorney shall not be terminated by the execution by a Shareholder in the future of a POA, and each Shareholder hereby agrees not to take any action that results in the termination of this power of attorney.

(e) The Signing Shareholders shall take all actions necessary in order to ensure to the extent possible that all aspects of the Amalgamation and the Meeting are conducted in accordance with, or pursuant to exemptions from, all applicable corporate and regulatory requirements, including Multilateral Instrument 61-101 (including, without limitation, any minority approvals which may be required pursuant to including Multilateral Instrument 61-101).

(f) Notwithstanding anything contained in this Section 1.8, the Amalgamation and the Meeting (including, without limitation, the Notice of Meeting) shall be on terms and conditions satisfactory to Parent, and, except as may otherwise be agreed in writing by Parent in connection with the Amalgamation, nothing contained in this Section 1.8 shall (i) compel Parent to complete the Amalgamation other than on such terms and conditions, or (ii) be construed in any way to waive or restrict any of Parent’s rights under this Section 1.8.

(g) If at any time after the date hereof and before the date on which the Meeting is held, all of the holders of Company Common Shares and Company Rights shall have either executed and delivered this Agreement or an Accession Agreement in respect of all of their Company Common Shares and Company Rights, the Selling Shareholders and the Company shall no longer have any further obligations under this Section 1.8, and the Meeting will not be held and the Amalgamation shall not be proceeded with.

(h) Notwithstanding anything in this Agreement to the contrary, any share capital of the Company held by a holder who, pursuant to Section 238 of the BCA, has the right to dissent to the Amalgamation and demand payment for such shares and properly dissents and demands payment for the fair value of such share capital of the Company (“Dissenting Shares”) in accordance with the BCA, shall not be converted into the right to receive the portion of the total Shareholder Consideration, unless such holder withdraws, fails to perfect or otherwise loses such holder’s right to such payment, if any. If, after the Closing of the Amalgamation, such holder withdraws, fails to perfect or loses any such right to payment, such holder’s Dissenting Shares shall be treated as having been converted as of the Closing of the Amalgamation into the right to receive the appropriate portion of the total Shareholder Consideration. At the Closing of the Amalgamation, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 238 of the BCA and as provided in the immediately preceding sentence. The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of the share capital of the Company and the opportunity to participate in all negotiations and proceedings with respect to any such demand. Except to the extent otherwise required by the BCA, the Company shall not make any payment or settlement offer prior to the Closing with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

1.9 Further Action. If, at any time after the Closing, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement and any agreement entered into in connection herewith or to vest the Company or Parent with full right, title and possession of and to all rights and property of Purchaser and the Company, the officers and directors of the Company and Parent shall be fully authorized (in the name of Purchaser, in the name of the Company and otherwise) to take such action.

SECTION 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on the Company Disclosure Schedule (which shall qualify the representations and warranties of the Company set forth in this Section 2 and which shall be organized in Parts corresponding to the numbering in this Section 2 with disclosures in each Part specifically corresponding to a particular Section and Subsection of this Section 2), the Company and the Key Shareholders hereby severally represent and warrant to Parent and Purchaser as follows, as of the date hereof and as of the Closing Date:

2.1 Organization; Standing and Power; Subsidiaries.

(a) The Company is a company duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or formation, has all requisite and necessary power and authority to own, lease, use and operate its properties and assets, to carry on and conduct its business as now being conducted and to perform its obligations under all Company Contracts, and is duly qualified or registered to do business and is in good standing as a foreign company (or equivalent status in the relevant jurisdiction) in each jurisdiction listed in Part 2.1(a) of the Company Disclosure Schedule, which jurisdictions constitute as of the Agreement Date the only jurisdictions in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary or advisable, except where the failure to be so qualified would not reasonably be expected to have a Company Material Adverse Effect.

(b) The Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than Vineyard Networks Inc.

(c) Part 2.1(c) of the Company Disclosure Schedule accurately sets forth (i) the names and titles of the members of the board of directors of the Company, (ii) the names of the members of each committee of the board of directors of the Company, and (iii) the names and titles of the officers of the Company.

(d) The Company has no Subsidiaries. The Company does not own, and has never owned, beneficially or otherwise, any Controlling interest in, any shares or other securities of, or any direct or indirect equity or other financial interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. The Company has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity or other financial interest. Neither the Company nor any of its shareholders has ever approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of the Company or the winding up or cessation of the business or affairs of the Company.

2.2 Incorporation Agreement and Articles; Records. The Company has made available to Parent in the virtual data room prepared by the Company in connection with the transactions contemplated by this Agreement (the “Data Room”) true, correct and complete copies as existing as of the date hereof of: (a) the Organizational Documents, including all amendments thereto, of the Company; (b) the central securities register and share transfer records of the Company; and (c) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company (the items described in (a), (b) and (c) above, collectively, the “Company Constating Documents”). There have been no formal meetings or other proceedings of the shareholders of the Company, the board of directors of the Company or any committee of the board of directors of the

Company that are not fully reflected in the Company Constating Documents. There has not been any violation of the Company Constating Documents, and the Company has not taken any action that is inconsistent with the Company Constating Documents. The books of account, share records, minute books and other records of the Company are up to date, true, correct and complete in all material respects, and have been maintained in accordance with applicable Laws and prudent business practices. All the records of the Company are in the actual possession and direct control of the Company. The Company has in place, and has at all times had in place, an adequate and appropriate system of internal controls which is reasonably comprehensive as to systems of internal controls customarily maintained by comparable Entities.

2.3 Authority; Binding Nature of Agreement. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and any Company Related Agreement to which it is a party, and the execution, delivery and performance by the Company of this Agreement and any Company Related Agreement to which it is a party have been duly authorized by all necessary action on the part of the Company, including its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies (clause (a) and (b) being referred to herein as the “Bankruptcy and Equity Exception”). Upon the execution and delivery by or on behalf of the Company of each Company Related Agreement, such Company Related Agreement will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

2.4 Absence of Restrictions and Conflicts; Required Consents. Neither (1) the execution, delivery or performance by the Company of this Agreement or any of the Company Related Agreements, nor (2) the consummation of the transactions contemplated by this Agreement or any of the Company Related Agreements, will directly or indirectly (with or without the giving of notice or the lapse of time or both):

(a) contravene, conflict with or result in a violation of any of the provisions of any of the Company Constating Documents;

(b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or any of the Company Related Agreements or to exercise any remedy or obtain any relief under, any Law or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned, used or controlled by the Company, is subject;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of the Company or to any of the assets owned, used or controlled by the Company;

(d) except as set forth in Part 2.4(d) of the Company Disclosure Schedule, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, or (ii) modify, terminate, cancel or accelerate any right, liability or obligation of the Company under any such Company Contract, or charge any fee, penalty or similar payment to the Company under any such Company Contract; or

(e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company.

No filing with, notice to or consent from any Person is required in connection with (i) the execution, delivery or performance of this Agreement or any of the Company Related Agreements, or (ii) the consummation of the transactions contemplated by this Agreement or any of the Company Related Agreements.

2.5 Capitalization.

(a) The authorized share capital of the Company consists of an unlimited number of Company Common Shares, of which 5,005,259 shares have been issued and are outstanding as of the Agreement Date. All of the outstanding Company Common Shares have been duly authorized and validly issued, and are fully paid and non-assessable. All of the outstanding Company Common Shares and all outstanding Company Options have been issued and granted in compliance with (i) all applicable securities laws and other applicable Laws, and (ii) all requirements set forth in the Company Constating Documents and applicable Contracts. None of the issued Company Common Shares were issued in violation of any preemptive rights or other rights to subscribe for or purchase securities of the Company. Part 2.5(a) of the Company Disclosure accurately sets forth with respect to each Company Common Share outstanding as of the date hereof: (A) the name of the holder of such Company Common Share; and (B) the date on which such Company Common Share was issued.

(b) The Company has reserved 3,500,000 Company Common Shares for issuance under the Company Share Option Plans, of which options to purchase 1,096,450 are outstanding as of the Agreement Date.

(i) Part 2.5(b) of the Company Disclosure Schedule accurately sets forth, with respect to each Company Option outstanding as of the date hereof (whether vested or unvested): (A) the name of the holder of such Company Option; (B) the total number of Company Common Shares that are subject to such Company Option and the number of Company Common Shares with respect to which such Company Option is immediately exercisable; (C) the date on which such Company Option was granted and the term of such Company Option; (D) the vesting schedule for such Company Option; (E) the exercise price per Company Common Share purchasable under such Company Option; and (F) whether (and to what extent) the vesting of such Company Option will be accelerated in any way by the transactions contemplated by this Agreement or by the termination of employment or engagement or change in position of any holder thereof following consummation of the transactions contemplated by this Agreement. The termination of each Company Option in accordance with the terms of this Agreement will not result in any liability to the Company, Purchaser or Parent.

(ii) Except for Company Options granted pursuant to the Company Share Option Plans, there is no: (A) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any share capital or other securities of the Company; (B) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any share capital or other securities of the Company; (C) Contract under which the Company is or may become obligated to sell or otherwise issue any of its share capital or any other securities of the Company; or (D) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any share capital or other securities of the Company (clauses (A) through (D) above, collectively “Company Rights”). Except for the Notes, the Company has not issued any debt securities which grant the holder thereof any right to vote on, or veto, any actions by the Company. The certificate referred to in Section 6.7(g) is true and complete.

(c) Part 2.5(c) of the Company Disclosure Schedule lists as of the Agreement Date all issued and outstanding Company Common Shares that constitute restricted shares or that are otherwise subject to a repurchase or redemption right or right of first refusal in favor of the Company, indicating the name of the applicable shareholder, the class of any such shares, the lapsing schedule for any such shares, including the extent to which any such repurchase or redemption right or right of first refusal has lapsed as of the Agreement Date, whether (and to what extent) the lapsing will be accelerated in any way by the transactions contemplated by this Agreement or by termination of employment or change in position following consummation of the transactions contemplated by this Agreement, and whether such holder has the sole power to vote and dispose of such shares.

(d) Other than the Voting Agreement and that certain Shareholders’ Agreement, dated January 7, 2011, by and among the Company and the shareholders of the Company party thereto (the “Shareholders’ Agreement”), the Company is not a party to or bound by any, and, to the Knowledge of the Company, there are no, agreements or understandings with respect to the voting (including pooling agreements, voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any share capital or other equity interests of the Company.

(e) Except as set forth in Part 2.5(e) of the Company Disclosure Schedule, none of the outstanding share capital of the Company is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right (whether pursuant to the Company Constating Documents or any Company Contract or any statute to which the Company is subject) and there is no Company Contract relating to information rights, financial statement requirements, the voting or registration of, or restricting any Person from purchasing, selling, pledging, transferring or otherwise disposing of (or granting any option or similar right with respect to) any of the Company’s share capital. The Company is not under any obligation, or bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding share capital of the Company.

(f) Except as set forth in Part 2.5(f) of the Company Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any of its share capital or other securities.

(g) The Company is not now, nor has it ever been, required to file any periodic or other reports, or any registration statement, with any applicable securities regulatory authority, including the SEC, pursuant to any securities legislation, regulations or rules or policies promulgated thereunder, including the Securities Act or the Exchange Act.

2.6 Company Financial Statements.

(a) Part 2.6(a) of the Company Disclosure Schedule includes true, correct and complete copies of the following financial statements and notes thereto (collectively, the “Company Financial Statements”):

(i) The reviewed balance sheets of the Company as of September 30, 2010, 2011 and 2012 (the “Balance Sheets”), and the related statements of income, shareholders’ equity and cash flow for each of the periods then ended together with the unqualified reviewed engagement reports and opinions of the Company’s chartered accountants relating thereto (collectively, the “Annual Financial Statements”); and

(ii) the unaudited balance sheet of the Company as of December 31, 2012 (the “Interim Balance Sheet”), and the related unaudited statements of income, shareholders’ equity and cash flow for the three (3) months then ended.

(b) Except as set forth in Part 2.6(b) of the Company Disclosure Schedule, each Company Financial Statement: (i) is complete in all respects and has been prepared in conformity with (A) the books and records of the Company, and (B) IFRS applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes to such Company Financial Statements); and (ii) fairly presents the financial condition of the Company as of such dates and the results of the Company’s operations, changes in shareholders’ equity and cash flows of the Company for the periods then ended. No financial statement of any Person is required by IFRS to be included in the Company Financial Statements.

(c) Except as set forth in Part 2.6(c) of the Company Disclosure Schedule, the Company Financial Statements were prepared from the books, records and accounts of the Company, which books, records and accounts have been maintained in accordance with all applicable Laws and (A) reflect all items of income and expense and all assets and liabilities required to be reflected in the Company Financial Statements in accordance with IFRS, and (B) are complete and correct. The Company maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed in accordance with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company in conformity with IFRS and to maintain accountability for the Company’s assets; (iii) access to the Company’s assets is permitted only in accordance with management’s authorization; (iv) the reporting of the Company’s assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

(d) There are no liabilities or obligations of the Company of any kind whatsoever (absolute, accrued, contingent, determined, determinable or otherwise), whether known or unknown, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability or obligation, except such liabilities or obligations (i) that are fully reflected or provided for in the Balance Sheets or the Interim Balance Sheet or the notes thereto, or (ii) that have arisen in the ordinary course of business, consistent with past practice, since the date of the Interim Balance Sheet and of a type reflected or provided for in the Interim Balance Sheet, which in the aggregate are not in excess of $25,000.

(e) The Company has never effected or otherwise been involved in any “off-balance sheet arrangements” as defined in Item 303(c) of Regulation S-K under the Exchange Act, or similar foreign Law. Without limiting the generality of the foregoing, the Company has never guaranteed any Indebtedness or other obligation of any other Person.

2.7 Absence of Changes. Since September 30, 2012:

(a) Except as set forth in Part 2.7(a) of the Company Disclosure Schedule, no Company Material Adverse Effect has occurred, and no event, occurrence, development or state of circumstances or facts has occurred that will, or could reasonably be expected to, have such a Company Material Adverse Effect;

(b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of the Company (whether or not covered by insurance);

(c) Except as set forth in Part 2.7(c) of the Company Disclosure Schedule, the Company has not declared, accrued, set aside or paid any dividend or made any other distribution or payment to any shareholder, officer or director or any Person with whom any such shareholder, officer or director has any direct or indirect relation, other than the payment of salaries in the ordinary course of business and consistent with past practice, and has not repurchased, redeemed or otherwise reacquired any share capital or other securities of the Company;

(d) the Company has not sold, issued or authorized the issuance of (i) any of its share capital or its other securities (except for Company Common Shares issued upon the exercise of outstanding Company Options); or (ii) any Company Rights (except for Company Options described in Part 2.5(b) of the Company Disclosure Schedule);

(e) Except as set forth in Part 2.7(e) of the Company Disclosure Schedule or in accordance with the terms of this Agreement, the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any Company Share Option Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted share purchase agreement;

(f) Except as set forth in Part 2.7(f) of the Company Disclosure Schedule, no party to any Company Contract has given notice to the Company of any intention not to renew, not to extend, to cancel or otherwise terminate or materially modify its business relationship with the Company;

(g) there has been no amendment to any of the Organizational Documents of the Company, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, share split, reverse share split or similar transaction;

(h) the Company has not formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

(i) the Company has not made any capital expenditure which exceeds $25,000 individually or $50,000 in the aggregate;

(j) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is a material Contract, (ii) entered into or permitted any of the assets owned or used by it to become bound by any Contract other than in the ordinary course of business, consistent with past practice, or (iii) amended or prematurely terminated, or waived any right or remedy under, any Company Contract;

(k) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except in each case for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company’s past practices;

(l) Except as set forth in Part 2.7(l) of the Company Disclosure Schedule, the Company has not (i) written off as uncollectible, or established any extraordinary reserve with respect to, any billed or unbilled account receivable or other Indebtedness outside existing reserves, or (ii) increased any reserves for contingent liabilities (excluding any adjustment to bad debt reserves in the ordinary course of business consistent with past practices);

(m) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance;

(n) the Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to an employee of the Company (“Employee”) in the ordinary course of business and consistent with the Company’s past practice), or (ii) incurred or guaranteed any Indebtedness for borrowed money;

(o) Except as set forth in Part 2.7(o) of the Company Disclosure Schedule, there has not been any (i) grant of any severance or termination pay to (or amendment to any existing arrangement with) any current or former director, officer or Employee, (ii) increase in, or acceleration of, the compensation or benefits payable under any existing severance or termination pay policies or employment agreements, (iii) entry into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or Employee, (iv) establishment, adoption or amendment (except as required by applicable Laws) of any collective bargaining, works council, share option, restricted share, bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, or any other benefit plan, agreement or arrangement covering any Employees, officers, consultants or directors of the Company, or (v) increase in, or acceleration of, compensation, bonus or other benefits payable to any Employees, officers, consultants or directors of the Company other than in the case of this clause (v) in accordance with the Company’s ordinary course of business and consistent with past practice;

(p) the Company has not changed any of its methods of accounting or accounting practices in any respect;

(q) there has not been any Tax election made or changed, annual tax accounting period changed, method of tax accounting adopted or changed, amended Tax Returns or claims for Tax refunds filed, closing agreement entered into, Tax claim, audit or assessment settled, or right to claim a Tax refund, offset or other reduction in Tax liability surrendered;

(r) the Company has not threatened, commenced or settled any Legal Proceeding;

(s) the Company has not entered into any transaction or taken any other action outside the ordinary course of business or inconsistent with its past practices, other than entering into this Agreement and the agreements and transactions contemplated by this Agreement;

(t) there has not been any action by the Company which, if it were taken after the Agreement Date and prior to the Closing, would constitute a breach of “(i)” through “(xxii)” of Section 5.2(b); and

(u) the Company has not agreed to take, or committed (conditionally or unconditionally) to take, orally or in writing, any of the actions referred to in clauses “(c)” through “(t)” above.

2.8 Title to and Sufficiency of Assets.

(a) The Company owns, and has good, valid, transferable and marketable title to, or valid leasehold interests in, all of its properties and assets, including: (i) all assets reflected in the Company Financial Statements; (ii) all assets referred to in Part 2.12(c) of the Company Disclosure Schedule and all of the rights of the Company under the Contracts required to be identified in Part 2.14(a) of the Company Disclosure Schedule; and (iii) all other assets reflected in the books and records of the Company as being owned by the Company. All of said properties and assets are owned by the Company free and clear of any liens or other Encumbrances, except for Permitted Encumbrances.

(b) The property and other assets owned by the Company or used under enforceable Contracts or licenses constitute all of the properties and assets (whether real, personal or mixed and whether tangible or intangible) necessary and sufficient to permit the Company to conduct its business after the Closing in accordance with its past practices and as presently planned by the Company to be conducted and after giving effect to the transactions contemplated by this Agreement.

2.9 Inventory. The Company has no inventory.

2.10 Bank Accounts; Accounts Receivable; Accounts Payable.

(a) Part 2.10(a) of the Company Disclosure Schedule provides true, correct and complete information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution, including the name of the bank or financial institution, the account number, the balance as of the date hereof (and whether any cash comprising such balances is “restricted cash”) and the names of all individuals authorized to draw on or make withdrawals from such accounts.

(b) Part 2.10(b) of the Company Disclosure Schedule provides an accurate and complete breakdown and aging of the accounts receivable of the Company as of the date of the Interim Balance Sheet. All existing accounts receivable of the Company (including those accounts receivable that have not yet been billed or that have not yet been collected and those accounts receivable that have arisen since the date of the Interim Balance Sheet and have not yet been collected) (i) are valid, existing and collectible in a manner consistent with the Company’s past practice; (ii) represent bona fide transactions and monies due for goods sold and delivered or services rendered in each case in the ordinary course of business; and (iii) are current and will be demanded in full when due. There are no disputes regarding the collectability of any such accounts receivable, and, to the Knowledge of the Company, none of the Company’s customers has any basis for any deduction, discount or refund in respect of accounts receivable or has otherwise indicated its unwillingness to pay any account receivable. The Company has no reason to believe that the accounts receivable of the Company are not collectible in accordance with their terms or will not be collected timely.

(c) Part 2.10(c) of the Company Disclosure Schedule provides: (i) an accurate and complete breakdown and aging of the accounts payable of the Company as of the date of the Interim Balance Sheet; and (ii) an accurate and complete breakdown of all customer deposits and other deposits held by the Company as of the Agreement Date. Part 2.10(c) of the Company Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the amounts paid to, each Supplier or other Person that received more than $25,000 in the aggregate from the Company during the twelve (12)-month period ended September 30, 2012.

2.11 Real Property.

(a) The Company does not own, and has never owned, any real property and is not obligated and does not have an option to acquire an ownership interest in any real property.

(b) Part 2.11(b) of the Company Disclosure Schedule includes a true, correct and complete list of the Leased Real Property and the leases under which such Leased Real Property is leased, subleased or licensed, including all amendments or modifications to such leases (the “Leases”). The Company has made available to Parent in the Data Room complete copies of all Leases. The Company is not a party to any lease, sublease, license, assignment or similar arrangement under which it is a lessor, sublessor, licensor or assignor of, or otherwise makes available for use by any third party of, any portion of the Leased Real Property, and the Company is not in violation of any zoning, building, safety or environmental ordinance, acquisition or requirement or Law applicable to such Leased Real Property. With respect to each Lease, (i) such Lease is legal, valid, binding, enforceable according to its terms and in full force and effect; (ii) neither the Company nor, to the Knowledge of the Company, any other party to such Lease, is in breach or default under such Lease, and no event has occurred which, with notice or lapse of time or both, would constitute a material breach or default under such Lease; (iii) subject to obtaining the estoppel certificates referenced in Section 6.7(h), such Lease will continue to be legal, valid, binding, enforceable in accordance with its terms and in full force and effect immediately following the Closing, except as may result from actions that may be taken following the Closing; and (iv) the Company does not owe any brokerage commissions or finder’s fees with respect to any such Lease which is not paid or accrued in full.

(c) No damage or destruction has occurred with respect to any of the Leased Real Property for which the Company may be liable. The improvements and fixtures on the Leased Real Property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted. To the Knowledge of the Company, the improvements and the fixtures on the Leased Real Property and the operation thereof do not (i) contravene any applicable Law relating to zoning or building, or (ii) violate any restrictive covenant or any provision the effect of which could interfere with or prevent the continued use of the improvements or fixtures on the Leased Real Property.

(d) The premises leased pursuant to each Lease are supplied with utilities and other services necessary for the operation of such premises.

(e) Except for the Permitted Encumbrances, no Leased Real Property is subject to (i) any Encumbrances, (ii) any decree or order of a Governmental Body (or, to the Knowledge of the Company, threatened or proposed decree or order of a Governmental Body), or (iii) any rights of way, zoning, building use or occupancy restrictions, restrictive covenants, exceptions, variances, reservations or limitations of any nature whatsoever.

2.12 Personal Property.

(a) All items of equipment and other tangible personal property and assets owned by or leased to the Company (i) are reasonably adequate for the uses to which they are being put; (ii) are structurally sound, free of defects and deficiencies and in good operating condition, maintenance and repair, subject to ordinary wear and tear; (iii) comply in all material respects with, and are being operated and otherwise used in substantial compliance with, all applicable Laws; (iv) were acquired and are usable in the regular and ordinary course of business; and (v) are adequate for the conduct of the business of the Company in the manner in which such business is being conducted. All of the tangible personal property and assets of the Company are located at the Leased Real Property.

(b) No Person other than the Company owns any equipment or other tangible personal property or asset that is necessary to the operation of the Company’s business, except for the leased equipment, property or assets listed on Part 2.12(b)(i) of the Company Disclosure Schedule. Part 2.12(b)(ii) of the Company Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company for which the annual rental payment for each such asset exceeds $25,000.

(c) Part 2.12(c) of the Company Disclosure Schedule sets forth a true, correct and complete list and general description of each item of tangible personal property of the Company having a book value of more than $25,000.

(d) The Company does not have any capitalized internally developed software or website development costs (each as construed in accordance with IFRS).

2.13 Intellectual Property.

(a) Part 2.13(a) of the Company Disclosure Schedule contains a true, correct and complete list of all Company Registered Intellectual Property that includes (i) the jurisdictions in which such item of Company Registered Intellectual Property has been registered or filed and the applicable registration or serial number; (ii) any other Person that has an ownership interest in such item of Company Registered Intellectual Property and the nature of such ownership interest; and (iii) each product or service identified in Part 2.13(c) of the Company Disclosure Schedule that embodies, utilizes or is based upon or derived from (or, with respect to products and services under development that is expected to embody, utilize or be based upon or derived from) such item of Company Registered Intellectual Property. All Company Registered Intellectual Property is valid, subsisting and enforceable, and all necessary registration, maintenance and renewal fees currently due in connection with Company Registered Intellectual Property have been made and all necessary documents, recordations and certifications in connection with such Company Registered Intellectual Property have been filed with the relevant Governmental Bodies for the purpose of maintaining such Company Registered Intellectual Property. The licensing by the Company of any Company Registered Intellectual Property has been subject to commercially reasonable quality control. Without limiting the generality of the foregoing:

(i) each U.S. patent application and U.S. patent in which the Company has or purports to have an ownership interest was filed within one year of the first printed publication, public use or offer for sale of each invention described in such U.S. patent application or U.S. patent;

(ii) each foreign patent application and foreign patent in which the Company has or purports to have an ownership interest was filed, or claims priority to a patent application filed, before the time at which each invention described in such foreign patent application or foreign patent was first made available to the public;

(iii) to the Knowledge of the Company, no trademark (whether registered or unregistered) or trade name owned or purported to be owned or applied for by the Company conflicts or interferes with any trademark (whether registered or unregistered) or trade name owned, used or applied for by any other Person;

(iv) to the Knowledge of the Company, none of the goodwill associated with or inherent in any trademark (whether registered or unregistered) in which the Company has or purports to have an ownership interest has been impaired;

(v) all Company Registered Intellectual Property owned or purported to be owned by the Company is and at all times has been in compliance with all Laws, and all filings, payments and other actions required to be made or taken to maintain such item of Company Registered Intellectual Property in full force and effect have been made by the applicable deadline;

(vi) no application for a patent or for a copyright or trademark registration or any other type of Company Registered Intellectual Property filed by or on behalf of the Company has been abandoned, allowed to lapse or rejected;

(vii) Part 2.13(a)(vii) of the Company Disclosure Schedule accurately identifies each filing, payment and action that must be made or taken on or before the date that is 120 days after the Agreement Date in order to maintain each such item of Company Registered Intellectual Property in full force and effect;

(viii) the Company has provided to Parent complete and accurate copies of all applications, correspondence and other material documents related to each such item of Company Registered Intellectual Property;

(ix) no interference, opposition, reissue, reexamination or other Legal Proceeding of any nature is or has been pending or, to the Knowledge of the Company, threatened, in which the scope, validity or enforceability of any Company Registered Intellectual Property or any Intellectual Property embodied therein is being, has been or could reasonably be expected to be contested or challenged; and

(x) to the Knowledge of the Company, there is no basis for a claim that any Company Registered Intellectual Property is invalid or unenforceable.

(b) Except as set forth in Part 2.13(b)(i) of the Company Disclosure Schedule, the Company owns all right, title and interest in and to all Company Intellectual Property, free and clear of any Encumbrances (other than Permitted Encumbrances); provided that, for greater certainty, the foregoing representation is not intended to be a representation or warranty in respect to non-infringement. Except as set forth in Part 2.13(b)(ii) of the Company Disclosure Schedule, the Company does not jointly own any of the Company Intellectual Property with any other Person. The Company Intellectual Property and Licensed Intellectual Property constitute all of the Intellectual Property used in or necessary for the operation of the Company’s business, as it is currently conducted, provided that, for greater certainty, the foregoing representation is not intended to be a representation or warranty in respect to non-infringement.

(c) Part 2.13(c) of the Company Disclosure Schedule sets forth a true, correct and complete list of each proprietary product or service developed, licensed, manufactured, marketed or sold by the Company, including the Company Proprietary Software and all products or services currently under development by the Company. Except as set forth in Part 2.13(c) of the Company Disclosure Schedule, the Company has all right, title and interest in and to all Intellectual Property in the Company Proprietary Software, free and clear of all Encumbrances, except Permitted Encumbrances, provided that, for greater certainty, the foregoing representation is not intended to be a representation or warranty in respect to non-infringement.

(d) Part 2.13(d) of the Company Disclosure Schedule accurately identifies (i) all Licensed Intellectual Property (other than any non-customized software that (A) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license; (B) is not incorporated into, or used directly in the development, manufacturing, or distribution of, the Company’s products or services; and (C) is generally available on standard terms for less than $5,000 per copy, seat or user, as applicable); (ii) the corresponding Contract or Contracts for such Licensed Intellectual Property; and (iii) whether the license or licenses granted to the Company are exclusive, sole or non-exclusive. No royalties, fees, honoraria, volume-based, milestone or other payments are payable by the Company to any Person by reason of the use, sale, licensing, distribution or other exploitation of any Intellectual Property relating to the conduct or operation of the business of the Company or the delivery or provision of its products or services other than pursuant to the Contracts identified in Part 2.13(d) of the Company Disclosure Schedule, provided that, for greater certainty, the foregoing representation is not intended to be a representation or warranty in respect to non-infringement.

(e) Part 2.13(e) of the Company Disclosure Schedule accurately identifies each Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Company Intellectual Property (other than non-exclusive object code software licenses granted to end user customers in the ordinary course of business pursuant to the Company’s standard form of license agreement or any agreement that does not contain any material deviation from the Company’s standard form of license agreement). Except for any Contracts set forth in Part 2.13(e) of the Company Disclosure Schedule, the Company is not bound by, and no Company Intellectual Property is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of the Company to use, exploit, assert, or enforce any Company Intellectual Property, in each case anywhere in the world (other than Contracts pursuant to which the Company has granted an end user a non-exclusive object code software license in the ordinary course of business pursuant to the Company’s standard form of license agreement or any agreement that does not contain any material deviation from the Company’s standard form of license agreement, to the extent such end user uses such software within the scope of such license). The Company has not assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Company Intellectual Property to any Person.

(f) The Company has provided to Parent a complete and accurate copy of each standard form of Company Contract relating to Company Intellectual Property used by the Company, including, without limitation, to the extent the Company has such forms, each current and past standard form of (i) license agreement; (ii) distributor or reseller agreement; (iii) employee agreement containing intellectual property assignment or license of Intellectual Property or any confidentiality provision; (iv) consulting or independent contractor agreement containing intellectual property assignment or license of Intellectual Property or any confidentiality provision; (v) confidentiality or nondisclosure agreement, (vi) support and maintenance contract; (vii) professional services agreement; and (viii) escrow agreement. Part 2.13(f)(i) of the Company Disclosure Schedule accurately identifies each Company Contract relating to Company Intellectual Property that deviates in any material respect from the corresponding standard form agreement provided to Parent. Except as set forth in Part 2.13(f)(ii) of the Company Disclosure Schedule, the Company is not a party to any development agreement.

(g) All Company Intellectual Property was developed by (i) an Employee working within the course and scope of his or her employment at the time of such development, or (ii) agents, consultants, contractors or other Persons who have executed valid, enforceable and irrevocable instruments of assignment in favor of the Company as assignee that have conveyed to the Company ownership of all Intellectual Property rights of such agent, consultant, contractor or other Person in their contribution to the Company Intellectual Property; and in each case all such Employees and individual agents, consultants, contractors or other Persons have waived their moral rights as authors. No current or former shareholder, officer, director or Employee has any claim, right (whether or not currently exercisable), or interest to or in any Company Intellectual Property. To the extent that any Company Intellectual Property has been developed or created by a third party (i.e., other than Employees) for the Company, the Company has a written agreement with such third party with respect thereto and the Company thereby either (i) has obtained ownership of and is the exclusive owner of (as between the Company and such third party), or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted) to, all of such third party’s Intellectual Property rights in such work, material or invention by operation of law or by valid assignment, and all individual developers of such Company Intellectual Property have waived any moral rights as authors therein. No Employee is (A) to the Knowledge of the Company, bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for the Company, or (B) to the Knowledge of the Company, in breach of any Contract with any former employer or other Person concerning Intellectual Property or confidentiality.

(h) Except as set forth in Part 2.13(h) of the Company Disclosure Schedule, no funding, facilities or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, any Company Intellectual Property.

(i) The Company is not and has not been a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate the Company to grant or offer to any other Person any license or right to any Company Intellectual Property.

(j) Neither the Company nor any of its products or services has infringed upon (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated, or is infringing upon (directly, contributorily, by inducement or otherwise), misappropriating or otherwise violating, the Intellectual Property of any third party. To the Knowledge of the Company, no Person has infringed upon, misappropriated or violated, or is infringing upon, misappropriating or violating, any Company Intellectual Property. Part 2.13(j) of the Company Disclosure Schedule accurately identifies (and the Company has provided to Parent a true, complete and accurate copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered in the last five (5) years by or to the Company regarding any actual, alleged or suspected infringement or misappropriation of any Company Intellectual Property, and provides a brief description of the current status of the matter referred to in such letter, communication or correspondence. No claim or Legal Proceeding involving any Licensed Intellectual Property has been initiated by any licensor of such Licensed Intellectual Property against the Company or, to the Knowledge of the Company, has been threatened against the Company or is pending against the Company.

(k) Neither the execution, delivery or performance of this Agreement (or any of the Company Related Agreements) nor the consummation of any of the transactions contemplated by this Agreement (or any of the Company Related Agreements) will, with or without notice or lapse of time (or both), result in, or give any other Person the right or option to cause or declare:

(i) a loss of, or Encumbrance on, any Company Intellectual Property; (ii) a breach of any license agreement listed or required to be listed in Part 2.13(d) of the Company Disclosure Schedule; (iii) the release, disclosure, or delivery of any Company Intellectual Property by or to any escrow agent or other Person; or (iv) the grant, assignment, or transfer to any other Person of any license or other right or interest under, to or in any of the Company Intellectual Property.

(l) The Company is not subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation (i) restricting in any manner the use, transfer or licensing by the Company of any of the Company Intellectual Property, or (ii) that may affect the validity, use or enforceability of the Company Intellectual Property or any product or service of the Company related thereto.

(m) Except as set forth in Part 2.13(m) of the Company Disclosure Schedule, none of the Company Proprietary Software that has been generally commercially released (i) contains any reproducible bug, defect or error (including any bug, defect, or error relating to or resulting from the display, manipulation, processing, storage, transmission or use of date data) that materially and adversely affects the use, functionality or performance of such Company Proprietary Software or any product or system containing or used in conjunction with such Company Proprietary Software; or (ii) fails to comply with any applicable warranty or other contractual commitment relating to the use, functionality or performance of such Company Proprietary Software or any product or system containing or used in conjunction with such Company Proprietary Software. The Company has provided to Parent a true, complete and correct list of all known material bugs, defects and errors in each version and component of the Company Proprietary Software.

(n) No Company Proprietary Software contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or designed or intended to be capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user’s consent.

(o) Except as set forth in Part 2.13(o)(i) of the Company Disclosure Schedule, none of the source code of the Company has been delivered, licensed, published or disclosed by the Company, except pursuant to a written non-disclosure agreement that is in the standard form used by the Company or similar agreement requiring the recipient to keep such source code or trade secrets confidential, or, to the Knowledge of the Company, by any third party to any other third party except pursuant to licenses or other Contracts requiring such third party to keep such trade secrets confidential. Without limiting the generality of the foregoing, except as set forth in Part 2.13(o)(ii) of the Company Disclosure Schedule, no portion of the source code for any Company Proprietary Software has been delivered, disclosed, licensed or made available to any escrow agent or other Person and there are no contracts in existence that would permit, facilitate or provide any such disclosure or license. Except as set forth in Part 2.13(o)(iii) of the Company Disclosure Schedule, (i) the Company does not have any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any Company Proprietary Software to any escrow agent or other Person who is not, as of the date of this

Agreement, an Employee, and (ii) no event has occurred, and no circumstance or condition exists, that (with or without notice) will or could reasonably be expected to result in the delivery, license or disclosure of the source code for any Company Proprietary Software to any other Person who is not, as of the date of this Agreement, an Employee. Except as set forth in Part 2.13(o) of the Company Disclosure Schedule, source code in respect of any of the Company Proprietary Software has never been removed from the Company’s premises, and has never been disclosed, licensed, transferred or released to any Person other than disclosures to those of its employees and contractors having “a need to know” in connection with the development, modification or support of the products and services the Company. The change in control of the Company occurring as a consequence of this Agreement will not entitle any Person (other than Parent and anyone authorized by Parent in furtherance of this Agreement) to obtain a copy of the source code in respect of any of the Company Intellectual Property, including any of the Company’s products. Except for licensed and trial evaluation customers and potential customers of the Company, and those third parties set forth in Part 2.13(o)(iv) of the Company Disclosure Schedule with whom the Company’s products interoperate, no Person has been provided a copy of the object code of any of the Company Proprietary Software by the Company.

(p) No Company Proprietary Software is subject to any “copyleft” or other obligation or condition (including any obligation or condition under any “open source” license such as the GNU General Public License, GNU Lesser General Public License or Mozilla Public License) that requires or conditions the Company’s actual use or distribution of such “copyleft” or open source software on the disclosure, licensing or distribution of any source code for any portion of such Company Proprietary Software.

(q) Except as set forth in Part 2.13(q) of the Company Disclosure Schedule, all of the systems used by the Company in connection with the operation of the Company’s business are maintained and operated exclusively by the Company and are not wholly or partly dependent on any facilities or means (including any electronic, mechanical or photographic process, computerized or otherwise) which are not under the exclusive ownership and control of the Company.

(r) Each of the Company’s computer systems and hardware and all programs available on and run by such computer systems and hardware, perform at a level that is sufficient for the conduct of the business of the Company as it is currently conducted. To the Knowledge of the Company, such computer systems contain no viruses or potentially harmful program codes. The Company has complied with all written policy guidelines of all Persons who have given the Company access to such Person’s computer systems regarding use of such computer systems, including use of the internet and e-mail.

(s) The Company has taken commercially reasonable steps to maintain the confidentiality of and otherwise protect its rights in the material Confidential Information and any trade secret or material confidential information of third parties used by the Company, and, except under confidentiality obligations, there has not been any disclosure by the Company of any material Confidential Information or any such trade secret or material confidential information of third parties.

2.14 Contracts.

(a) Part 2.14(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of the following Contracts currently in force to which the Company is a party or under which the Company has continuing liabilities and/or obligations:

(i) each Contract relating to the employment of, or the performance of services by, any Person, including any Employee, consultant, independent contractor or director;

(ii) each Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Intellectual Property, except for licenses to use shrink-wrap or off-the-shelf software with a cost to the Company of less than $5,000 per user or per copy, as applicable;

(iii) all Contracts that (A) limit, or purport to limit, the ability of the Company, or any officers or directors, Employees, shareholders or other equity holders, agents or Representatives of the Company (in their capacities as such) to compete in any line of business or with any Person or in any geographic area or during any period of time; (B) would by their terms purport to be binding upon or impose any obligation upon Parent or any of its Affiliates (other than the Company); (C) contain any so called “most favored nation” provisions or any similar provision requiring the Company to offer a third party terms or concessions (including levels of service or content offerings) at least as favorable as offered to one or more other parties; or (D) provide for “exclusivity,” preferred treatment or any similar requirement or under which the Company is restricted, or which after the Closing would restrict Parent or any of its Affiliates, with respect to distribution, licensing, marketing, co-marketing or development;

(iv) each Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

(v) each Contract relating to the acquisition, issuance or transfer of any securities;

(vi) bonds, debentures, notes, credit or loan agreements or loan commitments, mortgages or other similar Contracts relating to the borrowing of money or the deferred purchase price of property or binding upon any properties or assets (real, personal or mixed, tangible or intangible) of the Company;

(vii) each Contract which provides for indemnification of any officer, director, Employee or agent;

(viii) each Contract relating to the creation of any Encumbrance with respect to any asset of the Company;

(ix) each Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

(x) each Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

(xi) each Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party;

(xii) each Contract constituting or relating to a Government Contract or Government Bid;

(xiii) each Contract providing for “earn outs,” “performance guarantees” or other similar contingent payments, by or to the Company;

(xiv) Contracts for capital expenditures or the acquisition or construction of fixed assets requiring the payment by the Company of an amount in excess of $25,000;

(xv) Contracts for the cleanup, abatement or other actions in connection with any Materials of Environmental Concern, the remediation of any existing environmental condition or relating to the performance of any environmental audit or study;

(xvi) Contracts granting any Person an option or a right of first refusal, first-offer or similar preferential right to purchase or acquire any assets of the Company;

(xvii) Contracts for the granting or receiving of a license, sublicense or franchise or under which any Person is obligated to pay or has the right to receive a royalty, license fee, franchise fee or similar payment, except for Contracts relating to the use of shrink-wrap or off-the-shelf software with a cost to the Company of less than $5,000 per user or per copy, as applicable;

(xviii) Contracts with Customers or Suppliers;

(xix) outstanding powers of attorney empowering any Person to act on behalf of the Company;

(xx) any tax-sharing Contracts;

(xxi) each Contract that was entered into outside the ordinary course of business or was inconsistent with the Company’s past practices; and

(xxii) any other Contract that (A) contemplates or involves (1) the payment or delivery of cash or other consideration in an amount or having a value in excess of $25,000 in the aggregate, or (2) the purchase or sale of any product, or performance of services by or to the Company having a value in excess of $25,000 in the aggregate; (B) has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company; or (C) is material to the Company, individually or in the aggregate.

(b) The Company has made available to Parent in the Data Room true, correct and complete copies of all written Company Contracts. Part 2.14(b) of the Company Disclosure Schedule provides a true, correct and complete description of the terms of each Company Contract that is not in written form. Each Company Contract is valid and in full force and effect, is enforceable by the Company in accordance with its terms, and after the Closing will continue to be legal, valid, binding and enforceable on identical terms. The consummation of the transactions contemplated by this Agreement shall not (either alone or upon the occurrence of additional acts or events) result in any payment or payments becoming due from the Company, Purchaser, Parent or any of its Affiliates to any Person or give any Person the right to terminate or alter the provisions of any Company Contract.

(c) There is no term, obligation, understanding or agreement that would modify any term of a written Company Contract or any right or obligation of a party thereunder which is not reflected on the face of such Contract.

(d) Except as set forth in Part 2.14(d) of the Company Disclosure Schedule, the Company has not violated or breached, or committed any default under, any Company Contract, and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Contract. Without limiting the foregoing, and except as set forth in Part 2.14(d) of the Company Disclosure Schedule, the Company has complied with each “most favored nation” or similar provision contained in any Company Contract.

(e) No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or could reasonably be expected to, (i) result in a violation, breach or default by the Company or, to the Knowledge of the Company, any other Person, of any of the provisions of any Company Contract, (ii) give any Person the right to declare a default or exercise any remedy under any Company Contract, (iii) give any Person the right to accelerate the maturity or performance of any Company Contract, or (iv) give any Person the right to cancel, terminate or modify any Company Contract.

(f) The Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract.

(g) The Company has not waived any of its rights under any Company Contract.

(h) Except as set forth in Part 2.14(h) of the Company Disclosure Schedule, no Person is renegotiating, or has a right pursuant to the terms of any Company Contract to renegotiate, any amount paid or payable to the Company under any Company Contract or any other material term or provision of any Company Contract. The Company is not a party to any Contract that obligates the Company to provide products or services below the Company’s cost of such product or services.

(i) The Company Contracts collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which such business is currently being conducted.

(j) No Company Contract is a contract or agreement in which, in the Company’s best estimate, the direct labor cost, direct materials cost and applied overhead (calculated on a basis consistent with past practice) incurred or to be incurred in connection therewith (but excluding selling, general and administrative expenses) exceed the revenues derived or to be derived therefrom.

(k) Part 2.14(k) of the Company Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by the Company.

(l) Except as set forth in Part 2.14(l) of the Company Disclosure Schedule, no approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization) is required to be obtained from any third party under any Company Contract in connection with the transactions contemplated by this Agreement. Each Company Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the transactions contemplated by this Agreement, and the consummation of the transactions contemplated by this Agreement shall not (either alone or upon the occurrence of additional acts or events) result in any payment or payments becoming due from the Company to any Person or give any Person the right to terminate or alter the provisions of such Company Contract; provided that the Company Contracts set forth in Part 2.14(l) of the Company Disclosure Schedule require the consents listed in Part 2.14(l) of the Company Disclosure Schedule in connection with the consummation of the transactions contemplated by this Agreement. The consummation of the transactions described herein will not affect any of the Company Contracts in a manner that could reasonably be expected to result in a Company Material Adverse Effect.

2.15 Compliance with Laws; Governmental Authorizations.

(a) The Company is, and has at all times been, in compliance with all applicable Laws, except where non-compliance could not reasonably be expected to result in a Company Material Adverse Effect. The Company has not received any notice or other communication from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential material violation of, or failure to materially comply with, any Law, or (ii) any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature. The Company has made available to Parent in the Data Room an accurate and complete copy of each report, study, survey or other document to which the Company has access that addresses or otherwise relates to the compliance of the Company with, or the applicability to the Company of, any Laws. To the Knowledge of the Company, no Governmental Body has proposed or is considering any Law that, if adopted or otherwise put into effect, (A) may have an adverse effect on the Company’s business, condition, assets, liabilities, operations, financial performance, net income or prospects or on the ability of the Company to comply with or perform any covenant or obligation under any of the Company Related Agreements; or (B) may have the effect of preventing, delaying, making illegal or otherwise interfering with the transactions contemplated by this Agreement.

(b) Part 2.15(b) of the Company Disclosure Schedule identifies each Governmental Authorization held by the Company, and the Company has made available to Parent in the Data Room true, correct and complete copies of all such Governmental Authorizations. The Governmental Authorizations held by the Company are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary (i) to enable the Company to conduct its business in the manner in which its business is currently being conducted, and (ii) to permit the Company to own and use its assets in the manner in which they are currently owned and used. The Company is, and at all times since its inception has been, in compliance with the terms and requirements of the respective Governmental Authorizations held by the Company. The Company has not received any notice or other communication from any Governmental Body regarding (A) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization. Part 2.15(b) of the Company Disclosure Schedule identifies with an asterisk each Governmental Authorization set forth therein which by its terms cannot be transferred to Purchaser at the Closing. In respect of approvals, licenses or permits requisite for the conduct of any part of the business of the Company which are subject to periodic renewal, the Company has no reason to believe that such renewals will not be timely granted by the relevant Governmental Body.

(c) (i) The Company and its Employees are, and the Company and its Employees have, at all times been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 2.15(b) of the Company Disclosure Schedule, except where non-compliance could not reasonably be expected to result in a Company Material Adverse Effect; (ii) to the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time or both) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization identified or required to be identified in Part 2.15(b) of the Company Disclosure Schedule; or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization identified or required to be identified in Part 2.15(b) of the Company Disclosure Schedule; (iii) the Company has never received, and, to the Knowledge of the Company, no Employee has ever received, any notice or other communication from any Governmental Body or any other Person regarding (x) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization; or (y) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization; and (iv) all applications required to have been filed for the renewal of the Governmental Authorizations required to be identified in Part 2.15(b) of the Company Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorizations has been duly given or made on a timely basis with the appropriate Governmental Body.

2.16 Tax Matters.

(a) All Tax Returns required to have been prepared or filed by the Company through the date hereof have been timely prepared or filed in accordance with all applicable Laws (pursuant to an extension of time or otherwise) and are true, correct and complete in all respects. The Company has made available to Parent in the Data Room true, accurate and complete copies of all Tax Returns.

(b) Part 2.16(b) of the Company Disclosure Schedule contains a true, correct and complete list of all jurisdictions (whether foreign or domestic) in which the Company files or is (or has been) required to file Tax Returns. No claim has ever been made by a Governmental Body in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation or to a requirement to file Tax Returns in that jurisdiction.

(c) Except as set forth in Part 2.16(c) of the Company Disclosure Schedule, the Company has not been the subject of any audit, examination or investigation by any tax authority relating to the conduct of its business or the payment or withholding of Taxes that has not been resolved or is currently the subject of any audit, examination or investigation by any tax authority relating to the conduct of its business or the payment or withholding of Taxes.

(d) Except as set forth in Part 2.16(d) of the Company Disclosure Schedule, all Taxes, deposits and other payments for which the Company has liability (whether or not shown on any Tax Return) have been timely paid in full or are accrued as liabilities for Taxes on the Company Financial Statements in accordance with IFRS, as applicable.

(e) Except as set forth in Part 2.16(e) of the Company Disclosure Schedule, the amounts so paid, together with all amounts accrued as liabilities for Taxes (including Taxes accrued as currently payable but excluding any accrual to reflect timing differences between book and Tax income) on the books of the Company, shall be adequate based on the tax rates and applicable Laws in effect to satisfy all liabilities for Taxes of the Company in any jurisdiction through the Closing Date, including Taxes accruable upon income earned through the Closing Date. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all unpaid Taxes through the Closing Date, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date. No Taxes have been incurred since September 30, 2012 other than in the ordinary course of business. All estimated Taxes through September 30, 2012 have been paid in full to the extent then due and payable in accordance with all Laws.

(f) There are not now any extensions of time in effect with respect to the dates on which any Tax Returns were or are due to be filed or any Taxes were or are due to be paid by the Company.

(g) All Tax deficiencies asserted as a result of any examination by a Governmental Body of a Tax Return of the Company have been paid in full, accrued on the books of the Company, as applicable, or finally settled, and no indication of Tax increase or other issue has been raised with the Company in any such examination that, by application of the same or similar principles, reasonably could be expected to result in a proposed Tax deficiency for any other period not so examined.

(h) No claims have been asserted and no proposals or deficiencies for any Taxes of the Company are being asserted, proposed or, to the Knowledge of the Company, threatened, and no Legal Proceeding, audit or investigation of any Tax Return of the Company is currently underway, pending or threatened. There have been no examinations or audits of any Company Return, other than routine audits by Canadian taxation authorities described in Part 2.16(h) of the Company Disclosure Schedule. The Company has made available to Parent in the Data Room true, accurate and complete copies of all audit reports, correspondence with Tax authorities and similar documents (which the Company has in its possession) relating to the Tax Returns of the Company.

(i) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Employee, independent contractor, creditor or shareholder thereof or any other third party. The Company has not received any requirement from a Governmental Body pursuant to Section 224 of the Income Tax Act (Canada) which remains unsatisfied in any respect.

(j) Except as set forth in Part 2.16(j) of the Company Disclosure Schedule, the Company has collected all material sales, value-added, and use Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Body (or has been furnished properly completed exemption certificates and has maintained all such records and supporting documents in the manner required by all applicable sales and use Tax statutes and regulations). The Company is duly registered under the Excise Tax Act (Canada), with registration number 847735297.

(k) There are no outstanding waivers or agreements between any Governmental Body and the Company for the extension of time for the assessment of any Taxes or deficiency thereof, nor are there any requests for rulings, outstanding subpoenas or requests for information, notice of proposed reassessment of any property owned or leased by the Company or any other matter pending between the Company and any Governmental Body.

(l) There are no Encumbrances for Taxes with respect to the Company or the assets or properties of the Company, nor is there any Encumbrance that is pending or, to the Knowledge of the Company, threatened, in both cases other than for Taxes not yet due and payable.

(m) The Company is not a party to or bound by any Tax allocation, indemnification or sharing agreement.

(n) The Company has not deducted any amount in computing its income in a taxation year that may be included in a subsequent taxation year under Section 78 of the Income Tax Act (Canada) or the similar provisions of a provincial taxing statute.

(o) The Company keeps its books and records in compliance with Section 230 of the Income Tax Act (Canada) and any analogous provision, and has in its possession all books and records that are required to be maintained under any applicable Law.

(p) No circumstances exist that would make the Company subject to the application of any of Sections 80 to 80.04 of the Income Tax Act (Canada) or the similar provisions of a provincial taxing statute.

(q) The Company has not acquired property or services from, or disposed of property or provided services to, a Person with whom the Company does not deal with at arm’s length (within the meaning of the Income Tax Act (Canada)) for an amount that is other than the fair market value of such property or services, or has been deemed to have done so for purposes of the Income Tax Act (Canada).

(r) The Company has not been a party to any transactions to which Subsection 247(4) of the Income Tax Act (Canada) would have application.

(s) With respect to any jurisdiction outside of Canada, the Company (i) does not have a permanent establishment, an office or other fixed place of business, and (ii) has never filed or had any obligation to file, and does not currently have any obligation to file, any Tax Return based on income.

(t) The Common Shares do not derive and will not at any time during the 60-month period that ends on the Closing Date, have derived, directly or indirectly, more than 50% of their fair market value from one or any combination of (i) real or immovable property situated in Canada, (ii) Canadian resource properties, (iii) timber resource properties, and (iv) options in respect of, or interests in, or for civil law rights in, property described in any of clauses (i) through (iii) whether or not such property exists, in each case within the meaning of Section 248 of the Income Tax Act (Canada).

2.17 Company Benefit Plans.

(a) Part 2.17(a) of the Company Disclosure Schedule contains a true, correct and complete list of each Company Benefit Plan, and each Employee and each former employee of the Company who is covered by each of such Company Benefit Plans. Any special tax status or tax benefits for plan participants enjoyed or offered by a Company Benefit Plan is noted on such schedule. Except as set forth in Part 2.17(a) of the Company Disclosure Schedule, the Company does not maintain, sponsor, contribute to, have any obligation to contribute to, or have any potential liability to, and has not at any time in the past maintained, sponsored or contributed to (i) any pension plan that is subject to pension benefits standards legislation, or (ii) other than the Company Benefit Plans and the Statutory Plans, any retirement, death or disability benefit scheme for the benefit of current or former employees of the Company.

(b) With respect to each Company Benefit Plan identified on Part 2.17(a) of the Company Disclosure Schedule, the Company has made available to Parent in the Data Room true, correct and complete copies of: (i) the plan documents and any amendments thereto (or, in the event the plan is not written, a written description thereof), (ii) any related trust, insurance contract, minimum premium contract, stop-loss agreement, investment management agreement, subscription and participation agreement and recordkeeping agreement or other funding vehicle, (iii) any reports or summaries required under all Applicable Benefit Laws, (iv) the most recent summary plan description, together with each summary of material modifications with respect to such Company Benefit Plan, (v) all correspondence from the last three (3) years to or from any Governmental Body relating to such Company Benefit Plan (including, without limitation, any materials relating to any government investigation or audit or any submissions under any voluntary compliance or correction programs), (vi) a summary of any proposed or required amendments or changes anticipated to be made to such Company Benefit Plan at any time within the 12 months immediately following the Agreement Date, and (vii) such other documentation with respect to any Company Benefit Plan (whether current or not) as is reasonably requested by Parent.

(c) Each Company Benefit Plan has been established, registered, qualified, invested, operated and administered in all respects in accordance with its terms and in compliance with all Applicable Benefit Laws. The Company has performed and complied in all respects with all of its obligations under or with respect to the Company Benefit Plans and the Statutory Plans.

The Company has not incurred, and no fact exists that reasonably could be expected to result in, any liability to the Company with respect to any Company Benefit Plan, including any liability, tax, penalty or fee under any Applicable Benefit Law (other than to pay premiums, contributions or benefits in the ordinary course of business consistent with past practice). There are no current or, to the Knowledge of the Company, threatened or reasonably foreseeable Encumbrances on any assets of any Company Benefit Plan.

(d) Each of the Company Benefit Plans that purports to qualify as a particular type of plan under applicable tax Laws or which has or purports to have tax-favored treatment, meets all requirements in effect under applicable tax Laws for such qualification or treatment and has complied with applicable tax Laws applicable to that type of plan or treatment. No event has occurred respecting any Company Benefit Plan which could reasonably be expected to adversely affect the tax-favored status of the Company Benefit Plan or its qualification as a particular type of plan under applicable Tax Laws.

(e) All obligations of the Company due prior to the Closing under the Company Benefit Plans (whether pursuant to the terms thereof or any applicable Law) have been satisfied, and there are no outstanding defaults or violations thereunder by the Company. There is no pending or, to the Knowledge of the Company, threatened (i) complaint, claim, charge, suit, proceeding or other action of any kind with respect to any Company Benefit Plan (other than a routine claim for benefits in accordance with such Company Benefit Plan’s claims procedures and that has not resulted in any litigation), or (ii) proceeding, examination, audit, inquiry, investigation, citation, or other action of any kind in or before any Governmental Body with respect to any Company Benefit Plan and there exists no state of facts that after notice or lapse of time or both reasonably could be expected to give rise to any such claim, investigation, examination, audit or other proceeding or to affect the registration of any Company Benefit Plan required to be registered. All benefit claims will be paid in accordance with Applicable Benefit Laws and the terms of the applicable Company Benefit Plan.

(f) All contributions and premium payments (including all employer contributions and employee salary reduction contributions) that are due with respect to each Company Benefit Plan have been made within the time periods prescribed by the Company Benefit Plan and Applicable Benefit Laws, and all contributions and premium payments for any period ending on or before the Closing Date that are an obligation of the Company and not yet due have either been made to such Company Benefit Plan, or have been accrued on the Company Financial Statements. No retroactive increase in premiums or contributions is permitted under the terms of any Company Benefit Plan or any Contract related thereto.

(g) With respect to each Company Benefit Plan that provides health and welfare benefits to the Employees, all claims incurred by the Company are (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims, (ii) covered under a contract with a health insurance provider that provides benefits to the Employees pursuant to which such health insurance provider bears the liability for claims, or (iii) reflected as a liability or accrued for on the Company Financial Statements. Except as set forth in Part 2.17(g) of the Company Disclosure Schedule, no Company Benefit Plan provides or has ever provided benefits, including death, medical or health benefits (whether or not insured), after an Employee’s termination of employment, and the Company does not have any liabilities

(contingent or otherwise) with respect thereto other than (A) as required pursuant to any Applicable Benefit Laws, (B) deferred compensation benefits, reflected as liabilities on the Company Financial Statements, or (C) benefits the full cost of which is borne by the current or former Employee (or the Employee’s beneficiary).

(h) Except as otherwise expressly provided for by this Agreement, the transactions contemplated by this Agreement will not result (either alone or in combination with any other event) in: (i) any payment of, or increase in, remuneration or benefits, to any Employee, officer, director or consultant of the Company; (ii) any cancellation of Indebtedness owed to the Company by any Employee, officer, director or consultant of the Company; (iii) the acceleration of the vesting, funding or time of any payment or benefit to any Employee, officer, director or consultant of the Company; or (iv) result in any bonus, “golden parachute”, “parachute payment” or other severance payment (whether or not such payment is considered to be reasonable compensation for services rendered).

(i) The Company has not announced, promised to enter into or entered into any plan or binding commitment to (i) create or cause to exist any additional Company Benefit Plan, or (ii) adopt, amend or terminate any Company Benefit Plan, other than any amendment required by Applicable Benefit Laws. Each Company Benefit Plan may be amended or terminated in accordance with its terms without liability to the Company, Purchaser or Parent.

(j) Part 2.17(j) of the Company Disclosure Schedule accurately identifies each former Employee who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from the Company or otherwise, but excluding the Statutory Plans) relating to such former Employee’s employment with the Company; and Part 2.17(j) of the Company Disclosure Schedule accurately describes such benefits.

(k) The Company and its ERISA Affiliates do not maintain, sponsor, contribute to, have any obligation to contribute to, or have any potential liability to, and have not at any time in the past maintained, sponsored or contributed to or had any obligation to contribute to or had any potential liability to any Company U.S. Benefit Plan. The Company has not announced, promised to enter into or entered into any plan or binding commitment to adopt, create or cause to exist any Company U.S. Benefit Plan.

2.18 Employee Matters.

(a) Part 2.18(a)(1) of the Company Disclosure Schedule contains a true, accurate and complete list of all Employees as of the date hereof, and accurately reflects their wages, salaries or hourly rates of pay and any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements, housing allowances, vehicle allowances and vacation entitlements), their dates of employment, their full time, part time or temporary status, their positions or titles, their sick pay schemes and any notice entitlements. The records of the Company accurately reflect the employment or service histories of its Employees, independent contractors, contingent workers and leased employees, including their hours of service. There are no employment Contracts that are not terminable on the giving of reasonable notice in accordance with applicable Laws or the applicable notice or termination terms of such Contracts. The Company has made available to Parent in the Data Room accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former Employees. Part 2.18(a)(2) of the Company Disclosure Schedule lists all Employees who are not citizens of Canada and identifies the visa or other similar permit, if applicable, under which such Employee is working and the dates of issuance and expiration of such visa or other similar permit.

(b) Part 2.18(b) of the Company Disclosure Schedule identifies each Employee who is not fully available to perform work because of short-term or long-term disability, parental leave, maternity leave, compassionate care leave or any other leave or receiving benefits pursuant to any workers’ compensation legislation and sets forth the basis of such leave and the anticipated date of return to full service.

(c) Part 2.18(c) of the Company Disclosure Schedule contains a list of all independent contractors used by the Company as of the Agreement Date, specifying the name of the independent contractor, type of labor, fees paid to such independent contractor for calendar year 2011 and from January 1, 2012 through September 30, 2012, work location and address, and accurately reflects their wages, salaries or hourly rates of pay and any other compensation payable to them, their dates of service, their positions or titles, and a complete description of all of the Company’s obligations to such independent contractors. Each independent contractor listed on Part 2.18(c) of the Company Disclosure Schedule has the requisite Governmental Authorizations required to provide the services such independent contractor provides the Company, as applicable. The Company has made available to Parent in the Data Room a copy of each written agreement with each independent contractor listed on Part 2.18(c) of the Company Disclosure Schedule. Each of the independent contractor relationships with the persons listed on Part 2.18(c) of the Company Disclosure Schedule is terminable in accordance with the applicable terms of such agreements.

(d) Each Employee has, at all times, properly been classified and treated as an employee for all purposes including, but not limited to, Company Benefit Plan and Tax purposes. Each Employee has at all times properly been classified as subject to or exempt from overtime requirements. The Company has never had any temporary or leased employees that were not treated and accounted for in all respects as employees of the Company.

(e) The Company is, and has at all times been, in compliance with all applicable Laws and in particular, all Labor Laws applicable to its employees. The Company is not subject to or liable for any arrears of wages, penalties, fines, orders to pay, assessments, charges, damages or taxes for failure to comply with the Labor Laws and the Company is in compliance with all Laws (in particular, all Labor Laws) and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including Laws relating to employee compensation matters, discrimination, labor relations, leave of absence requirements, occupational health and safety, mandatory registrations and communications to any Governmental Body, mandatory bookkeeping, privacy, harassment, retaliation, immigration, wrongful discharge or violation of the personal rights of the Company’s employees, current or former consultants or independent contractors, job applicants and employee background checks, meal and rest period for Employees, accrual and payment of vacation pay and paid time off, classifying Employees as exempt or non-exempt for overtime, crediting all non-exempt Employees for all hours worked, deductions from final pay of all terminated Employees and classifying independent contractors.

(f) There are no claims pending, or, to the Knowledge of the Company, threatened or capable of arising, against the Company by an employee or workman or third party, in respect of any accident or injury, which are not fully covered by insurance or under applicable workers compensation legislation. All levies, assessments and penalties made against the Company pursuant to the British Columbia Workers’ Compensation Act have been paid by the Company and the Company has not been reassessed under any such legislation during the past five (5) years.

(g) No notice has been received by the Company of any employment related claims commenced by any Employee against the Company, including claims that the Company has violated Labor Laws or the common law with respect to an Employee’s employment, and, to the Knowledge of the Company, no such claims are threatened.

(h) The Company has not made any written or verbal commitments to any officer, employee, former employee, consultant or independent contractor of the Company with respect to compensation, promotion, retention, termination, severance or similar matter in connection with the transactions contemplated by this Agreement or otherwise.

(i) Except as set forth in Part 2.18(i) of the Company Disclosure Schedule, no Employees are currently performing services for the Company in the United States of America, and no Employee or former employee of the Company has ever performed services for the Company in the United States of America.

(j) Except as set forth in Part 2.18(j) of the Company Disclosure Schedule, each independent contractor of the Company has, at all times, properly been classified and treated as an independent contractor for all purposes including, but not limited to, Tax purposes. The Company is, and has at all times been, in compliance with all applicable Laws and Contracts relating to its independent contractors. No independent contractor or consultant of the Company is eligible to participate in any Company Benefit Plan. There are no claims pending, or, to the Knowledge of the Company, threatened or capable of arising, against the Company by any independent contractor or third party, in respect of any accident or injury, which are not fully covered by insurance.

(k) Except as set forth in Part 2.18(k) of the Company Disclosure Schedule, all sums due in relation to any Employees up to the Closing (whether arising under common law, statute, equity or otherwise) have been paid, including all remuneration, expenses, social insurance, pension contributions, liability to taxation, levies and other sums up to the date of the Closing (other than amounts owing with respect to the current salary or work period which are not yet due). There are no sums owing to any Employees or to independent contractors other than reimbursements of expenses in accordance with the Company’s policies and wages or consulting/contracting fees for the applicable current salary or work period.

(l) All sums due in relation to any independent contractors of the Company up to the Closing have been paid. There are no sums owing to any independent contractors of the Company.

2.19 Labor Matters.

(a) No Employee, since becoming an Employee, has been, or currently is, represented by a labor organization or group that was either certified or voluntarily recognized by any labor relations board or certified or voluntarily recognized by any other Governmental Body. The Company is not and has never been a signatory to or bound by a collective bargaining agreement, letter of understanding, letter of intent, or other written communication with any trade union, labor organization or group. No representation vote, election petition or application for certification has been filed by employees of the Company or is pending with any labor relations board or any other Governmental Body and no union organizing campaign or other attempt to organize or establish a labor union, employee organization or labor organization or group involving employees of the Company has occurred, is in progress, or, to the Knowledge of the Company, is threatened. The Company is not a Canadian or U.S. federal or state contractor.

(b) The Company is not and has never been engaged in any unfair labor practice and there is no pending or, to the Knowledge of the Company, threatened labor board proceeding of any kind. The Company is in compliance with all Labor Laws. No citations, claims, complaints, grievances, charges, disputes, proceedings, examinations, audits, inquiries, investigations or other actions have been issued or filed or are pending or, to the Knowledge of the Company, threatened under the Labor Laws with respect to the Company. In the last five (5) years, there has not been any strike, slowdown, work stoppage, lockout, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Company or any Employee. There is not now pending, and, to the Knowledge of the Company, no Person has threatened to commence, any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute. No event has occurred, and no condition or circumstance exists, that is reasonably likely to directly or indirectly give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, labor dispute or union organizing activity or any similar activity or dispute.

(c) The Company has good labor relations, and the Company has no reason to believe that (i) the consummation of the transactions contemplated by this Agreement will have a material adverse effect on the Company’s labor relations, (ii) any of the Employees intends to terminate his or her employment with the Company, (iii) any of the Employees has received an offer to join a business that may be competitive with the Company’s business, or (iv) any Employee is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that is reasonably likely to have an adverse effect on (A) the performance by such Employee of any of his or her duties or responsibilities as an Employee, or (B) the Company’s business or operations.

(d) The Company has maintained and currently maintains adequate insurance as required by applicable Law with respect to workers’ compensation claims and unemployment benefits claims. The Company has made available to Parent in the Data Room a copy of the policies of the Company, if any, for providing leaves of absence under the British Columbia Employment Standards Act.

2.20 Environmental Matters.

(a) The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Part 2.20(a) of the Company Disclosure Schedule. All applications required to have been filed for the renewal of the Governmental Authorizations have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorizations has been duly given or made on a timely basis with the appropriate Governmental Body.

(b) The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, Employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the Knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s compliance with any Environmental Law in the future.

(c) The Company has not been informed that the owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee (current or former) or otherwise, that alleges that such owner or the Company is not in compliance with any Environmental Law.

(d) Part 2.20(d) of the Company Disclosure Schedule sets forth a true, correct and complete list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and/or audits relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Body or other third party) which were issued or conducted during the past five (5) years and which the Company has possession of or access to. A true, correct and complete copy of each such document has been made available to Parent in the Data Room. The Company has made available to Parent in the Data Room true, correct and complete copies of all reports, correspondence, memoranda, computer data and the complete files relating to environmental matters that involve premises currently or previously owned or operated by the Company.

(e) The Company has not entered into or agreed to enter into, or has any present intent to enter into, any consent decree or order, and the Company is not subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of Materials of Environmental Concern under, any applicable Environmental Law.

(f) The Company has not at any time been subject to any administrative or judicial proceeding pursuant to, or paid any fines or penalties pursuant to, applicable

Environmental Laws. The Company is not subject to any claim, obligation, liability, loss, damage or expense of any kind or nature whatsoever, contingent or otherwise, incurred or imposed or based upon any provision of any Environmental Law or arising out of any act or omission of the Company or the current or former employees, agents or Representatives thereof or arising out of the ownership, use, control or operation by the Company of any plant, facility, site, area or property (including any plant, facility, site, area or property currently or previously owned or leased by the Company) from which any Material of Environmental Concern was Released. The Company has not caused or contributed to any Release and there are no circumstances which may give rise to any Release by the Company. No Materials of Environmental Concern are stored or contained on or under any of the properties held or occupied by the Company whether in storage tanks, landfills, pits, ponds, lagoons or otherwise.

(g) No improvement or equipment included in the property or assets of the Company contains any asbestos, polychlorinated biphenyls, underground storage tanks, open or closed pits, sumps or other containers on or under any property or asset. The Company has not imported, received, manufactured, produced, processed, labeled, or shipped, stored, used, operated, transported, treated or disposed of any Materials of Environmental Concern other than in compliance with all Environmental Laws.

2.21 Insurance. Part 2.21 of the Company Disclosure Schedule sets forth a true, correct and complete list of all insurance policies and fidelity bonds maintained by, at the expense of or for the benefit of the Company and its Employees, officers and directors for the current policy year, and the Company has made available to Parent in the Data Room accurate and complete copies of the insurance policies identified on Part 2.21 of the Company Disclosure Schedule. The Company has vehicle insurance policies and fidelity bonds for the current policy year relating to each of the Company’s vehicles, true, correct and complete copies of which have been made available to Parent in the Data Room. The Company maintains, and has maintained, without interruption during its existence, policies of insurance covering such risk and events, including personal injury, property damage and general liability, in amounts that are adequate, in light of prevailing industry practices, for its business and operations. During the past five (5) years, the Company has not received notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy; (b) refusal of any coverage or rejection of any claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. The Company has not reached or exceeded its policy limits for any insurance policy in effect at any time during the past five (5) years. All premiums required to be paid with respect thereto covering all periods up to and including the Closing have been or will be paid in a timely fashion and there has been no lapse in coverage under such policies or failure of payment that will cause coverage to lapse during any period for which the Company has conducted its operations. The Company does not have any material obligation for retrospective premiums for any period prior to the Closing. All such policies are in full force and effect and will remain in full force and effect up to and including the Closing, unless replaced with comparable insurance policies having comparable or more favorable terms and conditions. No insurer has provided the Company with notice that coverage will be denied with respect to any claim submitted to such insurer by the Company. Part 2.21 of the Company Disclosure Schedule identifies all material claims by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights.

2.22 Related Party Transactions. No Related Party has, and no Related Party has at any time had, any direct or indirect interest in any asset used in or otherwise relating to the business of the Company. Except as set forth in Part 2.22 of the Company Disclosure Schedule, no Related Party is, or has been, indebted to the Company. Except as set forth in Part 2.22 of the Company Disclosure Schedule, no Related Party has entered into, or has had any direct or indirect financial interest in, any Company Contract, transaction or business dealing involving the Company. No Related Party is competing, or has at any time competed, directly or indirectly, with the Company. No Related Party has any claim or right against the Company (other than rights under Company Options and rights to receive compensation for services performed as an Employee).

2.23 Legal Proceedings; Orders.

(a) Except as set forth in Part 2.23 of the Company Disclosure Schedule, there is no pending Legal Proceeding, and to the Knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned, used or controlled by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law, (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement or any of the Company Related Agreements, (iii) that relates to the ownership of any share capital of the Company, or any option or other right to the share capital of the Company, or right to receive consideration as a result of this Agreement, or (iv) seeking to compel the Company, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets as a result of this Agreement or any of the other transactions contemplated by this Agreement. No event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b) No Legal Proceeding has ever been commenced by or has ever been pending against the Company that has not been fully adjudicated or settled prior to the date of this Agreement. The Company has made available to Parent in the Data Room accurate and complete copies of all pleadings, correspondence and other written materials to which the Company has access and that relate to any Legal Proceeding identified in the Company Disclosure Schedule.

(c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the Knowledge of the Company, no shareholder, officer or other Employee is subject to any order, writ, injunction, judgment or decree that prohibits such shareholder, officer or other Employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company. To the Knowledge of the Company, there is no proposed order, writ, injunction, judgment or decree that, if issued or otherwise put into effect: (i) could have a Company Material Adverse Effect or an adverse effect on the ability of the Company or the Shareholders to comply with or perform any covenant or obligation under any of the Company Related Agreements; or (ii) could have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

2.24 Customers and Suppliers. Part 2.24 of the Company Disclosure Schedule contains a true, correct and complete list of the names and addresses of the Customers and Suppliers. The

Company maintains good commercial relations with each of its Customers and Suppliers and, to the Knowledge of the Company, no event has occurred that could materially and adversely affect the Company’s relations with any such Customer or Supplier. Except as set forth in Part 2.24 of the Company Disclosure Schedule, no Customer (or former Customer) or Supplier (or former Supplier) during the prior 12 months has canceled, terminated or, to the Knowledge of the Company, made any threat to cancel or otherwise terminate any of such Customer’s or Supplier’s Contracts with the Company or to decrease such Customer’s usage of the Company’s services or products or such Supplier’s supply of services or products to the Company. The Company has made available to Parent in the Data Room true, complete and accurate copies of all such Customer Contracts and Supplier Contracts, and all such Contracts are in full force and effect, have not been withdrawn, amended, modified or terminated and are enforceable by the Company and, upon consummation of the transactions contemplated by this Agreement, will be enforceable by Parent, against the other party or parties thereto; provided that the Customer Contracts and Supplier Contracts set forth in Part 2.24 of the Company Disclosure Schedule require the consents listed in Part 2.24 of the Company Disclosure Schedule in connection with the consummation of the transactions contemplated by this Agreement. The Company has not received any notice and the Company does not have any Knowledge to the effect that any current customer or supplier may withdraw, terminate or materially alter, amend or modify its business relations with the Company, either as a result of the transactions contemplated by this Agreement or otherwise.

2.25 Product and Service Warranties. Part 2.25 of the Company Disclosure Schedule sets forth (a) the standard Warranty Obligations contained in the Company’s standard licensing agreements and an accurate and complete list of all other Warranty Obligations of the Company, including the duration of each such warranty obligation, (b) each of the Warranty Obligations that is the subject of any dispute or, to the Knowledge of the Company, threatened dispute, and (c) any unsatisfied claims under any Warranty Obligations. True and correct copies of all Warranty Obligations have been made available to Parent in the Data Room. There have not been any deviations from the Warranty Obligations, and employees and agents of the Company are not authorized to undertake obligations to any customer or other person in excess of such Warranty Obligations. The Company Financial Statements reflect adequate reserves for Warranty Obligations.

2.26 Product Development.

(a) Part 2.26(a) of the Company Disclosure Schedule sets forth, for each product or service being developed by or on behalf of the Company, a true and correct development status, including the dates on which the development of each such product or service will be completed. To the Knowledge of the Company, no fact, condition or circumstance exists that would materially impair or delay the development of any of the products or services of the Company. The Company has not entered into any agreement which restricts its right to make, have made, use or sell to an unlimited number of third parties any products currently contemplated by, designed by or designed on behalf of the Company.

(b) Each product or service that has been sold by the Company to any Person: (i) conformed and complied in all material respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Laws; (ii) was free of any material design defects, material construction defects or other material defects or material deficiencies at the time of sale, except for any deficiencies that can be corrected without incurring expense in excess of warranty reserves; (iii) was fully interoperable with the operating platforms and hardware, if any, specified in any accompanying User Documentation, provided that it was used in accordance with the applicable User Documentation; and (iv) was free of any timer, virus, copy protection device, disabling code, clock, counter or other limiting design or routing which is designed to cause such product (or any portion thereof) to become erased, inoperable, impaired, or otherwise incapable of being used in the full manner for which it was designed. All repair, installation, programming, integration, maintenance, support, consulting, reengineering, training, upgrade and other services that have been performed by the Company were performed properly and in full conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Laws. The Company will not incur or otherwise become subject to any liability arising directly or indirectly from any product manufactured or sold, or any repair, installation, programming, integration, maintenance, support, consulting, reengineering, training, upgrade or other services performed by, the Company on or at any time prior to the Closing Date. No product manufactured or sold by the Company has been the subject of any recall or other similar action; and, to the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time or both) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product. There are no unresolved claims or, to the Knowledge of the Company, threatened claims by any customer or other Person against the Company (A) under or based upon any warranty provided by or on behalf of the Company; or (B) under or based upon any other warranty relating to any product sold by the Company or any services performed by the Company. No event has occurred, and, to the Knowledge of the Company, no condition or circumstance exists, that might (with or without notice or lapse of time or both) directly or indirectly give rise to or serve as a basis for the assertion of any such claim.

2.27 Export and Import Restrictions.

(a) Except as set forth in Part 2.27 of the Company Disclosure Schedule, the Company has obtained all approvals necessary for exporting its products and services outside Canada and importing such products and services into any country in which such products or services are now sold, provided or licensed for use, and all such export and import approvals in Canada and throughout the world are valid, current and in full force and effect.

(b) The Company has not received notice of any violation of any applicable export Law, nor, to the Knowledge of the Company, is there any law, regulation, order, or pending action or proceeding that restricts, or that could reasonably be expected to restrict, in any manner, the development, use, export, import, transfer or licensing of any of the Company products or services or the Company Intellectual Property or that could reasonably be expected to affect the validity, use, registration or enforceability of any Company Intellectual Property.

2.28 Personal Information and Privacy. Except as set forth in Part 2.28 of the Company Disclosure Schedule:

(a) the Company has been and is now in compliance with the requirements of all Privacy Laws applicable to it which govern the collection, use and disclosure of Personal Information;

(b) Part 2.28(b) of the Company Disclosure Schedule identifies and describes each distinct electronic or other database containing (in whole or in part) Personal Information maintained by or for the Company at any time (each, a “Company Database”), the types of Personal Information in each such database, the means by which the Personal Information was collected, and the security policies that have been adopted and maintained with respect to each such database;

(c) Part 2.28(c) of the Company Disclosure Schedule contains each privacy policy of the Company and any other industry privacy code or privacy procedures to which the Company subscribes or is bound which governs its collection, use and disclosure of Personal Information (each, a “Privacy Policy”) and identifies, with respect to each Privacy Policy, (i) the period of time during which such Privacy Policy was or has been in effect; (ii) whether the terms of a later Privacy Policy apply to the data or information collected under such Privacy Policy; and (iii) if applicable, the mechanism (such as opt-in, opt-out, or notice only) used to apply a later Privacy Policy to data or information previously collected under such Privacy Policy;

(d) there is no complaint to or audit, proceeding, investigation or claim against, or threatened against the Company by any Governmental Body, or by any Person in respect of the collection, use or disclosure of Personal Information by any Person in connection with the business of the Company;

(e) (i) no breach or violation of any such Privacy Policy has occurred or, to the Knowledge of the Company, is threatened, and (ii) there has been no unauthorized or illegal uses of or access to any of the data or information in any of the Company Databases;

(f) the Company has complied at all times and in all respects with all of the Privacy Policies and all applicable Laws pertaining to privacy, User Data or Personal Information;

(g) none of (i) the execution, delivery, or performance of this Agreement (or any of the ancillary agreements), (ii) the consummation of any of the transactions contemplated by this Agreement (or any of the ancillary agreements), or (iii) Parent’s possession or use of the User Data or any data or information in any of the Company Databases, will result in any breach or violation of any Privacy Policy or any Laws pertaining to privacy, User Data or Personal Information.

2.29 Finder’s Fee. No broker, finder, investment banker, valuation firm or any other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, or any officer, shareholder, member, director or employee of the Company, or any Affiliate of the Company.

2.30 Certain Payments. Neither the Company, nor any manager, officer, Employee, agent or other Person associated with or acting for or on behalf of the Company, has at any time, directly or indirectly:

(a) used any company funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee, or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature;

(b) made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of the Company;

(c) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person;

(d) performed any favor or given any gift which was not deductible for income tax purposes;

(e) made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business, or (ii) any other special concession; or

(f) agreed, committed, offered or attempted to take any of the actions described in clauses “(a)” through “(e)” above.

2.31 Company Action.

(a) The board of directors of the Company (at a meeting duly called and held in accordance with the Company Constating Documents) has (i) unanimously determined that this Agreement and the transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and its shareholders, (ii) determined that the consideration to be paid for each outstanding Company Common Share is fair to and in the best interests of the Company and the Shareholders, and (iii) unanimously recommended the approval of this Agreement by the shareholders of the Company and directed that this Agreement be submitted to such shareholders for their approval and adoption, and none of the aforementioned actions of the board of directors of the Company have been amended, modified or rescinded.

(b) In the event of an Amalgamation, the only corporate approval required to approve the Amalgamation or otherwise consummate the transactions contemplated thereby is the affirmative vote in favor of approving the Amalgamation by the shareholders of the Company holding at least 66 2/3% of the outstanding Company Common Shares represented in person or by proxy at the Meeting.

2.32 Anti-Takeover Law. The Company (including the board of directors of the Company) has taken all action necessary or required to render inapplicable to this Agreement or any Company Related Agreement and the transactions contemplated by this Agreement or therein (a) any takeover law that may purport to be applicable to the transactions contemplated by this Agreement and the Company Related Agreements, (b) any takeover provision in the Company Constating Documents, and (c) any takeover provision in any Contract to which the Company is a party or by which it or its properties may be bound.

2.33 Investment Canada Act. No part of the Company’s business would preclude the application of the provisions and the thresholds in the Investment Canada Act applicable to “WTO investors”. The value of the assets of the Company, calculated in the manner prescribed by the Investment Canada Act and the regulations promulgated thereunder, is no more than $330,000,000.

2.34 Competition Act. No filing of any application or other document or any notice in connection with the transactions contemplated by this Agreement is required pursuant to the Competition Act (Canada). Without limiting the generality of the foregoing, for the purposes of and in accordance with the requirements of Section 110 of the Competition Act (Canada):

(a) the aggregate value of the assets in Canada, determined as of such time and in such manner as are prescribed by Section 110 of the Competition Act (Canada) and the Notifiable Transactions Regulations under the Competition Act (Canada) (and based upon the Annual Financial Statements for the fiscal year ended September 30, 2012), that are owned by the Company is less than $77,000,000; and

(b) the gross revenues from sales in or from Canada, determined for such annual period and in such manner as are prescribed by Section 110 of the Competition Act (Canada) and the Notifiable Transactions Regulations under the Competition Act (Canada) (and based upon the Annual Financial Statements for the fiscal year ended September 30, 2012), generated from the assets referred to in Section 2.34(a), are less than $77,000,000.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder, as to such Shareholder, severally represents and warrants to Parent and Purchaser as follows, as of the date hereof and as of the Closing Date:

3.1 Ownership of Shares. As of the date of this Agreement, the Company Common Shares set out opposite such Shareholder’s name and address set forth in SCHEDULE 1 are beneficially owned by such Shareholder free from any Encumbrances whatsoever and from any agreement, obligation or commitment to create, grant, give or permit to subsist any Encumbrances whatsoever and such Shareholder is entitled to sell and transfer to Purchaser the full legal and beneficial ownership of such Company Common Shares, free from any Encumbrance, pursuant to the terms of this Agreement.

3.2 Capacity and Authority of Shareholders.

(a) Such Shareholder has the absolute and unrestricted right, power and authority to enter into and to perform such Shareholder’s obligations under this Agreement and any Shareholder Related Agreement to which such Shareholder is a party, and the execution, delivery and performance by such Shareholder of this Agreement and any Shareholder Related Agreement to which such Shareholder is a party have been duly authorized by all necessary action on the part of such Shareholder. This Agreement constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to the Bankruptcy and Equity Exception. Upon the execution and delivery by or on behalf of the Company of each Shareholder Related Agreement to which such Shareholder is a party, such Shareholder Related Agreement will constitute the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) Such Shareholder: (i) if the Shareholder is an Entity, is duly incorporated and/or organized, validly existing and in good standing (or of equivalent status in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization; and (ii) has taken, fulfilled and done all necessary actions, conditions and things in order to enable such Shareholder to enter into, perform and comply with such Shareholder’s obligations under this Agreement, and those obligations are validly and legally binding and enforceable upon such Shareholder.

(c) The execution, delivery or performance by such Shareholder of this Agreement or any of the Shareholder Related Agreements to which such Shareholder is a party does not contravene, conflict with or result in a violation of any of the provisions of, and does not violate or exceed any power or restriction granted or imposed by: (i) any Law to which such Shareholder is subject, or (ii) if the Shareholder is an Entity, any of its Organizational Documents.

(d) The entry into, performance of or compliance by such Shareholder with such Shareholder’s obligations under this Agreement and any of the Shareholder Related Agreements to which such Shareholder is a party will not: (i) constitute a breach of any Contract to which such Shareholder is a party or which is binding on such Shareholder or over such Shareholder’s assets; or (ii) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by such Shareholder.

(e) No filing with, notice to or consent from any Person is required in connection with (i) the execution, delivery or performance of this Agreement or any of the Shareholder Related Agreements to which such Shareholder is a party, including the sale and delivery of the Company Common Shares to be sold by such Shareholder pursuant to this Agreement, or (ii) the consummation of the transactions contemplated by this Agreement or any of the Shareholder Related Agreements to which such Shareholder is a party.

(f) No Legal Proceedings are current, pending or, to the Knowledge of such Shareholder, threatened to restrain, challenge, prevent, delay or make illegal (or which would have the effect of so restraining, challenging, preventing, delaying or making illegal) the entry into, performance of, compliance with and enforcement of any of the obligations of such Shareholder under this Agreement or any of the Shareholder Related Agreements to which such Shareholder is a party and, to the Knowledge of such Shareholder, there are no circumstances which might give rise to any such Legal Proceedings or the threat of any such Legal Proceedings.

3.3 No Agreements. Other than the Voting Agreement and the Shareholders’ Agreement, such Shareholder is not a party to or bound by any agreements or understandings with respect to the voting (including pooling agreements, voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any share capital or other equity interests of the Company.

3.4 Residency. Except as set forth in Part 3.4 of the Company Disclosure Schedule, such Shareholder (a) is not a United States person (as defined by Section 7701(a)(30) of the Code),

(b) is not acquiring Parent Common Stock pursuant to this Agreement for the account or benefit of any U.S. Person, (c) at the time of execution of this Agreement is not, and will not be at the Closing, physically located or based in the United States, (d) is not a “distributor” (as defined in Regulation S promulgated under the Securities Act), and (e) is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

3.5 Finder’s Fee. No broker, finder, investment banker, valuation firm or any other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Shareholder, or any officer, shareholder, member, director or employee of such Shareholder, or any Affiliate of such Shareholder.

3.6 Investment Purpose; Disclosure of Information.

(a) Such Shareholder has requested, received, reviewed and considered all the information such Shareholder deems necessary, appropriate or relevant as a prudent and knowledgeable investor in evaluating the investment in Parent Common Stock, including such information contained in Parent SEC Documents. Such Shareholder further represents that such Shareholder has had an opportunity to ask questions of and receive answers from Parent regarding the terms and conditions of the offering of the shares of Parent Common Stock and the business, prospects and financial condition of Parent necessary to verify the accuracy of any information furnished to such Shareholder or to which such Shareholder had access.

(b) Such Shareholder is acquiring the shares of Parent Common Stock pursuant to this Agreement in the ordinary course of such Shareholder’s business and for such Shareholder’s own account for investment purposes only and with no present intention of distributing any Parent Common Stock, and no arrangement or understanding exists with any other persons regarding the distribution of Parent Common Stock.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

Parent and Purchaser represent and warrant to the Company and the Shareholders as follows, as of the date hereof and as of the Closing Date:

4.1 Corporate Existence and Power. Each of Parent and Purchaser is a company duly incorporated, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or formation, and has all requisite and necessary power and authority to own, lease, use and operate its properties and assets and to carry on and conduct its business as now conducted, and is duly qualified to do business and is in good standing (or equivalent status in the relevant jurisdiction) in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a material adverse effect on Parent’s or Purchaser’s business, financial condition or results of operations.

4.2 Authority; Binding Nature of Agreement. Parent and Purchaser have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement and under each Parent Related Agreement to which either of them is a party, and the execution, delivery and performance by Parent and Purchaser of this Agreement and each Parent Related Agreement to which either of them is a party (including the contemplated issuance of Parent Common Stock in accordance with the transactions contemplated by this Agreement) have been duly authorized by all necessary action on the part of Parent and Purchaser (subject to the approval of this Agreement by Parent as the holder of the majority of the then outstanding common shares of Purchaser). The board of directors of Purchaser has unanimously approved this Agreement, declared it to be advisable and resolved to recommend to Parent that it vote in favor of the approval of this Agreement. No vote of Parent’s shareholders is needed to approve this Agreement or approve the transactions contemplated by this Agreement. This Agreement constitutes the legal, valid and binding obligation of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms, subject to the Bankruptcy and Equity Exception. Upon the execution and delivery by or on behalf of Parent or Purchaser of each Parent Related Agreement to which it is a party, such Parent Related Agreement will constitute the legal, valid and binding obligation of Parent or Purchaser, as applicable, enforceable against Parent or Purchaser, as applicable, in accordance with its terms, subject to the Bankruptcy and Equity Exception.

4.3 Absence of Restrictions; Required Consents. Neither (1) the execution, delivery or performance by Parent or Purchaser of this Agreement or any of the Parent Related Agreements, nor (2) the consummation of transactions contemplated by this Agreement or any of the Related Agreements, will directly or indirectly (with or without notice or lapse of time or both):

(a) contravene, conflict with or result in a violation of any of the provisions of the Parent Constituent Documents or the Purchaser Constituent Documents;

(b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or any of the Parent Related Agreements or to exercise any remedy or obtain any relief under, any Law or any order, writ, injunction, judgment or decree to which Parent or Purchaser, or any of the assets owned, used or controlled by Parent and Purchaser, is subject;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or Purchaser or that otherwise relates to the business of Parent or Purchaser or to any of the assets owned, used or controlled by Parent or Purchaser; or

(d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Contract of Parent or Purchaser, or give any Person the right to (i) declare a default or exercise any remedy under any such Contract, or (ii) modify, terminate, or accelerate any right, liability or obligation of Parent or Purchaser under any such Contract, or charge any fee, penalty or similar payment to Parent or Purchaser under any such Contract.

No filing with, notice to or consent from any Person is required to be made by Parent or Purchaser in connection with (i) the execution, delivery or performance of this Agreement or any of the Parent Related Agreements, or (ii) the consummation of any of the transactions contemplated by this Agreement or any of the Parent Related Agreements other than a filing under the Investment Canada Act (Canada).

4.4 SEC Filings; Financial Statements.

(a) Since January 1, 2012, Parent has filed with the SEC all required reports and filings (the “Parent SEC Documents”). As of the time of filing with the SEC (or, if amended or superseded by a filing prior to the Agreement Date, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be), and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Parent is in compliance, in all material respects, with the applicable listing rules of NASDAQ and has not since January 1, 2012 received any written notice from NASDAQ asserting any non-compliance with such rules.

(b) The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles as in effect from time to time, applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such consolidated financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present, in all material respects, the consolidated financial position of Parent as of the respective dates thereof and the consolidated results of operations of Parent for the periods covered thereby.

(c) As of the Agreement Date, Parent is aware of no facts that would reasonably be expected to cause it to be ineligible to file the S-3 Registration Statement contemplated by Section 5.5 or to have to delay or suspend the effectiveness of the S-3 Registration Statement as a result of any disclosure resulting in the imposition of a Suspension Period pursuant to Section 5.5(b).

4.5 Valid Issuance.

(a) Subject to Section 1.3(d), the shares of Parent Common Stock to be issued pursuant to Section 1.3(a) will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

(b) Parent owns, directly or indirectly, all of the issued and outstanding shares of Purchaser, and all such shares have been duly authorized and issued as fully paid and nonassessable shares.

SECTION 5

CERTAIN COVENANTS AND AGREEMENTS

5.1 Access and Investigation. During the period from the Agreement Date through the Closing (the “Pre-Closing Period”), the Company and each of the Key Shareholders hereby covenant with and undertake to Parent and Purchaser that they shall, and shall cause their Affiliates and Representatives to: (a) provide Parent and Parent’s Representatives with reasonable access to the Company’s Representatives, personnel, properties and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent’s Representatives with copies of such books, records, Tax Returns, work papers and other documents and information and such additional financial, operating and other data and information regarding the Company as Parent may reasonably request.

5.2 Operation of the Company’s Business.

(a) During the Pre-Closing Period, the Company and each of the Key Shareholders hereby covenant with and undertake to Parent and Purchaser that they shall: (i) ensure that the Company conducts its business and operations (A) in the ordinary course and in accordance with past practices, and (B) in compliance with all applicable Laws and the requirements of all Contracts and Governmental Authorizations held by the Company; (ii) use commercially reasonable efforts to ensure that the Company preserves intact its current business organization, keeps available the services of its current officers, directors and Employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, Employees and other Persons having business relationships with the Company; (iii) provide all notices, assurances and support required by any Company Contract in order to ensure that no condition under such Contract occurs which could result in, or could increase the likelihood of, any transfer or disclosure by the Company of any Intellectual Property; and (iv) keep in full force and effect (with the same scope and limits of coverage) all insurance policies in effect as of the date of this Agreement covering all material assets of the Company.

(b) During the Pre-Closing Period, the Company shall not, and each of the Key Shareholders hereby covenant with and undertake to Parent and Purchaser that they shall not permit the Company to (without the prior written consent of Parent):

(i) (A) declare, accrue, set aside or pay any dividends on, or make any other distributions (whether in cash, shares or property) in respect of, any of its share capital or other equity or voting interests; (B) authorize for issuance or issue and deliver any additional shares of its share capital or securities convertible into or exchangeable for shares of its share capital, or grant any right, option or other commitment for the issuance of its share capital or of such securities (except that the Company shall be permitted to issue Company Common Shares upon the valid exercise of Company Options outstanding as of the Agreement Date and set forth in the Company Disclosure Schedule); (C) split, combine or reclassify any of its share capital or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its share capital or other equity or voting interests; (D) purchase, redeem or otherwise acquire any of its share capital or any other securities of the Company or any Company Rights (including any Company Options or restricted shares except pursuant to forfeiture conditions of such restricted shares); or (E) take any action that would result in any change of any term (including any conversion price thereof) of any debt security of the Company;

(ii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company Share Option Plans, any provision of any Contract related to any Company Option or any restricted share purchase agreement, or otherwise modify any of the terms of any Company Option or any related Contract; provided that Parent’s consent shall not be required in connection with the acceleration of vesting and exercisability of outstanding Company Options as described in Section 1.5(a);

(iii) amend or permit the adoption of any amendment to the Company Constating Documents, or effect, become a party to or authorize any Acquisition Transaction, recapitalization, reclassification of shares, share split, reverse share split or similar transaction;

(iv) except as required by applicable Laws, recognize any labor union or adopt or enter into any collective bargaining agreement or other labor union Contract applicable to the Employees;

(v) adopt a plan of complete or partial liquidation or dissolution or resolutions providing for or authorizing such a liquidation or a dissolution;

(vi) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

(vii) make any capital expenditure outside the ordinary course of business or make any single capital expenditure in excess of $25,000; provided, however, that the maximum amount of all capital expenditures made on behalf of the Company, taken as a whole, during the Pre-Closing Period shall not exceed $50,000 in the aggregate;

(viii) except in the ordinary course of business and consistent with past practice, enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Company Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Company Contract;

(ix) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease, license or encumber, any right or other asset to any other Person (except in each case for assets acquired, leased, licensed, encumbered or disposed of by the Company in the ordinary course of business and not having a value, or not requiring payments to be made or received, in excess of $25,000 individually, or $50,000 in the aggregate), or waive or relinquish any claim or right;

(x) repurchase, prepay or incur any Indebtedness or guarantee any Indebtedness of another Person, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

(xi) grant, create, incur or suffer to exist any Encumbrance on the assets of the Company that did not exist on the date hereof or write down the value of any asset or investment on the books or records of the Company, except for depreciation and amortization in the ordinary course of business and consistent with past practice;

(xii) make any loans, advances or capital contributions to, or investments in, any other Person;

(xiii) increase in any manner the compensation or benefits of, or pay any bonus to, any Employee, officer, director or independent contractor of the Company, except for (A) increases in the ordinary course of business consistent with past practices in base compensation for any Employee or independent contractor of the Company (other than executive officers or directors of the Company whose annualized compensation is $125,000 or more or whose annual compensation for the 12-month period following the Expiration Date is expected to be $125,000 or more) that were communicated to such Employee or independent contractor prior to the Agreement, or (B) as required by Applicable Benefit Laws;

(xiv) except as required to comply with applicable Laws or any Contract or Employee Benefit Plan in effect on the Agreement Date, (A) pay to any Employee, officer, director or independent contractor of the Company any benefit not provided for under any Contract or Employee Benefit Plan in effect on the Agreement Date; (B) grant any awards under any Employee Benefit Plan; (C) take any action to fund or in any other way secure the payment of compensation or benefits under any Contract or Employee Benefit Plan; (D) take any action to accelerate the vesting or payment of any compensation or benefit under any Contract or Employee Benefit Plan; (E) adopt, enter into or amend any Employee Benefit Plan other than offer letters entered into with new Employees in the ordinary course of business consistent with past practices that provide, except as required by applicable Laws, for no severance benefits; or (F) make any material determination under any Employee Benefit Plan that is inconsistent with the ordinary course of business consistent with past practices;

(xv) hire any new Employee at the level of senior software engineer or officer or with an annual base salary in excess of $75,000, dismiss any Employee, promote any Employee except in order to fill a position vacated after the Agreement Date, or engage any independent contractor whose relationship may not be terminated by the Company on 30 days’ notice or less;

(xvi) dismiss any Key Employee;

(xvii) except as required by IFRS or applicable Laws, make or change any Tax election, change its fiscal year, revalue any of its material assets or adopt or make any changes in financial or Tax accounting methods, principles or practices;

(xviii) enter into any closing agreement or Tax ruling, settle or compromise any Tax claim or assessment, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or file any Tax Return (including any amended Tax Return) unless such Tax Return has been provided to Parent for review within a reasonable period prior to the due date for filing and Parent has consented to such filing;

(xix) settle or compromise any Legal Proceedings related to or in connection with the Company’s business;

(xx) (A) dispose of or permit to lapse any ownership and/or right to the use of, or fail to protect, defend and maintain the ownership, validity and registration of, the Company Intellectual Property, or (B) dispose of or disclose to any Person any Confidential Information;

(xxi) take or omit to take any action that could, or is reasonably likely to, (A) result in any of its representations and warranties set forth in this Agreement or any certificate delivered in connection with the Closing being or becoming untrue in any material respect at any time at or prior to the Closing, (B) result in any of the conditions to the consummation of the transactions contemplated by this Agreement set forth in Sections 6 and 7 not being satisfied, (C) cause the Company to be unable to conduct its business after the Closing in accordance with its past practices and as presently planned to be conducted after giving effect to the transactions contemplated by this Agreement, or (D) constitute or result in a breach of any of the provisions of this Agreement; or

(xxii) authorize, agree, commit or enter into any Contract to take any of the actions described in clauses “(i)” through “(xxi)” of this Section 5.2(b).

5.3 Notification. During the Pre-Closing Period, the Company and each of the Shareholders hereby covenant with and undertake to Parent and Purchaser that the Company shall promptly notify Parent in writing of:

(a) the discovery by the Company or any Shareholder of any event, condition, fact or circumstance that occurred or existed on or prior to the Agreement Date and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company or any Shareholder in this Agreement;

(b) any event, condition, fact or circumstance that occurs, arises or exists after the Agreement Date and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company or any Shareholder in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the Agreement Date;

(c) any breach of any covenant or obligation of the Company or any Shareholder under this Agreement or any agreements contemplated by this Agreement;

(d) any event, condition, fact or circumstance that has made, could reasonably be expected to make, or is likely to make, the timely satisfaction of any condition set forth in Section 6 or Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Company Material Adverse Effect; and

(e) (i) any notice or other communication from any Person alleging that the consent or approval of such Person is or may be required in connection with the transactions contemplated by this Agreement, and (ii) any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to the Company or the transactions contemplated by this Agreement.

No notification given to Parent pursuant to this Section 5.3 shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company or any Shareholder, or any of the rights of Parent or Purchaser, contained in this Agreement.

5.4 No Negotiation.

(a) Until the earlier of the Closing or the termination of this Agreement pursuant to Section 8, the Company and each of the Shareholders hereby covenant with and undertake to Parent and Purchaser that the Company shall not, directly or indirectly, and shall not authorize or permit any Representative of the Company, directly or indirectly, to, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any inquires or the making of any proposal or offer contemplating or otherwise relating to an Acquisition Transaction (an “Acquisition Proposal”) or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding the Company to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to a potential Acquisition Transaction or an Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or Acquisition Transaction, or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Proposal or Acquisition Transaction. Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of or the taking of any action inconsistent with any of the restrictions set forth in the preceding sentence by any Representative of the Company, whether or not such Representative is purporting to act on behalf of the Company, shall be deemed to constitute a breach of this Section 5.4 by the Company.

(b) The Company and each of the Shareholders hereby covenant with and undertake to Parent and Purchaser that the Company shall promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information) advise Parent orally and in writing of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information relating to the Company (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent fully informed with respect to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

(c) The Company and each of the Shareholders hereby covenant with and undertake to Parent and Purchaser that the Company shall immediately cease and cause to be terminated any existing discussions with any Person (other than Parent) that relate to any Acquisition Proposal. The Company will promptly request each Person that has executed, within 12 months prior to the date of this Agreement, a confidentiality, standstill or similar agreement in connection with its consideration of a possible Acquisition Transaction to return or certify the destruction of all confidential information heretofore furnished to such Person by or on behalf of the Company.

5.5 Registration Rights.

(a) Subject to the provisions of Section 5.5(d), Parent shall use commercially reasonable efforts to file with the SEC, on or before the date that is 45 days following the Closing Date, a registration statement on Form S-3 or any successor form thereto (the “S-3 Registration Statement”), covering the resale to the public by the Shareholders (collectively, the “Registering

Shareholders”) of the shares of Parent Common Stock (including the Escrow Shares and the shares of Parent Common Stock issued to the Founders pursuant to the Notes) issued to the Shareholders in accordance with Section 1.3(a) and the Notes (the “Registrable Shares”). Parent shall use commercially reasonable efforts to cause the S-3 Registration Statement to be declared effective by the SEC within 90 days following the Closing Date, and to remain continuously effective until all of the Registrable Shares covered by the S-3 Registration Statement have been sold or transferred by or on behalf of the Registering Shareholders or are eligible for sale under Rule 144 promulgated under the Securities Act without any limitation as to volume (the “Effective Period”). Notwithstanding the foregoing, Parent’s obligations to file and cause to go effective the S-3 Registration Statement as set forth in this Section 5.5(a) shall be conditioned upon Parent’s receipt of all information about the Company and the Registering Shareholders as Parent may reasonably request. At the conclusion of the Effective Period, Parent shall be entitled to withdraw the S-3 Registration Statement and the Registering Shareholders shall have no further right to offer or sell any of the Registrable Shares pursuant to the S-3 Registration Statement (or any prospectus relating thereto). The Registrable Shares subject to the S-3 Registration Statement shall not be underwritten.

(b) Notwithstanding anything in this Section 5.5(b) to the contrary, if Parent shall furnish to the Registering Shareholders a certificate signed by the Chief Executive Officer or Chief Financial Officer of Parent stating that Parent has made the good faith determination that (i) continued use by the Registering Shareholders of the S-3 Registration Statement filed by Parent for purposes of effecting offers or sales of Registrable Shares pursuant thereto would require, under the Securities Act and the rules and regulations promulgated thereunder, premature disclosure in the S-3 Registration Statement (or any prospectus relating thereto) of material, nonpublic information concerning Parent, its business or prospects or any proposed material transaction involving Parent, (ii) such premature disclosure would be materially adverse to Parent, its business or prospects or any such proposed material transaction or would make the successful consummation by Parent of any such material transaction significantly less likely, and (iii) it is therefore advisable to suspend the use by the Registering Shareholders of such S-3 Registration Statement (and any prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto, then the right of the Registering Shareholders to use such S-3 Registration Statement (and prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto shall be suspended for a period (the “Suspension Period”) of not more than 90 days in any 12 month period after delivery by Parent of the certificate referred to above in this Section 5.5(b). During the Suspension Period, none of the Registering Shareholders shall offer or sell any Registrable Shares pursuant to or in reliance upon such S-3 Registration Statement (or any prospectus relating thereto). Parent agrees that, as promptly as practicable after the consummation, abandonment or public disclosure of the event or transaction that caused Parent to suspend the use of the S-3 Registration Statement (and the prospectus or prospectuses relating thereto) pursuant to this Section 5.5(b), Parent will notify the Registering Shareholders of the Registering Shareholders’ ability to effect offers or sales of Registrable Shares pursuant to or in reliance upon such S-3 Registration Statement. Parent shall not be required to disclose to the Registering Shareholders the reasons for requiring a suspension of sales hereunder, and the Registering Shareholders shall not disclose to any third party the existence of any such suspension.

(c) Subject to Section 5.5(b), Parent shall prepare and file with the SEC such amendments and supplements to the S-3 Registration Statement and any prospectus used in connection with such S-3 Registration Statement as may be reasonably necessary to keep such S-3 Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares pursuant to such S-3 Registration Statement during the Effective Period.

(d) If any prospectus used in connection with the S-3 Registration Statement is amended or supplemented to comply with the requirements of the Securities Act, Parent shall promptly notify the Registering Shareholders and, if requested by Parent, the Registering Shareholders shall immediately cease making offers or sales of shares under the S-3 Registration Statement until Parent shall have notified the Registering Shareholders that such prospectus has been so amended or supplemented.

(e) Parent shall use commercially reasonable efforts to register or qualify the Registrable Shares covered by the S-3 Registration Statement under the securities or blue sky laws of such states as the Registering Shareholders shall reasonably request; provided, however, that Parent shall not be required to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction, unless Parent is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(f) Parent shall pay the expenses incurred by it in complying with its obligations under this Section 5.5, including all registration and filing fees, exchange listing fees and fees and expenses of Parent’s counsel and accountants, but (i) excluding any brokerage fees, selling commissions or underwriting discounts incurred by the Registering Shareholders in connection with sales under the S-3 Registration Statement, and (ii) the fees and expenses of any counsel retained by the Registering Shareholders.

(g) Parent shall not be required to include any Registrable Shares in the S-3 Registration Statement unless the Registering Shareholder owning such shares furnishes to Parent, at least five (5) Business Days prior to the scheduled filing date of such S-3 Registration Statement, an executed stockholder questionnaire, in form and substance reasonably satisfactory to Parent, for purposes of, among other things, (i) agreeing to the indemnification provisions and registration rights provisions hereunder, and (ii) providing certain “selling stockholder” information to Parent for use in preparing the S-3 Registration Statement. Parent shall use commercially reasonable efforts to cause its transfer agent, upon the sale by a Registered Shareholder of any shares of Parent Common Stock that are sold pursuant to the effective S-3 Registration Statement, to remove the book entry restrictions containing the substance of any legends relating to registration requirements with respect to such shares, if applicable (including without limitation taking commercially reasonable efforts to cause its counsel to issue customary opinions upon receipt of customary supporting materials from the applicable Registering Shareholder and its broker, if any), to promptly respond to any broker’s reasonable inquiries made of Parent in connection therewith, and to use commercially reasonable efforts to take such other reasonable and customary steps in connection therewith as are within Parent’s control in connection with such sales.

(h) In the event that any Registrable Shares of the Registering Shareholders are included in the S-3 Registration Statement:

(i) To the fullest extent permitted by law, Parent will indemnify and hold harmless each Registering Shareholder, and each officer, director and partner and each person controlling such Registering Shareholder within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact made by such Registering Shareholder contained in the S-3 Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission of such Registering Shareholder to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading; and will reimburse on demand such Registering Shareholder and each officer, director and partner and each person controlling such Registering Shareholder, as the case may be, for any reasonable legal or other expenses reasonably incurred by any of them in connection with investigating, preparing or defending any such loss, claim, damage or liability, subject to the provisions of this Section 5.5(h)(i); provided, however, that (x) the indemnity agreement contained in this Section 5.5(h)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall Parent be liable in any such case for any such loss, damage or liability to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission made in connection with the S-3 Registration Statement, any such preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Registering Shareholders, any underwriter for them or controlling person with respect to them, and (y) the foregoing indemnity shall not inure to the benefit of any Registering Shareholder, underwriter, broker or other person acting on behalf of such Registering Shareholder or such officer, director, fiduciary, employee, member, general partner, limited partner, affiliate or controlling person from whom the Person asserting any loss, claim, damage, liability or action purchased Registrable Shares during a Suspension Period.

(ii) To the fullest extent permitted by law, each Registering Shareholder will, severally as to such Registering Shareholder only and not jointly, indemnify and hold harmless Parent, each of its directors, each of its officers who have signed the S-3 Registration Statement, each person, if any, who controls Parent within the meaning of the Securities Act, any underwriter for Parent (within the meaning of the Securities Act), and all other Registering Shareholders against any losses, claims, damages or liabilities to which Parent or any such director, officer, controlling person, underwriter or other Registering Shareholders may become subject to, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the S-3 Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the S-3 Registration Statement, any such preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Registering Shareholder expressly for use in connection with such registration. Such Registering Shareholder will reimburse any legal or other expenses reasonably incurred by Parent or any such director, officer, controlling person, underwriter or other Registering Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action, subject to the provisions of this Section 5.5(h)(ii); provided, however, that the maximum amount of liability of each Registering Shareholder under this Section 5.5(h) shall be limited to the gross proceeds received by such Registering Shareholder from the sale of Registrable Shares covered by the S-3 Registration Statement; and provided further that the indemnity agreement contained in this Section 5.5(h)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of those Registering Shareholder(s) against which the request for indemnity is being made (which consent shall not be unreasonably withheld, conditioned or delayed).

(iii) Promptly after receipt by an indemnified party under this Section 5.5(h) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.5(h), notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the parties; provided, however, that, if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 5.5(h), the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party that are reasonably related to the matters covered by the indemnity agreement provided in this Section 5.5(h). Subject to the foregoing, an indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action, if materially prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.5(h) but the omission to so notify the indemnifying party will not relieve him of any liability that the indemnifying party may have to any indemnified party otherwise other than under this Section 5.5(h).

(iv) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (A) any Registering Shareholder exercising rights under this Agreement, or any controlling person of any such Registering Shareholder, makes a claim for indemnification pursuant to this Section 5.5(h) but it is judicially determined that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5.5(h) provides for indemnification in such case, or (B) contribution under the Securities Act may be required on the part of any such Registering Shareholder or any such controlling person in circumstances for which indemnification is provided under this Section 5.5(h), then, in each such case, Parent and such Registering Shareholder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportions so that such Registering Shareholder is responsible for the portion represented by the percentage that the public offering price of its Registrable Shares offered by the S-3 Registration Statement bears to the public offering price of all securities offered by such S-3 Registration Statement, and Parent is responsible for the remaining portion; provided, however, that, in any such case, (y) no such Registering Shareholder will be required to contribute any amount in excess of the gross proceeds to it of all Registrable Shares sold by it pursuant to such S-3 Registration Statement, and (z) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

5.6 Accession Agreements. Immediately following the execution of this Agreement, the Company and each of the Key Shareholders hereby covenant with and undertake to Parent and Purchaser that the Company shall solicit and obtain a duly executed Accession Agreement from each holder of Company Common Shares or Company Rights that has not signed and delivered to Parent this Agreement or an Accession Agreement.

5.7 Interim Financials. As promptly as practicable following each calendar month prior to the Closing Date, the Company and each of the Key Shareholders hereby covenant with and undertake to Parent and Purchaser that the Company shall deliver to Parent periodic financial reports in the form that it customarily prepares for its internal purposes and, if available, unaudited statements of the financial position of the Company as of the last day of such calendar month and statements of income and changes in financial position of such entities for the calendar month then ended. The Company and each of the Key Shareholders covenant that such interim statements (a) shall present fairly the financial condition of the Company as of their respective dates and the related results of their respective operations for the respective calendar month then ended, and (b) shall be prepared on a basis consistent with prior interim periods.

5.8 Employee Matters.

(a) At the Closing, if and as requested by Parent, the Company and each of the Key Shareholders hereby covenant with and undertake to Parent and Purchaser that the Company shall terminate, or cause to be terminated, certain or all of the Company Benefit Plans and shall ensure that no Employee or former Employee of the Company has any rights under such Company Benefit Plans and that any liabilities of the Company under such Company Benefit Plans (including any such liabilities relating to services performed prior to the Closing) are fully extinguished at no cost to the Company, Purchaser, Parent or its Affiliates.

(b) The Company and each of the Key Shareholders hereby covenant with and undertake to Parent and Purchaser that neither the Company nor any Representative of the Company shall make any communication to employees of the Company regarding any retirement, group health, life insurance, disability, accidental death and dismemberment insurance or employee share purchase plan maintained by Parent or any of its Affiliates or any compensation or benefits to be provided after the Closing Date without the advance written approval of Parent.

5.9 Calculation of Shareholder Consideration. Prior to the Closing, the Company and each of the Key Shareholders hereby covenant with and undertake to Parent and Purchaser that the Company shall provide to Parent for review (a) an update to Section 2.5 of this Agreement reflecting the capitalization of the Company as of immediately prior to the Closing, (b) a detailed list setting forth the name of each Shareholder as well as the number of Company Common Shares held by such Shareholder as of immediately prior to the Closing, (c) the Adjusted Total Consideration, (d) the amount of the Shareholder Consideration to which each Shareholder is entitled to pursuant to this Agreement, and (e) a detailed list setting forth the name of each holder of Company Options as of immediately prior to the Closing as well as the number of Company Common Shares subject to such Company Options and the respective exercise price of each such Company Option.

5.10 Related Parties. The Company and each of the Key Shareholders hereby covenant with and undertake to Parent and Purchaser that the Company shall, prior to the Closing, cause to be paid to the Company all amounts owed to the Company by any Shareholder or any Related Party (and each Shareholder which owes any amount to the Company hereby covenants to cause such amount to be paid by the Company prior to the Closing). At and as of the Closing, any Indebtedness of the Company owed to any Shareholder or to any Related Party shall be canceled, except those debts owed to any Shareholder or Related Party in respect of his or her employment with the Company.

5.11 Sarbanes-Oxley Compliance. The Company and each of the Key Shareholders hereby covenant with and undertake to Parent and Purchaser that the Company and its Representatives shall take all actions that Parent may deem necessary or appropriate, including permitting Parent’s Representatives to meet from time to time with the Representatives of the Company responsible for the Company Financial Statements and the internal controls of the Company, to enable Parent, immediately following the Closing, to satisfy its obligations under Sections 302, 404 and 906 of the SOA and the other requirements of the SOA with respect to the Company, including establishing and maintaining adequate disclosure controls and procedures and internal controls over financial reporting as such terms are defined in the SOA.

5.12 Public Announcements. During the Pre-Closing Period, (a) the Company and each of the Shareholders hereby covenant with and undertake to Parent and Purchaser that the Company shall not (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement, or regarding any of the transactions contemplated by this Agreement, without Parent’s prior written consent, and (b) Parent will use reasonable efforts to consult with the Shareholders’ Representative prior to issuing any press release or making any public statement regarding the transactions contemplated by this Agreement; provided, however, that nothing herein shall be deemed to prohibit Parent from making any public disclosure that Parent deems necessary or appropriate under applicable Law; provided further that without the prior written consent of Parent, neither any Shareholder nor the Company shall at any time disclose to any Person the fact that this Agreement has been entered into or any of the terms of this Agreement other than to such parties’ advisors who the Shareholder or the Company, as applicable, reasonably determines needs to know such information for the purpose of advising the Shareholder or the Company, as applicable, it being understood that such advisor will be informed of the confidential nature of this Agreement and the terms of this Agreement and will be directed to treat such information as confidential in accordance with the terms of this Agreement.

5.13 Reasonable Efforts; Further Assurances; Cooperation. Subject to the other provisions hereof, each party shall use its reasonable, good faith efforts to perform its obligations hereunder and to take, or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to cause the transactions contemplated by this Agreement to be effected as soon as practicable, but in any event on or prior to the Expiration Date, in accordance with the terms hereof and shall cooperate fully with each other party and its Representatives in connection with any step required to be taken as a part of its obligations hereunder, including the following:

(a) Each party shall promptly make its filings and submissions and shall take all actions necessary, proper or advisable under applicable Laws to obtain any required approval of any Governmental Body with jurisdiction over the transactions contemplated by this Agreement (except that Parent shall have no obligation to take or consent to the taking of any action required by any such Governmental Body that could adversely affect the business or assets of the Company or the transactions contemplated by this Agreement or any agreement entered into in connection with this Agreement). The Company shall furnish to Parent all information required for any application or other filing to be made by the Company pursuant to any applicable Law in connection with the transactions contemplated by this Agreement;

(b) Each party shall promptly notify the other parties of (and provide written copies of) any communications from or with any Governmental Body in connection with the transactions contemplated by this Agreement;

(c) In the event any claim, action, suit, investigation or other proceeding by any Governmental Body or other Person is commenced that questions the validity or legality of the transactions contemplated by this Agreement or seeks damages in connection therewith, the parties shall (i) cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding, (ii) in the event an injunction or other order is issued in any such action, suit or other proceeding, use all reasonable efforts to have such injunction or other order lifted, and (iii) cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement; and

(d) The Company shall give all notices to third parties and use its commercially reasonable efforts (in consultation with Parent) to obtain all third-party consents (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) required to be given or obtained, or (iii) required to prevent a Company Material Adverse Effect, whether prior to, on or following the Closing Date.

5.14 Customer Visits. During the Pre-Closing Period, the Company shall permit Parent to discuss and meet, and shall cooperate in such discussions and meetings, with any Customer that Parent so requests. A senior executive of the Company, reasonably satisfactory to Parent, shall have the right to accompany Parent’s representative to such meeting and shall participate with Parent’s representative in any such discussions. Furthermore, the Company shall cooperate with Parent in the preparation of a presentation to such Customers with respect to the transactions contemplated by this Agreement. All costs relating to the actions described in this Section 5.14 shall be borne solely by Parent. The Company shall promptly notify Parent if a commercial relationship and/or agreement it has with a Customer terminates during the period commencing on the date of this Agreement and ending on the Closing Date.

5.15 Casualty. In the event of any loss, damage, or destruction to the assets or properties of the Company (including the Leased Real Property or the improvements thereon) resulting in losses of $150,000 or greater, after the date hereof and prior to the Closing, whether by fire, theft, vandalism, terrorism, flood, earthquake, force majeure or other cause or casualty (a “Casualty”), the Company shall promptly notify Parent of the occurrence thereof. Upon receipt of such notice, Parent shall have the right to terminate this Agreement in accordance with the provisions of Section 8.1(d). In the event of such Casualty, if Parent chooses not to terminate the Agreement, the Company shall have the right to repair and restore the loss, damage or destruction before the Closing, in which event (a) the Company shall restore such assets or properties to substantially the condition in which they existed immediately prior to the Casualty, (b) the Company shall be entitled, but not obligated, to postpone the Closing for up to 30 Business Days upon written notice of such postponement to Parent, which notice shall specify a new date for the Closing, and (c) if such repair and restoration work is not completed at the Closing, Parent shall have the right to terminate this Agreement or proceed to the Closing, in which event Parent may withhold that portion of the Adjusted Total Consideration equal to the estimated cost of repair and restoration for such assets or properties. Notwithstanding any other provision of this Agreement to the contrary, any amount withheld from the Adjusted Total Consideration pursuant to this Section 5.15 shall not also be recoverable pursuant to Section 9 of this Agreement.

5.16 Executed Signature Pages. The Shareholders’ Representative shall use commercially reasonable efforts to obtain, by no later than 10 days after the Closing, an executed signature page to this Agreement from each Shareholder whose signature page to this Agreement was delivered through execution by an attorney-in-fact.

5.17 Tax Credits. The Company shall take all commercially reasonable actions deemed necessary to preserve the Company’s eligibility to receive the maximum amount of the refundable investment tax credit available to the Company for the period ending immediately prior to the Closing under Subsection 127(10.1) of the Income Tax Act (Canada) and any applicable provincial taxing statute.

SECTION 6

CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND PURCHASER

The obligations of Parent and Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver by Parent, at or prior to the Closing, of each of the following conditions:

6.1 Accuracy of Representations. Each of the representations and warranties of the Company and each of the Shareholders contained in this Agreement, the Company Related Agreements and the Shareholder Related Agreements that are qualified as to materiality shall be true and correct in all respects, and each of the representations and warranties of the Company and each of the Shareholders contained in this Agreement, the Company Related Agreements and the Shareholder Related Agreements that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same force and effect as though made as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case the accuracy of such representation and warranty shall be determined as of such date, and except to the extent that the breach relates to the Company representation with respect to a Customer made in the last sentence of Section 2.24 solely as a result of a meeting held between Parent and such Customer pursuant to Section 5.14).

6.2 Performance of Covenants. Each of the covenants and obligations set forth herein that the Company or the Shareholders, as applicable, are required to comply with or perform at or prior to the Closing shall have been complied with or performed in all material respects.

6.3 No Company Material Adverse Effect. There shall not have occurred a Company Material Adverse Effect, and no event shall have occurred or circumstance exist that, in combination with any other events or circumstances, could reasonably be expected to have a Company Material Adverse Effect.

6.4 Execution of Agreement. This Agreement or an Accession Agreement shall have been executed by each of the holders of Company Common Shares and Company Rights outstanding as of immediately prior to the Closing.

6.5 Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with any Person required in connection with the execution, delivery or performance hereof shall have been obtained or made and shall be in full force and effect, in each case in form and substance reasonably satisfactory to Parent.

6.6 Company Rights. All Company Rights shall have been exercised for Company Common Shares or shall have been cancelled with no liability to Parent, Purchaser, the Company or their Affiliates, and Parent shall have received evidence satisfactory to it of such exercise or cancellation.

6.7 Ancillary Agreements and Documents. Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

(a) a certificate executed by the Chief Executive Officer of the Company representing and warranting that the conditions set forth in Sections 6.1, 6.2, 6.3 and 6.6 have been duly satisfied (the “Company Compliance Certificate”);

(b) written resignations of the directors and officers of the Company, effective as of the Closing;

(c) the Escrow Agreement, executed by the Shareholders’ Representative and the Escrow Agent;

(d) a legal opinion, dated the Closing Date, of LaBarge Weinstein LLP, reasonably satisfactory in form and substance to Parent and containing the opinions set forth in EXHIBIT J hereto;

(e) a legal opinion, dated the Closing Date, of Pushor Mitchell LLP, reasonably satisfactory in form and substance to Parent and containing the opinions set forth in EXHIBIT K hereto;

(f) a certificate in such form as may be reasonably requested by counsel to Parent that complies with Treasury Regulation Section 1.1445-2(c)(3);

(g) a certificate signed by the Chief Executive Officer of the Company certifying (i) the Fully Diluted Company Share Amount and containing the information required pursuant to Section 5.9, (ii) the Adjusted Total Consideration, (iii) the Per Share Closing Cash Amount, (iv) the Per Share Escrow Cash Amount, (v) the Per Share Closing Stock Amount, (vi) the Per Share Escrow Stock Amount, (vii) the Per Share Founder Closing Cash Amount, (viii) the Per Share Founder Escrow Cash Amount, (ix) the Per Share Founder Closing Stock Amount, and (x) the Per Share Founder Escrow Stock Amount;

(h) an estoppel certificate, dated as of a date not more than five (5) days prior to the Closing Date and reasonably satisfactory in form and content to Parent, executed by each landlord from whom the Company leases premises;

(i) written evidence, reasonably satisfactory to Parent, that the Company shall have complied with the covenants and agreements set forth in Section 5.10;

(j) a certificate, dated as of the Closing Date, signed by the Chief Executive Officer of the Company (i) attaching copies of the Organizational Documents, and any amendments thereto, of the Company, (ii) attaching a true, correct and complete copy of the central securities register of the Company from the date of its incorporation through the Closing Date, (iii) certifying that attached thereto are true, correct and complete copies of actions by written consent or resolutions duly adopted by the board of directors of the Company which authorize and approve the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, (iv) certifying the good standing (or equivalent status in the relevant jurisdiction) of the Company in its jurisdiction of incorporation and in each other jurisdiction where it is qualified to do business (or equivalent status in the relevant jurisdiction) and that there are no proceedings for the dissolution or liquidation of the Company, and (v) certifying the incumbency, signature and authority of the officers of the Company authorized to execute, deliver and perform this Agreement and all other documents, instruments or agreements related thereto executed or to be executed by the Company;

(k) (i) a true, correct and complete copy of resolutions adopted by the board of directors of the Company authorizing the termination of each of the Company Rights in order to give effect to the transactions contemplated by this Agreement, and (ii) evidence satisfactory to Parent to ensure that no holder of Company Rights has any right to acquire Company Common Shares and that all liabilities of the Company under the Company Rights are fully extinguished at no cost, and with no liability, to the Company;

(l) true and complete copies, certified by the Chief Executive Officer of the Company, of the Company Financial Statements;

(m) evidence satisfactory to Parent that this Agreement or an Accession Agreement has been executed by each of the holders of Company Common Shares and Company Rights outstanding as of immediately prior to the Closing;

(n) Voting Agreements in the form of EXHIBIT E hereto, executed by each of the Founders and Key Contractors;

(o) lock-up agreements in the form of EXHIBIT L hereto, executed by the individuals set forth on SCHEDULE 6.7(O);

(p) an acknowledgment and agreement executed by National Research Council Canada as represented by its Industrial Research Assistance Program, in form and substance reasonably satisfactory to Parent;

(q) a certificate executed by the Shareholders’ Representative representing and warranting that the conditions set forth in Sections 6.1 and 6.2 (in each case with respect to the Shareholders) (the “Shareholders’ Compliance Certificate”);

(r) an acknowledgement and agreement executed by Southern Interior Development Initiative Trust, in form and substance reasonably satisfactory to Parent;

(s) evidence, in form and substance reasonably satisfactory to Parent, that the Company has obtained a Sales and Use Tax Resale Certificate from the Company’s customers in Texas, Massachusetts and Illinois and paid all sales and use tax obligations of the Company to such jurisdictions in full;

(t) evidence satisfactory to Parent that the Shareholders’ Agreement has been terminated effective as of the Closing Date without any further obligation of the Company, Purchaser or Parent;

(u) duly executed share transfers in respect of all of the Company Common Shares together with the relevant share certificate in respect thereof (or, in the case of any lost certificates, an indemnity, in form satisfactory to Parent, and, if requested by Parent, delivery of a bond in such sum as Parent may reasonably direct); and

(v) all other documents required to be entered into by the Company pursuant hereto or reasonably requested by Parent to consummate the transactions contemplated by this Agreement.

6.8 Founder Option Cancellation.

(a) Options to purchase an aggregate of 821,340 Company Common Shares held by Jason Richards as of immediately prior to the Closing shall have been terminated in their entirety pursuant to an option cancellation and annulment agreement, in the form of EXHIBIT M hereto (the “Option Cancellation Agreement”), in exchange for the issuance of the Richards Note to Jason Richards, and Parent shall have received copies of: (i) the Option Cancellation Agreement duly executed by the Company and Jason Richards, and (ii) the Richards Note duly executed by the Company and Jason Richards;

(b) Options to purchase an aggregate of 421,200 Company Common Shares held by Derek Lownsbrough as of immediately prior to the Closing shall have been terminated in their entirety pursuant to an Option Cancellation Agreement in exchange for the issuance of the Lownsbrough Note to Derek Lownsbrough, and Parent shall have received copies of: (i) the Option Cancellation Agreement duly executed by the Company and Derek Lownsbrough, and (ii) the Lownsbrough Note duly executed by the Company and Derek Lownsbrough; and

(c) Options to purchase an aggregate of 442,260 Company Common Shares held by Josh Zieske as of immediately prior to the Closing shall have been terminated in their entirety pursuant to an Option Cancellation Agreement in exchange for the issuance of the Zieske Note to Josh Zieske, and Parent shall have received copies of: (i) the Option Cancellation Agreement duly executed by the Company and Josh Zieske, and (ii) the Zieske Note duly executed by the Company and Josh Zieske.

6.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any Governmental Body and shall remain in effect, and there shall not be any Law enacted or deemed applicable to the transactions contemplated by this Agreement that makes consummation of the transactions contemplated by this Agreement illegal or unduly burdensome to Parent or would subject Parent, Purchaser or the Company to sanctions if the transactions contemplated by this Agreement are consummated.

6.10 No Litigation.

(a) There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved, and none of Parent, Purchaser, the Company or any of the Shareholders shall have received any communication from any Governmental Body in which such Governmental Body indicates the possibility of commencing any Legal Proceeding or taking any other action: (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement or any agreement entered into in connection with this Agreement; (ii) challenging or seeking to restrain or prohibit Parent’s or Purchaser’s direct or indirect ownership or operation of all or a significant portion of the business and assets of the Company, or to compel Parent or any of its Subsidiaries or Affiliates to dispose of or hold separate any significant portion of the business or assets of the Company; (iii) relating to the transactions contemplated by this Agreement and seeking to obtain from Parent or any of its Subsidiaries, or the Company, any damages or other relief that may be material to Parent; (iv) seeking to prohibit or limit in any material respect Parent’s or Purchaser’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the shares of the Company; or (v) which, if unfavorably adjudicated, would materially and adversely affect the right of Parent, Purchaser or the Company or any of their respective Affiliates to own the assets or operate the business of the Company.

(b) There shall not be pending any Legal Proceeding (i) which, could have a Company Material Adverse Effect or a material adverse effect on Parent; (ii) challenging or seeking to restrain or prohibit or make materially more costly the consummation of the transactions contemplated by this Agreement; (iii) relating to the transactions contemplated by this Agreement and seeking to obtain from Parent or any of its Subsidiaries, or the Company, any damages or other relief that may be material to Parent; (iv) seeking to prohibit or limit in any material respect Parent’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the shares of the Company; or (v) which, if unfavorably adjudicated, would materially and adversely affect the right of Parent, Purchaser or the Company or any of their respective Affiliates to own the assets or operate the business of the Company.

6.11 Termination of Company Benefit Plans. The Company shall have delivered (a) a true, correct and complete copy of resolutions adopted by the board of directors of the Company authorizing the termination of each of the Company Benefit Plans, and (b) evidence reasonably satisfactory to Parent to ensure that no Employee or former Employee has any right under such plans and that all liabilities of the Company under the Company Benefit Plans (including any liabilities relating to services performed prior to the Closing) are fully extinguished at no cost, and with no liability, to the Company.

6.12 Compliance with Securities Laws. Parent shall have received evidence satisfactory to Parent that the Parent Common Stock issuable to the Shareholders at the Closing will be issuable: (a) without registration pursuant to the Securities Act in reliance on a safe harbor from the registration requirements of the Securities Act provided by Regulation S or Regulation D promulgated thereunder; and (b) in reliance upon an exemption from the prospectus and registration requirements of the Securities Act (British Columbia) and all other applicable securities laws, regulations, instruments and policies in Canada; including, without limitation, the Questionnaires duly executed by each of the Shareholders, as applicable, in accordance with Section 1.3(a).

6.13 Employment and Noncompetition Arrangements. All of the Key Employees shall have accepted employment with the Company and shall have entered into Employment Agreements and Noncompetition Agreements reasonably satisfactory to Parent and no such employee shall have indicated his or her desire not to be employed by the Company or any other direct or indirect subsidiary of Parent designated in writing by Parent.

SECTION 7

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS

The obligations of the Company and the Shareholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or written waiver by the Shareholders’ Representative), at or prior to the Closing, of the following conditions:

7.1 Accuracy of Representations. Each of the representations and warranties of Parent and Purchaser contained in this Agreement that are qualified as to materiality shall be true and correct in all respects, and each of the representations and warranties of Parent and Purchaser contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same force and effect as though made as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case the accuracy of such representation and warranty shall be determined as of such date).

7.2 Performance of Covenants. Each of the covenants and obligations set forth herein that Parent or Purchaser, as applicable, is required to comply with or perform at or prior to the Closing shall have been complied with or performed in all material respects.

7.3 Ancillary Agreements and Documents. The Shareholders’ Representative shall have received the following documents:

(a) a certificate executed by the chief executive officer or chief financial officer of Parent representing and warranting that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied;

(b) an Escrow Agreement in the form of EXHIBIT H hereto, executed by Parent and the Escrow Agent;

(c) all other documents required to be entered into or delivered by Parent or Purchaser at or prior to the Closing pursuant hereto.

7.4 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any Governmental Body and shall remain in effect, and there shall not be any Law enacted or deemed applicable to the transactions contemplated by this Agreement that makes consummation of the transactions contemplated by this Agreement illegal.

7.5 Listing. The shares of Parent Common Stock to be issued in pursuant to this Agreement and pursuant to the Notes shall have been approved for quotation (subject to the notice of issuance) on NASDAQ.

7.6 Material Adverse Effect. Since the Agreement Date there shall not have occurred any event or events that, alone or in the aggregate, resulted in a material adverse effect on Parent’s business, financial condition or results of operations.

7.7 Consents. All consents approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Body required to be made prior to the Closing shall have been obtained or made on terms and conditions reasonably satisfactory to the Shareholders’ Representative.

7.8 Founder Option Cancellation.

(a) Options to purchase an aggregate of 821,340 Company Common Shares held by Jason Richards as of immediately prior to the Closing shall have been terminated in their entirety pursuant to an Option Cancellation Agreement in exchange for the issuance of the Richards Note to Jason Richards, and Parent shall have received copies of: (i) the Option Cancellation Agreement duly executed by the Company and Jason Richards, and (ii) the Richards Note duly executed by the Company and Jason Richards;

(b) Options to purchase an aggregate of 421,200 Company Common Shares held by Derek Lownsbrough as of immediately prior to the Closing shall have been terminated in their entirety pursuant to an Option Cancellation Agreement in exchange for the issuance of the

Lownsbrough Note to Derek Lownsbrough, and Parent shall have received copies of: (i) the Option Cancellation Agreement duly executed by the Company and Derek Lownsbrough, and (ii) the Lownsbrough Note duly executed by the Company and Derek Lownsbrough; and

(c) Options to purchase an aggregate of 442,260 Company Common Shares held by Josh Zieske as of immediately prior to the Closing shall have been terminated in their entirety pursuant to an Option Cancellation Agreement in exchange for the issuance of the Zieske Note to Josh Zieske, and Parent shall have received copies of: (i) the Option Cancellation Agreement duly executed by the Company and Josh Zieske, and (ii) the Zieske Note duly executed by the Company and Josh Zieske.

SECTION 8

TERMINATION

8.1 Termination Events. This Agreement may be terminated prior to the Closing, notwithstanding approval of this Agreement by the Shareholders in accordance with the terms hereof:

(a) by mutual written consent of Parent and the Shareholders’ Representative;

(b) by written notice from Parent to the Shareholders’ Representative, if there has been a breach of any representation, warranty, covenant or agreement by the Company or the Shareholders, or any such representation or warranty shall become untrue after the date hereof, such that the conditions in Sections 6.1 and 6.2 would not be satisfied and such breach is not curable or, if curable, is not cured within the earlier of (i) 15 days after written notice thereof is given by Parent to the Shareholders’ Representative, and (ii) the Expiration Date;

(c) by written notice from the Shareholders’ Representative to Parent, if there has been a breach of any representation, warranty, covenant or agreement by Parent or Purchaser, or any such representation or warranty shall become untrue after the date hereof, such that the conditions in Sections 7.1 and 7.2 would not be satisfied and such breach is not curable or, if curable, is not cured within the earlier of (i) 15 days after written notice thereof is given by the Shareholders’ Representative to Parent, and (ii) the Expiration Date;

(d) by written notice from Parent to the Shareholders’ Representative under the circumstances described in Section 5.15; or

(e) by written notice by the Shareholders’ Representative to Parent or Parent to the Shareholders’ Representative, as the case may be, in the event the Closing has not occurred on or prior to March 31, 2013 (the “Expiration Date”) for any reason other than delay or nonperformance of or breach, in each case under this Agreement or any other agreement contemplated by this Agreement, by the party seeking such termination.

8.2 Effect of Termination. In the event of termination of this Agreement pursuant to this Section 8, this Agreement shall forthwith become void and there shall be no liability on the part of any party to this Agreement or its partners, officers, directors or shareholders, except for obligations under Section 5.12 (Public Announcements), Section 10.3 (Fees and Expenses), Section 10.4 (Attorneys’ Fees), Section 10.5 (Waiver; Amendment), Section 10.6 (Entire

Agreement), Section 10.7 (Execution of Agreement; Counterparts; Electronic Signatures), Section 10.8 (Governing Law; Jurisdiction and Venue), Section 10.9 (Waiver of Jury Trial), Section 10.10 (Assignment and Successors), Section 10.12 (Notices), Section 10.13 (Construction; Usage), Section 10.14 (Enforcement of Agreement), Section 10.15 (Severability), Section 10.17 (Disclosure Schedule) and this Section 8.2, and the definitions used in each of the foregoing sections, including those set forth in EXHIBIT A hereto, all of which shall survive the Termination Date. Notwithstanding the foregoing, nothing contained herein shall relieve any party from liability for any breach hereof. Upon termination of this Agreement, each of the parties to this Agreement shall, in all events, be bound by and be subject to that certain Mutual Non-Disclosure Agreement, dated May 28, 2012, by and between Parent and the Company (the “Mutual Non-Disclosure Agreement”).

SECTION 9

INDEMNIFICATION

9.1 Indemnification Obligations of the Shareholders.

(a) Subject to the remaining provisions of this Section 9, each Shareholder shall, severally but not jointly, hold harmless and indemnify the Indemnified Parties from and against, and shall compensate, reimburse and pay the Indemnified Parties for, any and all Losses arising out of or relating to (without duplication):

(i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 of this Agreement, the Company Compliance Certificate, the Shareholders’ Compliance Certificate or any other Company Related Agreement (without giving effect to any materiality qualification contained in such representation or warranty);

(ii) with respect to such Shareholder, any inaccuracy in or breach of any representation or warranty set forth in Section 3 of this Agreement or any Shareholder Related Agreement;

(iii) any breach of any covenant, agreement, obligation or undertaking made by the Company or such Shareholder in this Agreement or in any Company Related Agreement or Shareholder Related Agreement, as applicable;

(iv) any of the Company Benefit Plans in respect of or relating to any period ending on or prior to the Closing Date, including the termination thereof pursuant to Section 5.8;

(v) (A) any provision of any Environmental Law and arising out of, or relating to, (1) any act or omission of the Company or any of or its employees, agents or Representatives on or prior to the Closing Date, or (2) the ownership, use, control or operation on or prior to the Closing Date of any real property, plant, facility, site, area or property used in the business of the Company (whether currently or previously owned or leased by the Company), including arising from any Release of any Materials of Environmental Concern or off-site shipment of any Materials of Environmental Concern at or from such real property, plant, facility, site, area or property; or (B) mold or any other environmental matter or condition arising on or prior to the Closing Date;

(vi) any liability for Pre-Closing Period Taxes;

(vii) pending suits, actions, investigations or other legal, governmental or administrative proceedings set forth in, or required to be set forth in, Part 2.23 of the Company Disclosure Schedule;

(viii) any demands by holders of Company Common Shares under Section 238 of the BCA;

(ix) the Working Capital Adjustment Amount;

(x) any misstatement, misrepresentation or breach of the representations and warranties made by the Shareholders contained in or made pursuant to any Questionnaire executed by a Shareholder;

(xi) any fraud or intentional misrepresentation of the Company or any Shareholder with respect to any representation, warranty or covenant of the Company or any Shareholder contained in this Agreement, the Company Compliance Certificate, the Shareholders’ Compliance Certificate or any other Company Related Agreement;

(xii) the amount of any Transaction Expenses;

(xiii) any liability for the Company’s failure to satisfy sales and use Tax obligations; and

(xiv) any Tax-related liability with respect to Company Options granted to employees.

(b) In the event that the Company suffers, incurs or otherwise becomes subject to any Losses as a result of or in connection with any inaccuracy in or breach or alleged breach of any representation, warranty, covenant or obligation of the Company or the Shareholders or other matter referred to in Section 9.1(a), then (without limiting any of the rights of Parent or Purchaser as an Indemnified Party) Parent and Purchaser shall also be deemed, by virtue of their ownership of the shares of the Company, to have suffered, incurred or otherwise become subject to Losses as a result of and in connection with such inaccuracy, breach, alleged breach or other matter.

(c) The current or former shareholders of the Company shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Company in connection with any indemnification obligation or any liability to which such current or former shareholders of the Company may become subject under or in connection with this Agreement or any other agreement or document delivered to Parent or Purchaser in connection with this Agreement. In consideration for the Shareholder Consideration, as of and following the Closing Date, each Shareholder knowingly, voluntarily and unconditionally releases, forever discharges, and covenants not to sue the Company from or for any and all claims, causes of action, demands, suits, debts, obligations, liabilities, damages, losses, costs and expenses (including attorneys’ fees) of every kind or nature whatsoever, known or unknown, actual or potential, suspected or unsuspected, fixed or contingent, that such Shareholder has or may have, now or in the future, arising out of, relating to, or resulting from any act or omission, error, negligence, breach of contract, tort, violation of law, matter or cause whatsoever from the beginning of time to the Closing Date, including without limitation any claim related to any Company Rights held by such Shareholder that are terminated as of the Closing; provided, however, that the foregoing release shall not apply to any claims arising out of this Agreement.

9.2 Indemnification Procedure.

(a) In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Company, Parent, Purchaser or any other Person) with respect to which any of the Indemnified Parties may be entitled to indemnification or any other remedy pursuant to this Section 9, Parent shall promptly give the Shareholders’ Representative and the Escrow Agent written notice of such claim or Legal Proceeding (a “Claim”); provided, however, that any failure on the part of Parent to so notify the Shareholders’ Representative shall not limit any of the Indemnified Parties’ rights to indemnification under this Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

(b) Within 10 days of delivery of such written notice, the Shareholders’ Representative may elect (by written notice delivered to Parent) to take all necessary steps properly to contest any Claim involving third parties or to prosecute such Claim to conclusion or settlement. If the Shareholders’ Representative makes the foregoing election, an Indemnified Party will have the right to participate at its own expense in all proceedings. If the Shareholders’ Representative does not make such election within such period or fails to diligently contest such Claim after such election, then the Indemnified Party shall be free to handle the prosecution or defense of any such Claim, and will take all necessary steps to contest the Claim involving third parties or to prosecute such Claim to conclusion or settlement, and will notify the Shareholders’ Representative of the progress of any such Claim, will permit the Shareholders’ Representative, at the sole cost of the Shareholders’ Representative, to participate in such prosecution or defense and will provide the Shareholders’ Representative with reasonable access to all relevant information and documentation relating to the Claim and the prosecution or defense thereof.

(c) Notwithstanding the foregoing, if a Claim includes Losses equal to an amount in excess of the value of the Indemnity Escrow Amount on the date of the Claim, or relates to any Intellectual Property or other intellectual property issues, Parent shall have the right, at its election, to proceed with the defense of such Claim or Legal Proceeding on its own. In any case, the party not in control of the Claim will cooperate with the other party in the conduct of the prosecution or defense of such Claim.

(d) Parent shall have the right to settle, adjust or compromise any such Claim or Legal Proceeding; provided, however, that if Parent settles, adjusts or compromises any such claim or Legal Proceeding without the consent of the Shareholders’ Representative, such settlement, adjustment or compromise shall not be conclusive evidence of the amount of Losses incurred by the Indemnified Party in connection with such Claim or Legal Proceeding (it being understood that if Parent requests that the Shareholders’ Representative consent to a settlement, adjustment or compromise, the Shareholders’ Representative shall not unreasonably withhold, condition or delay such consent). The Shareholders’ Representative may not compromise or settle any such Claim without the written consent of Parent, such consent not to be unreasonably withheld, conditioned or delayed. Parent shall have the right, at its election, to proceed with the defense of such Claim or

Legal Proceeding on its own. If Parent proceeds with the defense of any such Claim or Legal Proceeding, all reasonable expenses relating to the defense of such Claim or Legal Proceeding shall be satisfied first out of the Indemnity Escrow Amount in the manner set forth in the Escrow Agreement and then from the Shareholders.

9.3 Survival Period. The representations, warranties and covenants made by the Company and the Shareholders herein shall not be extinguished by the Closing, but shall survive the Closing for, and all claims for indemnification in connection therewith shall be asserted not later than, 18 months following the Closing Date; provided, however, that (a) each of the representations and warranties contained in Sections 2.1(a) and 2.1(d) (Organization; Standing and Power; Subsidiaries), Section 2.3 (Authority; Binding Nature of Agreement), Section 2.5 (Capitalization), Section 2.8 (Title to and Sufficiency of Assets), Section 2.22 (Related Party Transactions), Section 2.29 (Finder’s Fee), Section 2.31 (Company Action), Section 3.1 (Ownership of Shares), Section 3.2 (Capacity and Authority of Shareholders), Section 3.3 (No Agreements), Section 3.4 (Residency), Section 3.5 (Finder’s Fee) and Section 3.6 (Investment Purpose; Disclosure of Information) shall survive the Closing without limitation as to time, and the period during which a claim for indemnification may be asserted in connection therewith shall continue indefinitely; (b) each of the representations and warranties contained in Section 2.13 (Intellectual Property) shall survive the Closing, and all claims for indemnification in connection therewith shall be asserted not later than 24 months following the Closing Date; (c) each of the representations and warranties contained in Section 2.17 (Company Benefit Plans), Section 2.18 (Employee Matters), Section 2.19 (Labor Matters), and Section 2.20 (Environmental Matters) shall survive the Closing until, and all claims for indemnification in connection therewith shall be asserted not later than 60 days following, the expiration of any statute of limitations applicable to the rights of any Person to bring any claim with respect to such matters; and (d) each of the representations and warranties contained in Section 2.16 (Tax Matters) shall survive until, and all claims for indemnification in connection therewith shall be asserted not later than the later to occur of: (i) the 180th day following the end of the period, if any, during which an assessment, reassessment or other form of document assessing liability for Taxes in respect of any taxation year to which these representations and warranties extend could be issued to the Company, and (ii) 60 days following the expiration of any statute of limitations applicable to the rights of any Person to bring any claim with respect to such matters (the representations and warranties referred to in clauses (a)-(d) of this sentence, the “Special Representations”). Notwithstanding the foregoing, if, prior to the close of business on the last day a claim for indemnification may be asserted hereunder, the Shareholders’ Representative shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof. All representations, warranties and covenants made by Parent and Purchaser shall terminate and expire as of the Closing, and any liability of Parent or Purchaser with respect to such representations and warranties shall thereupon cease. The covenants and agreements of the parties hereunder shall survive without limitation as to time, and the period during which a claim for indemnification may be asserted in connection therewith shall continue indefinitely.

9.4 Offset Against Indemnity Escrow Amount. In the event any Indemnified Party shall suffer any Losses for which such Indemnified Party is entitled to indemnification under Section 9.1, such Indemnified Party shall be entitled to recover such Losses by offsetting such

Losses against the Indemnity Escrow Amount. Any recovery by Parent of Losses from the Indemnity Escrow Amount shall be made from the Escrow Stock and Escrow Cash in the same proportion that the Escrow Stock and the Escrow Cash respectively bear to the Indemnity Escrow Amount (with each share of Escrow Stock being deemed to have a value equal to the Parent Price), and each recovery shall be made from the escrow fund on a basis proportional to the Indemnity Escrow Amount contributed under the Escrow Agreement by or on behalf of each Shareholder.

9.5 Investigations. The respective representations and warranties of the parties contained in this Agreement or any certificate or other document delivered by any party at or prior to the Closing and the rights to indemnification set forth in this Section 9 shall not be deemed waived or otherwise affected by any investigation made, or Knowledge acquired, by a party.

9.6 Escrow Sole Remedy.

(a) From and after the Closing, the Shareholders shall have no liability for Losses in excess of the Indemnity Escrow Amount except: (i) in accordance with Section 9.6(b), (ii) with respect to the representations and warranties contained in Sections 2.1(a), 2.1(d), 2.3, 3.1 and 3.2, which liability shall be capped at the aggregate Shareholder Consideration payable with respect to all Company Common Shares, (iii) for Losses directly or indirectly related to fraud or intentional misrepresentation by the Company or any of the Shareholders, which liability shall be capped, in the case of a Shareholder other than a Founder, at the Shareholder Consideration payable to that Shareholder, and in the case of a Key Contractor, at the Shareholder Consideration payable to the Key Contractor plus the cash consideration for services rendered to the Company at any time on or prior to the Closing Date and paid by the Company to the Key Contractor prior to, on or after the Closing Date, (iv) with respect to the representations and warranties set forth in Section 2.5, which liability shall be capped at the aggregate Shareholder Consideration payable with respect to all Company Common Shares, or (v) for Losses indemnifiable from the Special Taxes Escrow Amount in accordance with Section 9.7; provided, however, that the entire Indemnity Escrow Amount must first be exhausted before direct recovery from the Shareholders in excess of the Indemnity Escrow Amount shall be permitted; provided further, that, except in respect of claims for breaches or inaccuracies of the representations and warranties contained in Section 3.1 (Ownership of Shares) and Section 3.2 (Capacity and Authority of Shareholders) made by a Shareholder on its own account, the liability of each Shareholder shall be limited to its pro rata portion of Losses (such pro rata portion to be determined based on the amount of Shareholder Consideration payable with respect to such Shareholder’s Company Common Shares, relative to the aggregate Shareholder Consideration payable with respect to all Company Common Shares); provided further, that, notwithstanding anything to the contrary herein, the liability (A) of any Founder for fraud or intentional misrepresentation by such Founder shall be uncapped, and (B) for fraud or intentional misrepresentation by the Company (I) where the Shareholder is a Founder who had actual knowledge of such fraud or intentional misrepresentation by the Company, shall be uncapped, and (II) with respect to all other Shareholders, shall be limited to such Shareholder’s pro rata portion of Losses (such pro rata portion to be determined based on the amount of Shareholder Consideration payable with respect to such Shareholder’s Company Common Shares, relative to the aggregate Shareholder Consideration payable with respect to all Company Common Shares); and provided further that nothing in this Section 9.6 shall preclude Parent from seeking injunctive relief or specific performance with respect to any covenant, agreement or obligation of the Company or any of the Shareholders contained in this Agreement. Notwithstanding anything in this Agreement to the contrary, the parties to this Agreement acknowledge and agree that the provisions of this Section 9 with respect to indemnification shall be, except in the case of Losses directly or indirectly arising or resulting from fraud or intentional misrepresentation by the Company or any of the Shareholders, the exclusive remedy for Parent, and that Parent shall have the right to recover Losses from the Shareholders for, and that the Shareholders shall be severally but not jointly liable for their respective pro rata portion of, Losses (such pro rata portion to be determined based on the amount of Shareholder Consideration payable with respect to such Shareholder’s Company Common Shares, relative to the aggregate Shareholder Consideration payable with respect to all Company Common Shares), in each case up to, and not to exceed, the amount of Shareholder Consideration paid with respect to such Shareholder’s Company Common Shares (it being understood that any amount recovered from the Shareholders pursuant to this Section 9.6 or Section 9.7, or any amount of the Indemnity Escrow Amount, the Special Taxes Escrow Amount or the Notes not received by the Shareholders or by the Founders, after giving effect to the complete distribution of the Indemnity Escrow Amount, the Special Taxes Escrow Amount and the consideration payable under the Notes by the Escrow Agent, shall not be considered as Shareholder Consideration paid or payable with respect to such Shareholder’s Company Common Shares for purposes of this Section 9.6).

(b) The Shareholders shall be liable for Losses in excess of the Indemnity Escrow Amount for any breach of the representations set forth in Section 2.13 up to a cash amount of $3,150,000 and an amount of Parent Common Stock valued, in accordance with Section 9.4, at $3,850,000. For the sake of greater certainty, the limits mentioned in the foregoing sentence are inclusive of any amounts for Losses recovered from the Indemnity Escrow Amount, and the entire Indemnity Escrow Amount must first be exhausted before direct recovery from the Shareholders shall be permitted.

9.7 Special Indemnity. Without limiting any of the Indemnified Parties’ rights to indemnification solely pursuant to Section 9.1 or the Indemnified Parties’ rights of recovery from the Indemnity Escrow Amount, the Indemnified Parties shall be entitled to indemnification solely from the Special Taxes Escrow Amount for the full amount of any Losses with respect to any Tax-related liability with respect to Company Options granted to employees. Notwithstanding anything in this Agreement to the contrary, under no circumstances shall any Indemnified Party be entitled to payment from the Special Taxes Escrow Amount for any reason other than Losses specified in this Section 9.7.

9.8 Limitations on Liability. Notwithstanding any other provision of this Agreement to the contrary, except in cases of (a) fraud or intentional misrepresentation in respect of any Company or Shareholder representation, warranty or covenant, (b) a breach of any of the representations and warranties contained in Sections 2.1(a), 2.1(d), 2.3, 3.1 and 3.2, or (c) Losses indemnifiable from the Special Taxes Escrow Amount in accordance with Section 9.7, the Indemnified Parties shall not be entitled to be compensated or reimbursed for any Losses unless and until such time as the total amount of all Losses that have been suffered or incurred by any one or more of the Indemnified Parties, or to which any one or more of the Indemnified Parties has or have otherwise become subject, exceeds $100,000 in the aggregate. If the total amount of such Losses exceeds $100,000, then the Indemnified Parties shall be entitled to be indemnified against and compensated and reimbursed for the entire amount of such Losses, including the $100,000.

SECTION 10

MISCELLANEOUS PROVISIONS

10.1 Shareholders’ Representative.

(a) The Shareholders, by executing this Agreement, hereby irrevocably appoint the Shareholders’ Representative as their agent and attorney-in-fact for purposes of Section 9 and the Escrow Agreement, and consent to the taking by the Shareholders’ Representative of any and all actions and the making of any decisions required or permitted to be taken by it under the Escrow Agreement (including, without limitation, the exercise of the power to authorize delivery to Parent of the Indemnity Escrow Amount and the Special Taxes Escrow Amount in satisfaction of claims by Parent, agree to, negotiate, enter into settlements and compromises of and demand arbitration, and comply with orders of courts and awards of arbitrators with respect to such claims, resolve any claim made pursuant to Section 9); and take all actions necessary in the judgment of the Shareholders’ Representative for the accomplishment of the foregoing. John Drope & Associates Ltd. hereby accepts its appointment as the Shareholders’ Representative for purposes of Section 9 and the Escrow Agreement. Parent shall be entitled to deal exclusively with the Shareholders’ Representative on all matters relating to Section 9 and the Escrow Agreement, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Shareholder by the Shareholders’ Representative, and on any other action taken or purported to be taken on behalf of any Shareholder by the Shareholders’ Representative, as fully binding upon such Shareholder. Without limiting the generality of the foregoing, any decision, act, consent or instruction of the Shareholders’ Representative, including an amendment, extension or waiver of any provision of this Agreement, shall constitute a decision of the Shareholders and shall be final, binding and conclusive upon the Shareholders. Each of Parent and Purchaser is hereby relieved from any liability to any person for any acts done by it in accordance with such decision, act, consent or instruction of the Shareholders’ Representative.

(b) If the Shareholders’ Representative shall be unable to fulfill its responsibilities as agent of the Shareholders, then Jason Richards shall, within 10 days after such determination, appoint a successor representative reasonably satisfactory to Parent. Any such successor shall become the “Shareholders’ Representative” for purposes of Section 9, the Escrow Agreement and this Section 10.1.

(c) The Shareholders’ Representative shall not be liable for any act done or omitted hereunder as Shareholders’ Representative while acting in good faith and in the exercise of reasonable judgment. The Shareholders shall severally indemnify each Shareholders’ Representative and hold each Shareholders’ Representative harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of such Shareholders’ Representative and arising out of or in connection with the acceptance or administration of such Shareholders’ Representative’s duties hereunder, including the reasonable fees and expenses of any legal counsel retained by such Shareholders’ Representative.

(d) The Shareholders’ Representative shall be entitled to rely upon any order, judgment, certificate, demand, notice, instrument or other writing delivered to it hereunder without being required to investigate the validity, accuracy or content thereof, and the Shareholders’

Representative shall not be responsible for the validity or sufficiency of this Agreement. In all questions arising under this Agreement, the Shareholders’ Representative may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Shareholders’ Representative based on such advice, the Shareholders’ Representative shall not be liable to anyone.

10.2 Further Assurances. Each party to this Agreement shall execute and cause to be delivered to each other party such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

10.3 Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement; provided, however, that the Shareholders shall be responsible for all Transaction Expenses.

10.4 Attorneys’ Fees. If any Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

10.5 Waiver; Amendment. Any agreement on the part of a party to this Agreement to any extension or waiver of any provision hereof shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by a party to this Agreement of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party to this Agreement of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time. This Agreement may not be amended, modified, altered or supplemented except by written agreement of Parent, Purchaser and the Shareholders’ Representative.

10.6 Entire Agreement. This Agreement and the other agreements referred to herein constitute the entire agreement among the parties to this Agreement and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties to this Agreement with respect to the subject matter hereof and thereof; provided, however, that the Mutual Non-Disclosure Agreement shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of: (a) the Closing Date; or (b) the date on which such Mutual Non-Disclosure Agreement is terminated in accordance with its terms.

10.7 Execution of Agreement; Counterparts; Electronic Signatures.

(a) This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties to this Agreement and delivered to the other parties to this Agreement, it being understood that all parties to this Agreement need not sign the same counterparts.

(b) The exchange of copies of this Agreement and of signature pages by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties to this Agreement and may be used in lieu of the original Agreement for all purposes. Signatures of the parties to this Agreement transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

10.8 Governing Law; Jurisdiction and Venue.

(a) This Agreement and the relationship of the parties to this Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

(b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state or federal court located in the County of Alameda or the County of Santa Clara, each in the State of California. Each party to this Agreement:

(i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the Counties of Alameda and Santa Clara, State of California (and each appellate court located in the State of California), in connection with any legal proceeding;

(ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him, her or it at the address set forth in Section 10.12 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

(iii) agrees that each state and federal court located in the Counties of Alameda and Santa Clara, State of California, shall be deemed to be a convenient forum; and

(iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of Alameda or the County of Santa Clara, each in the State of California, any claim by the Company, any Shareholder, Parent or Purchaser that he, she or it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

10.9 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

10.10 Assignment and Successors. No party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties to this Agreement, except that Parent and Purchaser may assign any of its rights and delegate any of its obligations under this Agreement to any Affiliate of Parent. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties.

10.11 Parties in Interest. Except for the provisions of Sections 1.3, 5.5 and Section 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any).

10.12 Notices. All notices, requests, claims, demands, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); or (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties; provided, however that no Shareholder may change such Shareholder’s address for purposes of this Section 10.12 to any address other than the address of the Shareholders’ Representative):

If to the Company (before the Closing):

Vineyard Networks Inc.

302-1353 Ellis Street

Kelowna, British Columbia

V1Y 1Z9

Canada

Attention: Jason Richards

Fax no.: (250) 412-3558

with a mandatory copy to (which copy shall not constitute notice):

LaBarge Weinstein LLP

700 – 700 West Pender Street

Vancouver, British Columbia

V6C 1G8

Canada

Attention: Mark Longo, Partner

Fax no.: (604) 669-4351

If to the Shareholders’ Representative (on its own behalf and for the benefit of the Shareholders):

John Drope & Associates Ltd.

#201-1405 St. Paul Street

Kelowna, British Columbia

V1Y 2E4

Attention: John Drope

Fax no.: (250) 870-9140

with a mandatory copy to (which copy shall not constitute notice):

Pushor Mitchell LLP

301-1665 Ellis Street

Kelowna, British Columbia V1Y 2B3

Attention: Blair Forrest

Fax no.: (250) 762-6665

If to Parent or Purchaser:

Procera Networks, Inc.

4121 Clipper Court

Fremont, CA 94538

Attention: Chief Executive Officer

Fax no.: (510) 656-1355

with a mandatory copy to (which copy shall not constitute notice):

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Attention: Jeffrey T. Hartlin

Fax no.: (650) 320-1904

10.13 Construction; Usage.

(a) Interpretation. In this Agreement, unless a clear contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii) reference to any gender includes each other gender;

(iv) reference to any agreement, document or instrument means such agreement, document or instrument, as well as all addenda, exhibits, schedules or amendments thereto, in each case as amended, modified or restated and in effect from time to time in accordance with the terms thereof;

(v) reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof; and

(vii) “including” means including without limiting the generality of any description preceding such term.

(b) Legal Representation of the Parties and Independent Legal Advice. This Agreement was negotiated by the parties to this Agreement with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof. Each of the Shareholders hereby acknowledges and agrees that LaBarge Weinstein LLP and Pushor Mitchell LLP have acted as counsel only to the Company and that neither LaBarge Weinstein LLP nor Pushor Mitchell LLP are protecting the rights and interests of the Shareholders. Each of the Shareholders hereby acknowledges and agrees that such Shareholder was afforded the opportunity to obtain independent legal advice with respect to this Agreement and the transactions contemplated hereby, and each Shareholder hereby represents and warrants that such Shareholder has sought independent legal advice or waives such advice.

(c) Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(d) Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with IFRS.

(e) Dollar Amounts. All references to “$” contained herein shall refer to Canadian Dollars unless otherwise stated.

10.14 Enforcement of Agreement. The parties to this Agreement acknowledge and agree that Parent and Purchaser would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the Company or the Shareholders could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Parent or Purchaser may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. The rights and remedies of the parties to this Agreement shall be cumulative (and not alternative).

10.15 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

10.16 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

10.17 Disclosure Schedule. Nothing in the Company Disclosure Schedule shall be adequate to disclose an exception to a representation or warranty made in this Agreement except to the extent the Part thereof identifies the exception and describes the facts. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be adequate to disclose an exception to a representation or warranty made in this Agreement unless the representation or warranty has to do with the existence of the document or other item itself. No exceptions to any representations or warranties disclosed on one Part of the Company Disclosure Schedule shall constitute an exception to any other representations or warranties made in this Agreement except to the extent the disclosure is clear in its disclosure or cross-referenced in such other applicable Part.

10.18 Schedules and Exhibits. The Schedules and Exhibits (including the Company Disclosure Schedule) are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full herein.

10.19 Disclosure of Personal Information. Each of the parties to this Agreement agree that all Personal Information disclosed under this Agreement is being disclosed as part of a business transaction, as defined in the Personal Information Protection Act (British Columbia). The Personal Information is necessary for parties to this Agreement to determine whether to proceed with the business transaction and shall only be used or disclosed for the purpose of the business transaction.

*    *    *

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

PARENT:

PROCERA NETWORKS, INC.

By:	/s/ James Brear
Name:	James Brear
Title:	Chief Executive Officer

PURCHASER:

PROCERA NETWORKS KELOWNA ULC

By:	/s/ James Brear
Name:	James Brear
Title:	Chief Executive Officer

COMPANY:

VINEYARD NETWORKS INC.

By:	/s/ Jason Richards
Name:	Jason Richards
Title:	CEO

SHAREHOLDERS’ REPRESENTATIVE:

JOHN DROPE & ASSOCIATES LTD.

By:	/s/ John Drope
Name:	John Drope
Title:	President

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

1093466 ALBERTA LTD.

By:	/s/ Jason Hendricks
Name:	Jason Hendricks
Title:	Director

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

1095321 ALBERTA LIMITED

By:	/s/ Dean Townson
Name:	Dean Townson
Title:	Director

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

/s/ Austen Martin
AUSTEN MARTIN

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

/s/ Brent John Bolleman
BRENT JOHN BOLLEMAN

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

/s/ Brent John Bolleman
BRENT JOHN BOLLEMAN AND ANDREA JEAN BOLLEMAN, JOINT TENANTS WITH RIGHT OF SURVIVORSHIP

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

/s/ Chris Eytcheson
CHRIS EYTCHESON

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

/s/ Colin Sutherland
COLIN SUTHERLAND

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

CORBRICO INC.

By:	/s/ David Wright
Name:	David Wright
Title:	President

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

/s/ David Webb
DAVID WEBB

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

/s/ Derek Lownsbrough
DEREK LOWNSBROUGH

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

/s/ Gillianne Richards
GILLIANNE RICHARDS

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

/s/ Jason Richards
JASON RICHARDS

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

/s/ Jayce Bremner
JAYCE BREMNER

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

/s/ Josh Zieske
JOSH ZIESKE

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

/s/ Kevin Larocque

/s/ Coral Larocque
KEVIN AND CORAL LAROCQUE, JOINT TENANTS WITH RIGHT OF SURVIVORSHIP

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

/s/ Kevin Lousier
KEVIN LOUSIER

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

/s/ Kevin Matrosovs
KEVIN MATROSOVS

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

/s/ Larry Stranaghan
LARRY STRANAGHAN

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

/s/ Lauren Round
LAUREN ROUND

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

/s/ Len Kravontka
LEN KRAVONTKA

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

/s/ Leo Robert
LEO ROBERT

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

/s/ Lisette Lownsbrough
LISETTE LOWNSBROUGH

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

/s/ Margaret Sinclair
MARGARET SINCLAIR

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

/s/ Raghwa Gopal
RAGHWA GOPAL

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

/s/ Richard Ford
RICHARD FORD

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

/s/ Sean Compton
SEAN COMPTON

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

SOUTHERN INTERIOR INNOVATION FUND (VCC) INC.

By:	/s/ John Drope
Name:	John Drope
Title:	President/Fund Manager

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

/s/ Vernon Nielsen
VERNON NIELSEN

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SHAREHOLDERS:

WHISTLER NETWORKS INC.

By:	/s/ Brent Bolleman
Name:	Brent Bolleman
Title:	President

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

-i-

2.20	Environmental Matters	42

2.21	Insurance	43

2.22	Related Party Transactions	44

2.23	Legal Proceedings; Orders	44

2.24	Customers and Suppliers	44

2.25	Product and Service Warranties	45

2.26	Product Development	45

2.27	Export and Import Restrictions	46

2.28	Personal Information and Privacy	46

2.29	Finder’s Fee	47

2.30	Certain Payments	47

2.31	Company Action	48

2.32	Anti-Takeover Law	48

2.33	Investment Canada Act	48

2.34	Competition Act	49

SECTION 3	REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS	49

3.1	Ownership of Shares	49

3.2	Capacity and Authority of Shareholders	49

3.3	No Agreements	50

3.4	Residency	50

3.5	Finder’s Fee	51

3.6	Investment Purpose; Disclosure of Information	51

SECTION 4	REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER	51

4.1	Corporate Existence and Power	51

4.2	Authority; Binding Nature of Agreement	51

4.3	Absence of Restrictions; Required Consents	52

4.4	SEC Filings; Financial Statements	53

4.5	Valid Issuance	53

SECTION 5	CERTAIN COVENANTS AND AGREEMENTS	53

5.1	Access and Investigation	53

5.2	Operation of the Company’s Business	54

-ii-

5.3	Notification	57

5.4	No Negotiation	58

5.5	Registration Rights	58

5.6	Accession Agreements	63

5.7	Interim Financials	63

5.8	Employee Matters	63

5.9	Calculation of Shareholder Consideration	63

5.10	Related Parties	64

5.11	Sarbanes-Oxley Compliance	64

5.12	Public Announcements	64

5.13	Reasonable Efforts; Further Assurances; Cooperation	65

5.14	Customer Visits	65

5.15	Casualty	66

5.16	Executed Signature Pages	66

5.17	Tax Credits	66

SECTION 6	CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND PURCHASER	66

6.1	Accuracy of Representations	66

6.2	Performance of Covenants	67

6.3	No Company Material Adverse Effect	67

6.4	Execution of Agreement	67

6.5	Consents	67

6.6	Company Rights	67

6.7	Ancillary Agreements and Documents	67

6.8	Founder Option Cancellation	69

6.9	No Restraints	70

6.10	No Litigation	70

6.11	Termination of Company Benefit Plans	71

6.12	Compliance with Securities Laws	71

6.13	Employment and Noncompetition Arrangements	71

SECTION 7	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS	71

7.1	Accuracy of Representations	71

-iii-

7.2	Performance of Covenants	72

7.3	Ancillary Agreements and Documents	72

7.4	No Restraints	72

7.5	Listing	72

7.6	Material Adverse Effect	72

7.7	Consents	72

7.8	Founder Option Cancellation	72

SECTION 8	TERMINATION	73

8.1	Termination Events	73

8.2	Effect of Termination	73

SECTION 9	INDEMNIFICATION	74

9.1	Indemnification Obligations of the Shareholders	74

9.2	Indemnification Procedure	76

9.3	Survival Period	77

9.4	Offset Against Indemnity Escrow Amount	77

9.5	Investigations	78

9.6	Escrow Sole Remedy	78

9.7	Special Indemnity	79

9.8	Limitations on Liability	79

SECTION 10	MISCELLANEOUS PROVISIONS	80

10.1	Shareholders’ Representative	80

10.2	Further Assurances	81

10.3	Fees and Expenses	81

10.4	Attorneys’ Fees	81

10.5	Waiver; Amendment	81

10.6	Entire Agreement	81

10.7	Execution of Agreement; Counterparts; Electronic Signatures	81

10.8	Governing Law; Jurisdiction and Venue	82

10.9	WAIVER OF JURY TRIAL	82

10.10	Assignment and Successors	82

10.11	Parties in Interest	83

10.12	Notices	83

10.13	Construction; Usage	84

-iv-

10.14	Enforcement of Agreement	85

10.15	Severability	85

10.16	Time of Essence	86

10.17	Disclosure Schedule	86

10.18	Schedules and Exhibits	86

10.19	Disclosure of Personal Information	86

-v-

INDEX OF DEFINED TERMS

Term	Section

Accounting Referee	1.6(e)
Accession Agreement	1.8
Accredited Investor Questionnaire	1.3(a)
Acquisition Proposal	5.4(a)
Agreement Date	Preamble
Amalco	1.8(a)
Amalco Shares	1.8(a)(i)
Amalgamation	1.8(a)
Amalgamation Notice	1.8
Annual Financial Statements	2.6(a)(i)
Balance Sheets	2.6(a)(i)
Bankruptcy and Equity Exception	2.3
BCA	1.8(a)(vi)
Casualty	5.15
Claim	9.2(a)
Closing	1.4
Closing Balance Sheet	1.6(b)
Closing Date	1.4
Company	Preamble
Company Compliance Certificate	6.7(a)
Company Constating Documents	2.2
Company Database	2.28(b)
Company Financial Statements	2.6(a)
Company Rights	2.5(b)(ii)
Data Room	2.2
Dissenting Shares	1.8(h)
Effective Period	5.5(a)
Employee	2.7(n)
Employment Agreement	Recitals
Escrow Agent	1.7(a)
Escrow Agreement	1.7(a)
Estimated Balance Sheet	1.6(a)
Estimated Working Capital	1.6(a)
Expiration Date	8.1(e)
Final Working Capital	1.6(b)
Indemnity Escrow Amount	1.7(a)
Indemnity Escrow Period	1.7(a)
Interim Balance Sheet	2.6(a)(ii)
Key Employees	Recitals
Leases	2.11(b)
Meeting	1.8(b)
Mutual Non-Disclosure Agreement	8.2
Noncompetition Agreement	Recitals

-vi-

Notice of Meeting	1.8(b)
Option Cancellation Agreement	6.8(a)
Parent	Preamble
Parent Common Stock	1.1(b)
Parent SEC Documents	4.4(a)
Paying Agent	1.2(a)
Pre-Closing Period	5.1
POA	1.8(d)
Privacy Policy	2.28(c)
Purchaser	Preamble
Questionnaires	1.3(a)
Registering Shareholders	5.5(a)
Registrable Shares	5.5(a)
Regulation S Certificate	1.3(a)
S-3 Registration Statement	5.5(a)
Shareholder Consideration	1.3(b)
Shareholder Fund	1.2(b)
Shareholders	Preamble
Shareholders’ Agreement	2.5(d)
Shareholders’ Compliance Certificate	6.7(q)
Shareholders’ Representative	Preamble
Signing Shareholders	1.8(b)
Special Representations	9.3
Special Taxes Escrow Period	1.7(b)
Statement of Objection	1.6(c)
Suspension Period	5.5(b)
Voting Agreement	Recitals
Working Capital Adjustment Amount	1.6(g)
Working Capital Shortfall	1.6(a)

-vii-

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this EXHIBIT A):

“Acquisition Transaction” means any transaction or series of transactions involving:

(i) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction in which (A) the Company is a constituent corporation or is otherwise involved, (B) a Person or “group” (as defined in the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 5% of the outstanding securities of any class of voting securities of the Company, or (C) the Company issues securities representing more than 5% of the outstanding securities of any class of voting securities of the Company;

(ii) any direct or indirect sale, lease, exchange, transfer, license, acquisition or any business or businesses or of assets or rights that constitute or account for 10% or more of the consolidated net revenues, net income or assets of the Company; or

(iii) any liquidation or dissolution of the Company.

“Adjusted Total Consideration” means (a) $28,000,000, minus (b) the aggregate principal amount of the Notes, minus (c) the absolute value of the Working Capital Shortfall, if any.

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person.

“Agreement” means this Share Purchase Agreement, as amended from time to time.

“Applicable Benefit Laws” means all Laws, including those of a jurisdiction outside of Canada, applicable to any Company Benefit Plan.

“Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in San Francisco, California or Vancouver, British Columbia.

“Closing Cash” means the sum of the aggregate Per Share Closing Cash Amount payable with respect to the Company Common Shares issued and outstanding as of immediately prior to the Closing.

“Closing Stock” means the sum of the aggregate Per Share Closing Stock Amount payable with respect to the Company Common Shares issued and outstanding as of immediately prior to the Closing.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Benefit Plan” means each Employee Benefit Plan sponsored or maintained or required to be sponsored or maintained at any time by the Company or to which the Company makes or has made, or has or has had an obligation to make, contributions at any time, or with respect to which the Company has any liability or obligation, other than Statutory Plans.

“Company Common Shares” means the Class A Voting Common Shares, without par value, of the Company.

“Company Contract” means any Contract, including any amendment or supplement thereto: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

“Company Disclosure Schedule” means the disclosure schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company on the Agreement Date.

“Company Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company.

“Company Material Adverse Effect” means any state of facts, change, event, effect, occurrence or circumstance that, individually or in the aggregate (considered together with all other state of facts, change, event, effect, occurrence or circumstance) has, has had or could reasonably be expected to have or give rise to a material adverse effect on (a) the business, financial condition, capitalization, assets, liabilities, operations or financial performance of the Company, (b) the ability of the Company to consummate the transactions contemplated by this Agreement or to perform any of its obligations under this Agreement prior to the Termination Date, or (c) Parent’s or Purchaser’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the shares of the Company.

“Company Options” means all options to purchase Company Common Shares issued and outstanding under the Company Share Option Plans or under any share option agreement listed on Part 2.5(b) of the Company Disclosure Schedule.

“Company Proprietary Software” means all Software (including firmware and other software embedded in hardware devices) owned or purported to be owned by the Company.

“Company Registered Intellectual Property” means all of the Registered Intellectual Property in which the Company has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person, or otherwise), and any Registered Intellectual Property filed in the name of the Company.

“Company Related Agreement” means any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by or on behalf of the Company in connection with the transactions contemplated by this Agreement.

“Company Share Option Plans” means: (a) the Company’s Incentive Stock Option Plan, and (b) that certain Founder Option Agreement between the Company and Jason Richards, dated August 10, 2008, (c) that certain Founder Option Agreement between the Company and Derek Lownsbrough, dated August 10, 2008, and (d) that certain Founder Option Agreement between the Company and Josh Zieske, dated August 10, 2008, each as amended.

“Company U.S. Benefit Plan” means each Employee Benefit Plan (but excluding any such plan that is not subject to U.S. law) sponsored or maintained or required to be sponsored or maintained at any time by the Company or to which the Company makes or has made, has or has had an obligation to make, contributions at any time, or with respect to which the Company has any liability or obligation including, but not limited to, (i) any plan that is or was subject to Title IV of ERISA, Section 302 of ERISA or Section 412 or 430 of the Code; (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), a “multiple employer plan” (within the meaning of Section 413(c) of the Code), or a “multiple employer welfare arrangement” (as defined in Section 3(40)(A) of ERISA); or (iii) any plan providing welfare benefits after termination of service.

“Confidential Information” means any data or information concerning the Company (including trade secrets), without regard to form, regarding (for example and including) (a) business process models; (b) proprietary software; (c) research, development, products, services, marketing, selling, business plans, budgets, unpublished financial statements, licenses, prices, costs, Contracts, suppliers, customers, and customer lists; (d) the identity, skills and compensation of employees, contractors, and consultants; (e) specialized training; or (f) discoveries, developments, trade secrets, processes, formulas, data, lists, and all other works of authorship, mask works, ideas, concepts, know-how, designs, and techniques, whether or not any of the foregoing is or are patentable, copyrightable, or registrable under any intellectual property Laws or industrial property Laws in Canada or elsewhere. Notwithstanding the foregoing, no data or information constitutes “Confidential Information” if such data or information is publicly known and in the public domain through means that do not involve a breach by the Company of any covenant or obligation set forth in this Agreement.

“Contract” means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, whether express or implied.

“Control” (including the terms “Controlling,” “Controlled by” or “under common Control with”) means the possession, directly or indirectly, or as general partner, trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Customer” means a customer of the Company that paid the Company more than $25,000 in the aggregate during the 12-month period ended September 30, 2012 or a customer that is expected to pay the Company more than $25,000 in the aggregate during the 12-month period ending December 31, 2012.

“Employee Benefit Plan” means with respect to any Person, each domestic or foreign plan, fund, program, agreement, arrangement or scheme, including each plan, fund, program, agreement, arrangement or scheme maintained or required to be maintained under applicable Laws, that is at any time sponsored or maintained or required to be sponsored or maintained by such Person or to which such Person makes or has made, or has or has had an obligation to make, contributions providing benefits to the current and former employees, directors, managers, officers, consultants, independent contractors, contingent workers or leased employees of such Person or the dependents of any of them (whether written or oral), or with respect to which such Person has any liability or obligation, including (a) each deferred compensation, salary, bonus, incentive compensation, pension, retirement, employee share ownership, share purchase, share option, restricted share, profit sharing or deferred profit sharing, incentive, share appreciation, phantom share plan and other equity compensation plan or welfare plan, (b) each pension plan, (c) each severance or termination plan or agreement, and each other plan providing health, vacation, supplemental unemployment benefit, hospitalization insurance, medical, dental, disability, accident, salary continuation, life insurance, sick pay, sick leave, supplemental retirement, death or survivor benefits, fringe benefits or legal benefits, and (d) each other employee benefit plan, fund, program, agreement or arrangement.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, option, right of first refusal, preemptive right, community property interest or restriction of any nature affecting property, real or personal, tangible or intangible, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, any lease in the nature thereof and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute of any jurisdiction).

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint share or joint stock company), firm or other enterprise, association, organization or entity.

“Environmental Law” means any provincial, federal, state, local or foreign Law relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law, regulation, permit or certificate of approval relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Entity that would be treated as a single employer with the Company under Sections 414(b), (c), (m) or (o) of the Code.

“Escrow Cash Amount” means cash in an aggregate amount equal to the sum of the aggregate Per Share Escrow Cash Amount plus the aggregate Per Share Founder Escrow Cash Amount determined with respect to the Company Common Shares issued and outstanding as of immediately prior to the Closing.

“Escrow Shares” means an aggregate number of shares of Parent Common Stock equal to the sum of the (i) aggregate Per Share Escrow Stock Amount determined with respect to the Company Common Shares issued and outstanding as of immediately prior to the Closing and held by the Shareholders that are not Founders, plus (ii) aggregate Per Share Founder Escrow Stock Amount determined with respect to the Company Common Shares issued and outstanding as of immediately prior to the Closing and held by the Shareholders that are Founders.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and, the rules and regulations promulgated thereunder.

“Founder” means each of Jason Richards, Derek Lownsbrough and Josh Zieske, individually and “Founders” means Jason Richards, Derek Lownsbrough and Josh Zieske collectively.

“Fully Diluted Company Share Amount” shall be the sum of, without duplication, (a) the aggregate number of Company Common Shares outstanding immediately prior to the Closing (including any such shares that are subject to a repurchase option or risk of forfeiture under any restricted share purchase agreement or other agreement), (b) the aggregate number of Company Common Shares issuable pursuant to all Company Options outstanding immediately prior to the Closing, and (c) the aggregate number of Company Common Shares issuable pursuant to warrants, options (other than Company Options), convertible securities and any other rights to acquire Company Common Shares outstanding immediately prior to the Closing.

“Governmental Authorization” means any: (a) approval, permit, license, certificate, certificate of approval, franchise, permission, clearance, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law; or (b) right under any Contract with any Governmental Body.

“Government Bid” means any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, provincial, municipal, foreign, supranational or other government; or (c) governmental, self-regulatory or quasi-governmental authority of any nature (including any governmental division, department, ministry, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

“Government Contract” means any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

“IFRS” means the International Financing Reporting Standards for private enterprise adopted by the International Accounting Standards Board, as in effect from time to time, applied on basis consistent with the basis on which the Company Financial Statements were prepared.

“Indebtedness” shall mean, without duplication (a) all obligations for borrowed money (and including all sums due on early termination and repayment or redemption calculated to the Closing Date), or extensions of credit (including under credit cards, bank overdrafts and advances); (b) all obligations evidenced by bonds, debentures, notes or other similar instruments (and including all sums due on early termination and repayment or redemption calculated to the Closing Date); (c) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (d) all obligations as lessee capitalized in accordance with IFRS; (e) all obligations of others secured by an Encumbrance on any asset, whether or not such obligations are assumed; (f) all obligations, contingent or otherwise, directly or indirectly guaranteeing any obligations of any other Person, all obligations to reimburse the issuer in respect of letters of credit or under performance or surety bonds, or other similar obligations; (g) all obligations in respect of bankers’ acceptances and under reverse repurchase agreements; (h) all obligations in respect of futures contracts, swaps, other financial contracts and other similar obligations (determined on a net basis as if such contract or obligation was being terminated early on such date); (i) the amount of any termination payments in connection with the payment in full of such obligations; and (j) accrued employment obligations, including without limitation, accrued salary, accrued vacation and accrued bonuses.

“Indemnified Parties” means the following Persons: (a) Parent; (b) Parent’s current and future Affiliates (including the Company after the Closing); (c) the respective Representatives of the Persons referred to in clauses (a) and (b) above; and (d) the respective successors and assigns of the Persons referred to in clauses (a), (b) and (c) above.

“Intellectual Property” means any or all of the following and all rights, arising out of or associated therewith: (a) all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, proprietary information, know-how, technology, algorithms, APIs, apparatus, assay components, circuit designs and assemblies, gate arrays, IP cores, net lists, photomasks, semiconductor devices, test vectors, databases and data collections, diagrams, formulae, methods, network configurations and architectures, processes, protocols, schematics, specifications, technical data and customer lists, and all documentation relating to any of the foregoing; (c) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto; (d) all industrial designs and any registrations and applications therefor; (e) all internet uniform resource locators, domain names, trade names, logos, brand names, slogans, product names, designs, common law trademarks and service marks, trademark and service mark registrations and applications therefor; (f) all Software, databases, subroutines, user interfaces, techniques, web sites and data collections and all rights therein; (g) all moral and economic rights of authors and inventors, however denominated; (h) other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing such as instruction manuals, laboratory notebooks, prototypes, samples, studies, and summaries); and (i) any similar or equivalent rights to any of the foregoing.

“Key Contractors” means Brent Nixon, Brent Nixon, Inc., Brent Bolleman and Whistler Networks Inc.

“Key Shareholders” means the Founders and the Key Contractors.

“Knowledge” An individual shall be deemed to have “Knowledge” of a particular fact or other matter if:

(a) such individual is actually aware of such fact or other matter after due inquiry and investigation of the matter of Key Employees within the Company; or

(b) such individual would have had knowledge of such fact following a reasonable investigation of Key Employees within the Company, if under the circumstances a reasonable person would have determined such investigation was required or appropriate in the normal course of fulfillment of such individual’s duties.

The Company shall be deemed to have “Knowledge” of a particular fact or other matter if any officer, director, management Employee or other Representative of the Company, as applicable, has Knowledge of such fact or other matter.

“Labor Laws” means all Laws governing or concerning labor relations, unions and collective bargaining, conditions of employment, employee classification, employment discrimination and harassment, wages, hours or occupational safety and health and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Body, including the British Columbia Labour Relations Code, Employment Standards Act, Human Rights Code, Workers’ Compensation Act and Personal Information Protection Act.

“Law” means any provincial, federal, state, local, municipal, foreign or international, multinational other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Leased Real Property” means the parcels of real property of which the Company is the lessee or sublessee (together with all fixtures and improvements thereon).

“Legal Proceeding” means any ongoing or threatened action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Licensed Intellectual Property” means Intellectual Property owned by any Person other than the Company that is licensed to the Company or pursuant to which the Company is granted any rights (e.g., covenants not to sue or assert).

“Licensed Proprietary Software” means all Software (including firmware and other software embedded in hardware devices) owned by any Person other than the Company that is licensed to the Company or pursuant to which the Company is granted any rights (e.g., covenants not to sue or assert) other than non-customized third-party software licensed to the Company for internal use on a non-exclusive basis.

“Losses” means any and all claims, liabilities, obligations, damages, losses, penalties, fines, judgments, costs and expenses (including amounts paid in settlement, costs of investigation and reasonable attorney’s fees and expenses), whenever arising or incurred, and whether arising out of a third party claim.

“Lownsbrough Note” means the promissory note, in the form of EXHIBIT N hereto, in the aggregate principal amount of $1,472,121.70, issued by the Company to Derek Lownsbrough as of immediately prior to the Closing.

“Materials of Environmental Concern” means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum, petroleum products, petroleum by-products, asbestos-containing material, lead-containing paint, pipes or plumbing, polychlorinated biphenyls, radioactive materials or radon; infectious, biological or medical waste, including biohazards, radioactive materials and blood-borne pathogens and any other substances that are now or hereafter: (i) listed, classified, regulated or fall within the definition of a “hazardous substance,” “hazardous waste” or “hazardous material” pursuant to any Environmental Law, (ii) a danger to health, or (iii) the subject of regulatory action by any Governmental Body pursuant to any Environmental Law.

“NASDAQ” means the Nasdaq Global Market of the NASDAQ Stock Market, Inc.

“Notes” means, collectively, the Richards Note, the Lownsbrough Note and the Zieske Note.

“Order” means any writ, decree, injunction, judgment, order or similar action.

“Organizational Documents” means, with respect to any Entity, the notice of articles, articles, memorandum and articles of association, constitution, certificate of incorporation, articles of incorporation, by-laws, articles of organization, partnership agreement, limited liability company agreement, trust deed, formation agreement, joint venture agreement or other similar organizational documents of such entity (in each case, as amended through the date of this Agreement).

“Parent Constituent Documents” means the Articles of Incorporation and the Bylaws, including all amendments thereto, of Parent.

“Parent Price” means $18.14.

“Parent Related Agreement” means any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by Parent or Purchaser in connection with the transactions contemplated by this Agreement.

“Per Share Closing Cash Amount” means cash in an amount equal to 37.97% of the Per Share Value.

“Per Share Closing Stock Amount” means a number of shares of Parent Common Stock equal to the quotient obtained by dividing (A) 46.41% of the Per Share Value by (B) the Parent Price.

“Per Share Escrow Cash Amount” means cash in an amount equal to 7.03% of the Per Share Value.

“Per Share Escrow Stock Amount” means a number of shares of Parent Common Stock equal to the quotient obtained by dividing (A) 8.59% of the Per Share Value by (B) the Parent Price.

“Per Share Founder Closing Cash Amount” means cash in an amount equal to 32.86% of the Per Share Value.

“Per Share Founder Closing Stock Amount” means a number of shares of Parent Common Stock equal to the quotient obtained by dividing (A) 40.16% of the Per Share Value by (B) the Parent Price.

“Per Share Founder Escrow Cash Amount” means cash in an amount equal to 12.14% of the Per Share Value.

“Per Share Founder Escrow Stock Amount” means a number of shares of Parent Common Stock equal to the quotient obtained by dividing (A) 14.84% of the Per Share Value by (B) the Parent Price.

“Per Share Value” means the quotient obtained by dividing (a) the Adjusted Total Consideration by (b) the Fully Diluted Company Share Amount.

“Permitted Encumbrance” means any (a) Encumbrance for Taxes not yet due and payable; (b) Encumbrances of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice and not yet delinquent; (c) in the case of the Leased Real Property, zoning, building, occupancy or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title, none of which, individually or in the aggregate, (i) interfere in any material respect with the present use of or occupancy of the affected parcel by the Company, (ii) have more than an immaterial effect on the value thereof or its use, or (iii) would impair the ability of such parcel to be sold for its present use; and (d) any license or right to use the Company Intellectual Property granted to a third party by the Company.

“Person” means any individual, corporation, company, partnership, joint venture, limited liability company, trust, Governmental Body or other organization.

“Personal Information” means any “personal information” (as defined in the Privacy Laws) about an identifiable individual in the possession, custody or control of the Company.

“Pre-Closing Period Taxes” means Taxes (i) attributable to taxable periods, and portions thereof, ending on or before the Closing Date, and (ii) attributable to the pre-Closing portion of any Straddle Period Taxes. Interest, penalties, or additions to Tax, accruing after the Closing Date with respect to a liability for Taxes for which the Shareholders indemnify the Indemnified Parties, shall be deemed to be attributable to a taxable period ending on or before the Closing Date.

“Privacy Laws” means the Personal Information Protection Act (British Columbia), the Personal Information Protection and Electronic Documents Act (Canada) and similar statutes in any other jurisdiction in which the Company is registered or licensed to do business.

“Purchaser Constituent Documents” means the Notice of Articles and the Articles, including all amendments thereto, of Purchaser.

“Registered Intellectual Property” means all Intellectual Property rights that are the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded with or by any Governmental Body, including all (i) patents and patent applications (including provisional applications), (ii) registered trademarks and service marks, applications to register trademarks and service marks, intent-to-use applications, or other registrations or applications related to trademarks and service marks, (iii) registered copyrights and applications for copyright registration, (iv) registered mask works and integrated circuit topographies, and (v) domain name registrations.

“Related Party” means: (i) each individual who is, or who has at any time been, an officer or director of the Company; (ii) each member of the immediate family of each of the individuals referred to in clause (i) above; and (iii) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses (i) and (ii) above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary, equity or other financial interest.

“Release” means with respect to any Materials of Environmental Concern, any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium or the ambient air. For purposes of this Agreement, the term “Release” shall also mean any threatened release.

“Representatives” means, with respect to a Person, the officers, directors, employees, agents, attorneys, accountants, advisors and representatives of such Person.

“Richards Note” means the promissory note, in the form of EXHIBIT N hereto, in the aggregate principal amount of $2,870,637.31, issued by the Company to Jason Richards as of immediately prior to the Closing.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder Related Agreement” means any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by or on behalf of a Shareholder in connection with the transactions contemplated by this Agreement.

“Special Taxes Escrow Amount” means (a) an aggregate of $75,806 in cash, plus (b) that number of shares of Parent Common Stock obtained by dividing $92,651 by the Parent Price.

“SOA” means the Sarbanes-Oxley Act of 2002.

“Software” means any computer software program, together with any error corrections, updates, modifications, or enhancements thereto, in both machine-readable form and human readable form, including all comments and any procedural code.

“Statutory Plans” means benefit plans that the Company is required by domestic or foreign statutes to participate in or contribute to in respect of an employee, director or officer of the Company or any beneficiary or dependent thereof, including the Canada Pension Plan, the Quebec Pension Plan and plans administered pursuant to applicable health, Tax, workplace safety insurance, workers’ compensation and employment insurance legislation.

“Straddle Period Taxes” means Taxes for any period that begins on or before and ends after the Closing Date; the Company’s pre-Closing portion being determined as follows: (i) in the case of Taxes based on or measured by income, receipts or transactions of the Company (including, without limitation, income, sales, use, transfer, withholding and payroll Taxes), the Company’s pre-Closing portion shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which the Company holds a beneficial interest shall be deemed to terminate at such time); and (ii) in the case of any other Tax, the Company’s pre-Closing portion shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.

“Subsidiary” means any Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly (a) has the power to direct the management or policies of such Entity or (b) owns, beneficially or of record, (i) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body or (ii) at least 50% of the outstanding equity or financial interests of such Entity.

“Supplier” means any supplier of goods or services to which the Company paid more than $25,000 in the aggregate during the twelve 12-month period ended September 30, 2012 or expects to pay more than $25,000 in the aggregate during the twelve 12-month period ending December 31, 2012.

“Target Working Capital” means $1,250,000.

“Tax” means: (i) any tax (including but not limited to any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, capital tax, excise tax, turnover tax, goods and services tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, health tax, corporate tax, company tax, withholding tax or payroll tax), deduction, withholding, levy, assessment, tariff, duty (including any customs duty), impost, deficiency or other fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Body in connection with any item described in clause (i) or for failure to file any Tax Return; (iii) any successor or transferee liability in respect of any items described in clauses (i) and/or (ii); and (iv) any amounts payable under any tax-sharing agreement or other contractual arrangement.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

“Termination Date” means the date prior to the Closing on which this Agreement is terminated in accordance with Section 8.

“Transaction Expenses” means the sum of all fees, costs and expenses (including legal fees and accounting fees and including the amount of all special bonuses and other amounts that may become payable to any officers of the Company or other Persons in connection with the consummation of the transactions contemplated by this Agreement) that are incurred by or for the benefit of the Company in connection with the transactions contemplated by this Agreement.

“Treasury Regulations” means the temporary and final income Tax regulations promulgated under the Code.

“User Data” means any Personal Data or other data or information collected by or on behalf of the Company from users of the Company products or of any website or service operated or maintained by the Company.

“User Documentation” means explanatory and informational materials concerning the Company’s products, in printed or electronic format, which the Company has released for distribution to end users with such products, which may include manuals, descriptions, user and/or installation instructions, diagrams, printouts, listings, flowcharts and training materials, contained on visual media such as paper or photographic film, or on other physical storage media in machine-readable form.

“Warranty Obligations” means all contracts, licenses, policies and agreements, whether written or oral, wherein or whereby the Company has agreed to, or has assumed any obligation or duty to, warrant, indemnify, reimburse, hold harmless, guarantee or otherwise assume or incur any obligation or liability in respect of any of the Company’s products or services, or to provide a right of rescission with respect to the infringement or misappropriation by the Company or another Person of the Intellectual Property of any Person.

“Working Capital” means, as of any particular time, the difference, whether positive or negative, of (a) the current assets of the Company, including the aggregate accounts receivable, prepaid expenses and other current assets of the Company (excluding (i) the portion of any prepaid expenses of which the Company will not receive the benefit of following the Closing, and (ii) income Tax assets (whether current or deferred)) minus (b) the current liabilities of the Company, including the aggregate accounts payable, accrued expenses and other current liabilities of the Company (excluding (1) the current portion of any Indebtedness of the Company, (2) income Tax liabilities (whether current or deferred), and (3) Transaction Expenses); in each case determined in accordance with IFRS consistently applied and in accordance with the preparation of the Annual Financial Statements.

“Zieske Note” means the promissory note, in the form of EXHIBIT N hereto, in the aggregate principal amount of $1,545,727.78, issued by the Company to Josh Zieske as of immediately prior to the Closing.

EXHIBIT C

FORM OF EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT

THIS AGREEMENT is made as of the [    ] day of January, 2013 (the “Effective Date”)

BETWEEN:

Vineyard Networks Inc., a corporation existing under the laws of British Columbia (the “Company”)

- and -

[—], an individual residing in the Province of [—] (the “Employee”).

RECITALS:

A.	The Employee is an employee of the Company pursuant to that certain [Employment Agreement], effective as of [Date], by and between the Employee and the Company (the “Current Agreement”).

B.	Pursuant to a share purchase agreement (the “Purchase Agreement”) dated as of January [—], 2013 by and among Procera, Procera Networks Kelowna ULC, a British Columbia unlimited liability company and an indirect wholly-owned subsidiary of Procera (“Procera Kelowna”), the Company, the shareholders of the Company and a representative of such shareholders, Procera Kelowna purchased all of the issued and outstanding shares of the Company (the “Purchase”).

C.	The continued contribution of the Employee’s experience and know-how to the Company on the terms and conditions set out in this Agreement and the non-competition, non-solicitation and confidentiality covenants contained in this Agreement are fundamental conditions to the completion of the transactions contemplated by the Purchase Agreement, and it is a condition to the completion of the transactions contemplated by the Purchase Agreement that the Employee enter into this Agreement.

D.	The Company and the Employee wish to enter into this Agreement to set forth the rights and obligations of each of them as regards the Employee’s employment with the Company, effective as of the closing of the Purchase.

E.	The Parties wish to amend and restate the Current Agreement in its entirety to reflect the terms and conditions set forth herein.

IN CONSIDERATION of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration (the receipt and adequacy of which are acknowledged), the Parties agree as follows:

1.	Interpretation

1.1 In this Agreement, including the Recitals to this Agreement, unless the context otherwise requires:

(1)	“Affiliate” means, with respect to the Person to which is refers, a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and “Affiliated” has a corresponding meaning. Without limiting the foregoing, Procera and each of its subsidiaries, shall be deemed to be Affiliates of the Company.

(2)	“Agreement” means this employment agreement, as may be amended or restated from time to time in accordance with its provisions.

(3)	“Basic Salary” has the meaning attributed to that term in Section 5.1.

(4)	“Board” means the board of directors of the Company.

(5)	“Business Day” means any day, except Saturdays and Sundays, on which banks are generally open for business:

(a)	for purposes of Section 16.2, in the place specified in that Section; and

(b)	for all other purposes in this Agreement, in Kelowna, British Columbia, Canada.

(6)	“Competing Business” has the meaning attributed to that term in Section 10.1.

(7)	“Control”, with respect to the relationship with a Person, means:

(a)	if that Person is a corporation, the holding (other than by way of security) of securities of that Person to which are attached more than 50% of the votes that may be cast for the election of directors (or members of the board of managers) and those votes are sufficient, if exercised, to elect a majority of the board of directors (or board of managers); or

(b)	if that Person is not a corporation, the right, directly or indirectly, to direct or cause the direction of the management of the affairs of that Person, whether by ownership of ownership interests or otherwise;

and “Controlled by”, “Controls”, “Controlling” and “Controlled” and similar words have corresponding meanings, except that a Person which Controls a corporation or a Person that is not a corporation (“the second mentioned Person”) shall be deemed to Control a corporation or a Person that is not a corporation which is Controlled by the second mentioned Person, and so on.

(8)	“Employment Act” means the Employment Standards Act (British Columbia).

(9)	“Employment Period” has the meaning attributed to that term in Section 4.

(10)	“Just Cause” includes:

(a)	the failure or refusal of the Employee to properly carry out the Employee’s duties after notice by the Company of the failure to do so and after having been provided with an opportunity to correct the failure within a reasonable time from the date of receipt of that notice;

(b)	the failure or refusal of the Employee to conform to the policies, practices or procedures established by the Company for general application to the employees of the Company from time to time after notice by the Company of the failure to do so and after having been provided with an opportunity to correct the failure within a reasonable time from the date of receipt of such notice (not to exceed 30 days);

(c)	any act of theft, fraud, misappropriation, dishonesty or misconduct by the Employee involving the property, business or affairs of the Company or the carrying out of the Employee’s duties;

(d)	any criminal conviction or guilty pleading, in either case that is related to the Employee’s employment under this Agreement;

(e)	any breach by the Employee of this Agreement, the CIIA Agreement (as defined below) or of any separate non-disclosure, invention, non-solicitation or non-competition agreement with the Company; and

(f)	any other conduct which by its nature is considered as “just cause” at common law.

(11)	“Parties” means collectively the Company and the Employee, and “Party” means either of them.

(12)	“Person” is to be broadly interpreted and includes an individual, a corporation, a partnership, a joint venture, a trust, an association, an unincorporated organization, a regulatory body or agency, a governmental authority or agency, an executor or administrator or other legal or personal representative, or any other juridical entity.

(13)	“Procera” means Procera Networks, Inc., a Nevada corporation.

(14)	“Territory” means North America and Europe.

(15)	“Transmission” has the meaning attributed to that term in Section 16.1.

(16)	“Year of Employment” means any 12-month period commencing on the Effective Date or on any anniversary of the Effective Date.

1.2	In this Agreement:

(a)	the division into Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement;

(b)	the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement and not to any particular portion of this Agreement;

(c)	unless specified otherwise or the context otherwise requires:

(i)	references to any Section are references to the Section of this Agreement;

(ii)	“including” or “includes” means “including (or includes) but is not limited to” and shall not be construed to limit any general statement preceding it to the specific or similar items or matters immediately following it;

(iii)	references to any legislation, statutory instrument or regulation or a section thereof, are references to the legislation, statutory instrument, regulation or section as amended, restated and re-enacted from time to time; and

(iv)	words in the singular include the plural and vice-versa and words in one gender include all genders.

2.	Employment of the Employee

The Company shall continue to employ the Employee and the Employee shall continue to be employed by the Company, in the position of [—] of the Company subject to the terms and conditions of and for the remuneration set out in this Agreement. In that position, the Employee shall perform or fulfil such duties and responsibilities and have such authority as may be assigned, designated or limited by the [—] of the Company from time to time. The Employee shall report to the [—] of the Company or such other individual as the Company may require.

3.	Performance of Duties

During the Employment Period:

(a)	the Employee shall faithfully, honestly and diligently carry out the Employee’s duties;

(b)	unless prevented by ill health or injury, the Employee shall devote all of the Employee’s working time and attention to the Employee’s employment and shall use the Employee’s best efforts to promote the interests of the Company;

(c)	the Employee will not without the prior written consent of the Company, which consent may be withheld at the sole discretion of the Company, engage in any other business, profession or occupation, or become an officer, employee, contractor for service, agent, or representative of any other company, partnership, firm, person, organization, or enterprise, where that engagement or position conflicts with, or could reasonably conflict with at some future date, or interferes with, or could reasonably interfere with at some future date, the Employee’s performance of his duties and obligations to the Company; and

(d)	the Employee will comply with the Company’s policies and procedures as amended from time to time.

4.	Employment Period

The Company shall employ the Employee and the Employee shall be employed by the Company in accordance with this Agreement for an indefinite period (the “Employment Period”) beginning on the Effective Date and ending on the effective date the employment of the Employee under this Agreement is terminated in accordance with Section 9.

5.	Remuneration

5.1 The Company shall pay the Employee a gross salary in respect of each Year of Employment in the Employment Period (before deduction for income taxes and other required deductions) of $[—] (CAD) (as may be adjusted from time to time, the “Basic Salary”) payable in accordance with the payroll practices of the Company adopted from time to time. The Basic Salary shall be subject to an annual review by the Board, which may, in its sole discretion, adjust the Basic Salary. The Company may elect to effect payment by way of direct deposit. The Employee shall not be entitled to overtime pay, nor to any other right or compensation in respect of any such overtime performance, except as required under the Employment Act.

5.2 The Employee shall, in respect of each Year of Employment during the Employment Period, be eligible for consideration to receive such bonus remuneration, if any, as the Board in its sole discretion may authorize[; provided that the Employee will be eligible for an annual discretionary target bonus of $[—] (CAD) for the 2013 Year of Employment, based on objectives determined by the Board]1.

5.3 The Employee shall be eligible to receive a retention bonus of $[—] (CAD), of which: (a) 50% would become payable to the Employee on the date that is 13 months after the Effective Date; and (b) 50% would become payable to the Employee on the date that is 25 months after the Effective Date, in each case provided that the Employee remains in continuous service with the Company through the applicable payment date, inclusive.

5.4 The Company shall provide to the Employee, in addition to Basic Salary and bonus remuneration, if any, the benefits provided generally to its employees, which Benefits shall be provided in accordance with and subject to the terms and conditions of the applicable fund, plan or arrangement relating to the Benefits in effect from time to time.

5.5 The Company shall recommend to the Board of Directors of Procera (the “Procera Board”) that the Employee be granted an option to purchase [—] shares of Procera’s common stock (the “Option”), having an exercise price equal to the closing price as quoted on The Nasdaq Stock

[1]	Only certain employees will be eligible for this bonus.

Market, Inc. on the grant date approved by the Procera Board. The Option will vest and become exercisable as follows: 25% of the shares subject to the Option shall vest on the first anniversary of the grant date and the balance of the shares shall vest in a series of thirty-six (36) successive equal monthly installments thereafter so that the Option shall be fully vested on the fourth anniversary of the grant date, provided that the Employee remains in continuous service with the Company (as defined in Procera’s applicable equity award plan, (the “Plan”)). The Option shall be governed by the terms and conditions set forth in the Plan, and in the applicable stock option agreement and grant document.

6.	Expenses

The Company shall pay or reimburse the Employee for all travel and out-of-pocket expenses reasonably incurred or paid by the Employee in the performance of the Employee’s duties and responsibilities on presentation of expense statements or receipts or such other supporting documentation as the Company may reasonably require, all in accordance with the standard policies relating to expenses adopted by the Company from time to time.

7.	Vacation

The Employee shall be entitled to 15 working days of paid vacation per Year of Employment (pro rated for partial calendar years), at such time or times as the Employee may reasonably choose bearing in mind the Employee’s responsibilities and duties and the business requirements of the Company.

8.	Tax Withholdings

The Company shall deduct and withhold from amounts otherwise payable to the Employee pursuant to this Agreement, and shall remit to the appropriate governmental authority, all taxes and other governmental charges that the Company is required to deduct, withhold and remit.

9.	Termination

9.1 The Employee’s employment may be terminated:

(a)	by the Company without prior notice and without further obligations to the Employee for Just Cause

(b)	by the Company other than for Just Cause by providing the greater of the Employee’s entitlement under the Employment Act or 30 days’ prior written notice to the Employee or pay in lieu of notice (pay in lieu of notice to be calculated based on the Basic Salary only);

(c)	by the Employee on 30 days’ prior written notice to the Company, which may be waived in whole or in part by the Company; or

(d)	automatically in the event of the death of the Employee.

9.2 The Employee agrees that the notice or pay in lieu of notice required by Section 9.1(b) will be the maximum notice or compensation to which the Employee is entitled in lieu of reasonable notice, and the Company will have no further obligations to the Employee with respect to the termination of this Agreement or the Employee’s employment, including without limitation further severance pay or damages. In addition, the Employee shall be entitled to payment of accrued but unpaid Basic Salary, bonus remuneration (if any) and vacation pay and to reimbursement for expenses pursuant to Section 6.

9.3 Upon the termination of the Employee’s employment with the Company, the Employee will immediately resign any directorship or office held in the Company or any parent, subsidiary or Affiliated companies of the Company and, except as provided in this Agreement, the Employee will not be entitled to receive any written notice of termination or payment in lieu of notice, or to receive any severance pay, damages or compensation for loss of office or otherwise, by reason of the resignation or resignations referred to in this Section 9.3. On termination of employment with the Company, the Employee will immediately relinquish all shares or stock and all equity interests which may be held by the Employee as a nominee for or on behalf of the Company or any parent, subsidiary or Affiliated companies of the Company.

10.	Non-Competition

10.1 The Employee shall not, either during the Employment Period or for the period of 12 months after the Employment Period is terminated for any reason, within the Territory, directly or indirectly, in any manner whatsoever including either individually, in partnership, jointly or in conjunction with any other Person, or as employee, consultant, independent contractor, principal, agent, director, officer, owner or shareholder:

(a)	be engaged in;

(b)	have any financial or other interest (including an interest by way of royalty or other compensation arrangements) in or in respect of the business of any Person which carries on, directly or indirectly;

(c)	advise, lend money to, guarantee the debts or obligations or give security on behalf of any Person which carries on, directly or indirectly; or

(d)	permit the Employee’s name to be used or employed by any Person engaged or concerned with or interested in any aspect of;

an undertaking or business that offers the same or similar products and services in direct competition with the products and services provided by the Company during the Employment Period (the “Competing Business”).

10.2 Notwithstanding Section 10.1, a passive equity investment by the Employee in any Person which, directly or indirectly, carries on a business that is in whole or in part the same as the Company or which is a Competing Business and whose securities are listed on a recognized stock exchange, where the equity investment does not in the aggregate exceed 1% of the outstanding equity shares of that Person, shall not be a breach or contravention of this Agreement.

11.	No Solicitation of Employees, Customers or Clients

The Employee shall not, either during the Employment Period (except in the performance of the Employee’s duties under this Agreement) or for the period of 12 months after the Employment Period is terminated for any reason, directly or indirectly:

(a)	hire, employ or otherwise contract with, interfere with, solicit, entice away or otherwise encourage any employee or consultant of the Company to terminate their relationship with the Company;

(b)	solicit orders for any products or services offered by the Company during the Employment Period from any customers of the Company to whom the Employee provided products or services during the last 24 months of the Employment Period;

(c)	solicit or accept business from any customers of the Company to whom the Employee provided products or services during the last 24 months of the Employment Period; or

(d)	make negative or disparaging statements regarding the Company.

12.	Confidentiality and Ownership Rights

As a condition of the Employee’s employment, the Employee agrees to execute and deliver to the Company, and abide by, the Employee Confidential Information and Inventions Assignment Agreement attached hereto as EXHIBIT A (the “CIIA Agreement”), which CIIA Agreement is incorporated into this Agreement and forms a part hereof.

13.	Remedies

The Employee specifically acknowledges that a breach or threatened breach by the Employee of any of the provisions of any of Sections 10 through 12, inclusive, would cause the Company irreparable harm not compensable in damages alone. The Employee further acknowledges that it is essential to the effective enforcement of this Agreement that in addition to any other remedies to which the Company may be entitled at law or in equity or otherwise under this Agreement, the Company be entitled to seek and obtain, in a summary manner, from any court having jurisdiction under Section 22, interim injunctive relief without showing irreparable harm and specific performance. In the event of any breach or threatened breach of any provision of this Agreement by the Employee, the Company will, in addition to any and all remedies available to the Company at law or in equity, be entitled as a matter of right to judicial relief by way of an interim injunction or order for specific performance as may be necessary to ensure that the Employee complies with and performs the Employee’s obligations under this Agreement, and including an award of special costs of any such court application against the Employee, and the Employee further covenants and agrees not to oppose the granting of any such judicial relief and hereby waives any and all defences to the strict enforcement of this Agreement and such judicial relief.

14.	Survival

Sections 10-24, inclusive, and the defined terms contained in each of the foregoing Sections, shall survive the termination of this Agreement for any reason.

15.	Entire Agreement

This Agreement, together with the CIIA Agreement, constitutes the entire agreement between the Parties pertaining to the subject matter of this Agreement and supersedes all prior correspondence, agreements, negotiations, discussions and understandings, if any, written or oral. Except as specifically set out in this Agreement, there are no representations, warranties, conditions or other agreements or acknowledgements, whether direct or collateral, express or implied, written or oral, statutory or otherwise, that form part of or affect this Agreement or which induced either Party to enter into this Agreement. No reliance is placed on any representation, warranty, opinion, advice or assertion of fact made either prior to, concurrently with, or after entering into, this Agreement, or any amendment or supplement thereto, by the Company or its directors, officers, employees, agents and other representatives and advisors to the Employee, except to the extent the representation, warranty, opinion, advice or assertion of fact has been reduced to writing and included as a term in this Agreement, and the Employee has not been induced to enter into this Agreement or any amendment or supplement by reason of the representation, warranty, opinion, advice or assertion of fact. There shall be no liability, either in tort or in contract, assessed in relation to the representation, warranty, opinion, advice or assertion of fact, except as contemplated in this Section 15. This Agreement amends and restates the Current Agreement in its entirety, effective as of the Effective Date.

16.	Notices

16.1 Any notice, demand or other communication (in this Section 16, a “notice”) required or permitted to be given or made under this Agreement must be in writing and is sufficiently given or made if:

(a)	delivered in person and, if applicable, left with a receptionist or other responsible employee of the relevant Party at the applicable address set forth below;

(b)	sent by prepaid courier service or (except in the case of actual or apprehended disruption of postal service) mail; or

(c)	sent by facsimile transmission, with confirmation of transmission by the transmitting equipment, a “Transmission”);

in the case of a notice to the Company, addressed to it at:

Vineyard Networks Inc.

302-1353 Ellis Street

Kelowna, British Columbia

V1Y 1Z9

Canada

Attention: Chief Executive Officer

Fax no.: (250) 412-3558

With a copy (which shall not constitute notice) to:

Procera Networks, Inc.

4121 Clipper Court

Fremont, CA 94538

Attention: Chief Executive Officer

Fax no.: 510-656-1355

and in the case of a notice to the Employee, addressed to it at:

[Employee]

[Address]

[Address]

16.2 Any notice sent in accordance with this Section 16 shall be deemed to have been received:

(a)	if delivered prior to or during normal business hours on a Business Day in the place where the notice is received, on the date of delivery;

(b)	if sent by mail, on the fifth Business Day after mailing in the place where the notice is received, or, in the case of disruption of postal service, on the fifth Business Day after cessation of such disruption;

(c)	if sent by facsimile during normal business hours on a Business Day in the place where the transmission is received, on the same day that it was received by Transmission, on production of a Transmission report from the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the relevant facsimile number of the recipient; or

(d)	if sent in any other manner, on the date of actual receipt;

except that any notice delivered in person or sent by Transmission after normal business hours on a Business Day or not on a Business Day shall be deemed to have been received on the next succeeding Business Day in the place where the notice is received.

16.3 Either Party may change its address for notice by giving written notice to the other Party.

17.	Assignment

This Agreement and the obligations of the parties hereunder shall not be assigned, in whole or in part, by either party without the prior written consent of the other party, which consent may be withheld for any reason; provided that the Company may assign this Agreement to Procera and/or Procera Kelowna without the Employee’s consent.

18.	Enurement

This Agreement shall enure to the benefit and shall be binding on the Parties and their respective successors and permitted assigns.

19.	Confidentiality of Agreement

The Employee will keep confidential and not disclose any of the terms of this Agreement to any person unless required to do so by law or for the purpose of obtaining confidential legal, financial or tax planning advice.

20.	Severability

Each provision of this Agreement is declared to constitute a separate and distinct covenant and to be severable from all other such separate and distinct covenants. Without limiting the generality of the foregoing, if any of the capacities, activities, periods or areas specified in this Agreement are considered by a court of competent jurisdiction as being unreasonable, the court shall have the authority to limit the capacities, activities, periods or areas to those that the court deems proper in the circumstances. If any provision of this Agreement or its application to either Party or circumstance is restricted, prohibited or unenforceable, that provision shall be ineffective only to the extent of that restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and, if applicable, without affecting its application to the other Parties or circumstances. To the extent permitted by applicable law, the Parties waive any provision of applicable law which renders any provision of this Agreement invalid or unenforceable in any respect.

21.	Waiver of Rights

Except as expressly provided in this Agreement, any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of a Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

22.	Governing Law

This Agreement and any dispute arising from or in relation to this Agreement shall be governed by, and interpreted and enforced in accordance with, the law of the province of British Columbia and the laws of Canada applicable in that province, excluding the choice of law rules of that province. Each Party irrevocably and unconditionally attorns to the jurisdiction of the courts of the province of British Columbia.

23.	Acknowledgment

The Employee acknowledges and agrees that:

(a)	the Employee has had sufficient time to review and consider this Agreement thoroughly;

(b)	the Employee has read and understands the terms of this Agreement and the Employee’s obligations hereunder;

(c)	the Employee has been given an opportunity to obtain independent legal advice, or such other advice as the Employee may desire, concerning the interpretation and effect of this Agreement;

(d)	this Agreement is entered into voluntarily and without any pressure and the Employee’s continued employment has not been made conditional on execution of this Agreement by the Employee;

(e)	the covenants and obligations under this Agreement are reasonable, necessary and fundamental to the protection of the Company’s legitimate business interests, and the Employee acknowledges and agrees that any breach of this Agreement by the Employee would result in irreparable harm to the Company and loss and damage to the Company for which the Company could not be adequately compensated by an award of monetary damages; and

(f)	having regard to the importance of the goodwill of the business of Vineyard Networks Inc. purchased under the Purchase Agreement, the purchase price for that goodwill and all of the circumstances of the transactions contemplated by the Purchase Agreement, it is necessary that the Employee enter into this Agreement in order for the Company to receive the full benefit of the shares purchased under the Purchase Agreement and of the goodwill relating to the business of Vineyard Networks Inc. and the terms and conditions of this Agreement are just and reasonable.

24.	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one agreement. Delivery of an executed counterpart of this Agreement by facsimile or transmitted electronically in legible form, including without limitation in a tagged image format file (TIFF) or portable document format (PDF), shall be equally effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF the parties have duly executed this Agreement.

VINEYARD NETWORKS INC.

By:
Name:
Title:

Witness
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Name:			[employee]

EXHIBIT D

FORM OF NONCOMPETITION AND NONSOLICITATION AGREEMENT

NONCOMPETITION AND NONSOLICITATION AGREEMENT

THIS NONCOMPETITION AND NONSOLICITATION AGREEMENT (this “Agreement”) is made and entered into as of January [—], 2013 (the “Effective Date”), by and among PROCERA NETWORKS, INC., a Nevada corporation (“Parent”), Procera Networks Kelowna ULC, an unlimited liability corporation organized and existing under the laws of British Columbia and an indirect wholly-owned subsidiary of Parent (“Purchaser”), and [—] (the “Employee Shareholder”). Certain capitalized terms used in this Agreement are defined in Section 1.

RECITALS

WHEREAS, the Employee Shareholder is a key employee of Vineyard Networks Inc., a company organized and existing under the laws of British Columbia (the “Company”), and as such has obtained and developed extensive and valuable knowledge, trade secrets and confidential information concerning the business of the Company and its Affiliates;

WHEREAS, the Employee Shareholder, in the course of operating the business of the Company, has also developed on behalf of the Company and its Affiliates significant goodwill, including without limitation substantial relationships with customers and prospective customers, that is now a significant part of the value of the Company, which goodwill extends throughout the Company’s marketing and business in all geographical locations in which the Company has a presence and/or conducts business;

WHEREAS, Parent, Purchaser, the Company, the shareholders of the Company (the “Shareholders”) and John Drope and Associates Inc., a corporation organized and existing under the laws of the Province of British Columbia, as representative of the Shareholders, have entered into a Share Purchase Agreement dated as of January [—], 2013 (the “Purchase Agreement”), pursuant to which the Company, upon completion of the transactions contemplated therein, will become an indirect wholly-owned subsidiary of Parent (the “Purchase”);

WHEREAS, Parent wishes to protect its investment in the assets, business, customer relationships and other goodwill of the Company pursuant to the Purchase Agreement, including the trade secrets, confidential and proprietary information possessed by the Employee Shareholder, by restricting the activities of the Employee Shareholder that might compete with or harm such assets, business, customer relationships or goodwill;

WHEREAS, Parent has conducted and is conducting its business worldwide;

WHEREAS, the Employee Shareholder is a holder of common shares of the Company and/or stock options to acquire common shares of the Company and, accordingly, will benefit from the completion of the Purchase; and

WHEREAS, it is a condition to the completion of the Purchase that the Employee Shareholder execute and deliver this Agreement, and to induce Parent to complete the Purchase and in consideration of the completion by Parent of the transactions contemplated by the Purchase Agreement, the Employee Shareholder is prepared to execute and deliver this Agreement.

NOW THEREFORE, in connection with, and as a condition to the consummation of, the transactions contemplated by the Purchase Agreement, and to enable Parent to secure more fully the benefits of such transactions, Parent has required the Employee Shareholder to enter into this Agreement; and the Employee Shareholder is entering into this Agreement in order to induce Parent to consummate the transactions contemplated by the Purchase Agreement.

AGREEMENT

In consideration of the recitals set forth above and the covenants, representations and warranties contained in this Agreement, and for good and valuable consideration, the receipt and adequacy of which are acknowledged by the parties, the Employee Shareholder hereby agrees as follows:

1. DEFINED TERMS. For purposes of this Agreement, the following terms shall have the following meanings. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement:

(a) “Affiliate” means, with respect to any Person, any other Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person.

(b) “Competition” means, in connection with a Person, if such Person or any of such Person’s Affiliates is engaged in: (i) the design, development, manufacture, assembly, promotion, marketing, sale, supply, distribution, resale, provision, performance, installation, support, maintenance, repair or refurbishment of software in competition with the products and services provided by the Company or any Affiliate of the Company; or (ii) any other business or activity that competes in any respect with any aspect of the business or activities of the Company or any Affiliate of the Company as currently conducted or presently anticipated to be conducted, including directly or indirectly owning, operating, managing, controlling or participating in the management or control of, or maintaining or continuing any interest in any business that engages in the development, production, marketing, sale or distribution of products or services that compete with those currently or presently anticipated to be developed, produced, marketed, sold or distributed by the Company or any Affiliate of the Company.

(c) “Confidential Information” means any and all confidential knowledge, data or information, whether marked confidential or not, and whether written or oral or in any electronic or other medium, related to any Parent Entity’s business or its actual or demonstrably anticipated research or development, including without limitation (i) trade secrets, inventions, ideas, processes, computer source and object code, data, formulae, programs, other works of authorship, know-how, improvements, discoveries, developments, designs, and techniques; (ii) information regarding products, services, plans for research and development, marketing and business plans, budgets, financial statements, contracts, prices, suppliers, and customers; (iii) information regarding the skills and compensation of any Parent Entity’s employees, contractors, and any other service providers of any Parent Entity; and (iv) the existence of any business discussions, negotiations, or agreements between any Parent Entity and any third party. “Confidential Information” also includes comparable information relating to third parties to the extent that the Company has a legal duty to keep such information confidential.

(d) “Control” (including the terms “Controlling,” “Controlled by” or “under common Control with”) means the possession, directly or indirectly, or as general partner, trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities, as trustee or executor, by contract or credit arrangement or otherwise.

(e) “Indemnitees” means (i) Parent, (ii) Parent’s current and future Affiliates (including the Company after the Purchase), (iii) the respective officers, directors, employees, agents, attorneys, accountants, advisors and representatives of the Persons referred to in clauses (i) and (ii) above, and (iv) the respective successors and assigns of the Persons referred to in clauses (i), (ii) and (iii) above.

(f) “Noncompetition Period” means the period commencing on the Effective Date and ending three (3) years from the date of completion of the Purchase; provided, however, that in the event of any breach on the part of the Employee Shareholder of any provision of this Agreement, such period shall be automatically extended by a number of days equal to the total number of days in the period from the date on which such breach shall have first occurred through the date as of which such breach shall have been fully cured.

(g) “Parent Entities” means Parent and all of its Affiliates, and the operating divisions of any of them (including, but not limited to, the Company from and after the Purchase), and the successors and assigns of each of the foregoing.

(h) “Person” means any individual, corporation, company, partnership, joint venture, limited liability company, governmental entity or other organization.

(i) “Territory” means each country or similar political subdivision in North America and Europe, and each state, territory, province or possession of such countries or similar political subdivisions in North America and Europe.

2. RESTRICTION ON COMPETITION. The Employee Shareholder agrees that, during the Noncompetition Period, the Employee Shareholder shall not, either directly or indirectly, personally or through others, alone or as a partner, owner, co-owner, Affiliate, founder, joint venturer, officer, director, employee, consultant, agent, representative, independent contractor, promoter, designer, financial backer, shareholder, licensor, sublicensor, licensee, sublicensee or otherwise:

(a) (i) engage in or facilitate any Competition anywhere in the Territory; (ii) compete with, or facilitate competition with, the business of any Parent Entity in which the Employee Shareholder is engaged during the term of the Employee Shareholder’s employment with any Parent Entity; or (iii) lend the Employee Shareholder’s name or any similar name to any business that is in Competition anywhere in the Territory; or

(b) own any interest in, engage in or be associated with, Control, be employed by, or participate in the ownership, management or operation of, or render advisory, consulting or other services (including but not limited to services to be performed or related to research) to, any Person (except any Parent Entity) that engages or participates in any Competition anywhere in the Territory; provided, however, that the foregoing shall not prohibit the Employee Shareholder from holding a passive equity ownership interest of one percent (1%) or less of the outstanding voting and nonvoting securities of any entity whose securities are actively traded on an established national securities market in the United States or Canada so long as neither the Employee Shareholder nor any of the Employee Shareholder’s Affiliates is otherwise associated directly or indirectly with such entity.

3. NO HIRING OR SOLICITATION OF SPECIFIED EMPLOYEES. The Employee Shareholder agrees that, during the Noncompetition Period: the Employee Shareholder shall not, and shall cause each Person or other entity over which the Employee Shareholder exercises control (whether as an officer, director, individual proprietor, controlling interest holder, consultant, partner or otherwise) not to, directly or indirectly, on the Employee Shareholder’s own behalf or on behalf of any other Person:

(a) (i) hire, employ, engage or otherwise contract with, any Specified Employee, or (ii) encourage, induce, solicit, recruit, or attempt to encourage, induce, solicit or recruit, any Specified Employee to leave his or her employment with any Parent Entity, or interfere with the employment of any Specified Employment with any Parent Entity. For purposes of this Agreement, “Specified Employee” shall mean any individual who: (A) is or was an employee or consultant of any Parent Entity on the Effective Date or at any time during the 180 day period ending on the Effective Date, or (B) remains or becomes an employee or consultant of any Parent Entity on the Effective Date or at any time during the Noncompetition Period;

(b) solicit, damage, impair, disrupt or interfere with, or attempt to solicit, damage, impair, disrupt or interfere with, any Parent Entity’s relationship with its existing or potential customers, licensees, suppliers, vendors, independent contractors, consultants or any other business relations of any Parent Entity; or

(c) make any written or oral statements or disclosures, or cause or encourage any of the Employee Shareholder’s Affiliates to make any written or oral statements or disclosures, that defame, disparage or in any way criticize any Parent Entity or the reputation, practices or conduct of any Parent Entity.

4. CONFIDENTIALITY.

(a) Generally. The Employee Shareholder recognizes, by reason of the Employee Shareholder’s position and ownership stake in the Company, that the Employee Shareholder has acquired Confidential Information concerning the operation of the Company or certain corporations or entities affiliated with the Company, the use or disclosure of which would cause the Parent Entities substantial loss and damage that would not be readily calculated and for which no remedy at law would be adequate. Accordingly, the Employee Shareholder agrees that the Employee Shareholder shall not, directly or indirectly, at any time:

(i) knowingly use any Confidential Information that the Employee Shareholder may learn or has learned by reason of the Employee Shareholder’s ownership of or employment with the Company, other than in good faith and only if necessary for the exclusive purposes of carrying out the Employee Shareholder’s duties to the Parent Entities (if any); or

(ii) disclose any such Confidential Information to any Person, except with the prior consent of Parent.

(b) Confirmation. The Employee Shareholder confirms that all Confidential Information is the exclusive property of the Parent Entities following the closing of the Purchase. All business records, papers, documents and electronic materials kept or made by the Employee Shareholder relating to the business of the Company which comprise Confidential Information shall be and remain the sole property of the Parent Entities following the closing of the Purchase.

(c) Confidentiality of Terms. The Employee Shareholder shall keep the terms of this Agreement strictly confidential, other than as may be required by law or for the purpose of professional advice and consultation.

(d) Conflict. Nothing in this Agreement shall have any effect on the provisions of any employee proprietary information agreement executed and delivered by the Employee Shareholder in favor of the Company or any of the Parent Entities.

(e) Required Disclosures. If the Employee Shareholder is required by law or binding court order to disclose any Confidential Information, the Employee Shareholder shall (i) provide the Company and Parent prompt written notice of such request to the address set forth in Section 18, (ii) provide the Company and Parent with full and complete cooperation to seek an appropriate order or remedy, (iii) cooperate with the Company and Parent in obtaining reliable assurances that confidential treatment shall be accorded to the disclosure of any Confidential Information, and (iv) if disclosure is required, disclose only that portion of such Confidential Information that is legally required to be disclosed.

5. REPRESENTATIONS AND WARRANTIES. The Employee Shareholder represents and warrants that: (a) the Employee Shareholder has full power and capacity to execute and deliver, and to perform all of the Employee Shareholder’s obligations under, this Agreement; (b) neither the execution and delivery of this Agreement nor the performance of this Agreement will result in a violation or breach of: (i) any agreement or obligation by which the Employee Shareholder or any of the Employee Shareholder’s Affiliates is or may be bound, or (ii) any law, rule or regulation; and (c) the restrictions imposed upon the Employee Shareholder and the covenants not to compete and solicit under this Agreement are necessary in order to protect and maintain the proprietary interests and other legitimate business interests of Parent and the Company and are reasonable in all respects, including with respect to character, duration and geographic scope. The Employee Shareholder’s representations and warranties in this Agreement shall survive the expiration of the Noncompetition Period for an unlimited period of time.

6. SPECIFIC PERFORMANCE. The Employee Shareholder agrees that, in the event of any breach or threatened breach by the Employee Shareholder of any covenant or obligation contained in this Agreement, each of Parent, the Company and the other Indemnitees shall be entitled (in addition to any other remedy that may be available to it, including monetary damages, and, if the prevailing party, attorneys’ fees) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. The Employee Shareholder further agrees that no Indemnitee shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6, and the Employee Shareholder irrevocably waives any right the Employee Shareholder may have to require any Indemnitee to obtain, furnish or post any such bond or similar instrument. Nothing in this Agreement shall limit any of the rights or remedies of Parent or Purchaser under the Purchase Agreement; and nothing in the Purchase Agreement shall limit any of the Employee Shareholder’s obligations or any of the rights or remedies of Parent under this Agreement.

7. INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to any of the Indemnitees, the Employee Shareholder shall indemnify and hold harmless each Indemnitee against and from any and all claims, liabilities, obligations, damages, losses, penalties, fines, judgments, costs and expenses (including amounts paid in settlement, costs of investigation and reasonable attorney’s fees and expenses), whenever arising or incurred, and whether arising out of a third party claim, that is directly or indirectly suffered or incurred at any time (whether during or after the Noncompetition Period) by such Indemnitee, or to which such Indemnitee otherwise becomes subject at any time (whether during or after the Noncompetition Period), and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Agreement, or (b) any failure on the part of the Employee Shareholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Agreement.

8. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to discuss and consider the replacement of such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

9. WAIVER; AMENDMENT. Any agreement on the part of a party to any extension or waiver of any provision hereof shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by a party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time. This Agreement may not be amended, modified, altered or supplemented except by written agreement of the parties.

10. GOVERNING LAW; JURISDICTION AND VENUE.

(a) This Agreement and the relationship of the parties to this Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the province of British Columbia and the laws of Canada applicable in that province (without giving effect to principles of conflicts of laws).

(b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any court located in the province of British Columbia. Each party to this Agreement:

(i) expressly and irrevocably consents and submits to the jurisdiction of each court located in the province of British Columbia, in connection with any legal proceeding;

(ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him, her or it at the address set forth in Section 18 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

(iii) agrees that each court located in the province of British Columbia, shall be deemed to be a convenient forum; and

(iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any court located in the province of British Columbia, any claim by either the Employee Shareholder or Parent that he, she or it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

12. ASSIGNMENT AND SUCCESSORS. Each of Parent, the Company and the other Indemnitees may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person without first obtaining the consent or approval of the Employee Shareholder or of any other Person. This Agreement shall be binding upon the Employee Shareholder and the Employee Shareholder’s heirs, executors, estate, personal representatives, successors and assigns, and shall inure to the benefit of Parent, the Company and the other Indemnitees.

13. FURTHER ASSURANCES. The Employee Shareholder shall (at the Employee Shareholder’s sole cost and expense) execute and cause to be delivered to Parent such instruments and other documents, and take such other actions, as Parent may reasonably request for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

14. INCOME TAX ACT. The parties to this Agreement agree that this Agreement is integral to the Purchase Agreement to maintain or preserve the value of the equity of the Company. If any portion of the consideration payable in connection with the Purchase is deemed for purposes of the Income Tax Act (Canada) to be received or receivable by the Employee Shareholder in respect of a “restrictive covenant”, as that term is defined for purposes of the Income Tax Act (Canada), then the parties to this Agreement agree to make any election permitted pursuant to proposed section 56.4 of the Income Tax Act (Canada) and any similar provision of Canadian provincial tax law in such a way so as to benefit from any relief under proposed section 56.4 of the Income Tax Act (Canada) (or any successor proposals thereto), as proposed in, and with the taxation effect that would result from the application of, certain draft legislation released on October 24, 2012 (or any successor proposals thereto) if and as ultimately enacted and otherwise comply with such proposed legislation.

15. SURVIVAL OF OBLIGATIONS. Except as specifically provided herein, the obligations of the Employee Shareholder under this Agreement (including the Employee Shareholder’s obligations under Sections 4, 7 and 13) shall survive the expiration of the Noncompetition Period. The expiration of the Noncompetition Period shall not operate to relieve the Employee Shareholder of any obligation or liability arising from any prior breach by the Employee Shareholder of any provision of this Agreement.

16. OBLIGATIONS ABSOLUTE. The Employee Shareholder’s obligations under this Agreement are absolute and shall not be terminated or otherwise limited by virtue of any breach (on the part of Parent, the Company, any other Indemnitee or any other Person) of any covenant, obligation or provision contained in the Purchase Agreement or any other agreement, or by virtue of any failure to perform or other breach of any obligation of Parent, the Company, any other Indemnitee or any other Person, and no such breach shall limit or otherwise affect any right or remedy of Parent under this Agreement.

17. ATTORNEYS’ FEES. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against the Employee Shareholder, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

18. COUNTERPARTS.

(a) This Agreement may be executed in one or two counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

(b) The exchange of copies of this Agreement and of signature pages by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

19. NOTICES. All notices, requests, claims, demands, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); or (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other party):

If to the Employee Shareholder, to the address set forth on the signature page hereto.

If to Parent:

Procera Networks, Inc.

4121 Clipper Court

Fremont, CA 94538

Attention: Chief Executive Officer

Fax no.: 510-656-1355

with a mandatory copy to (which copy shall not constitute notice):

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Attention: Jeffrey T. Hartlin

Fax no.: 650-320-1904

20. CONSTRUCTION; USAGE.

(a) Interpretation. In this Agreement, unless a clear contrary intention appears:

(i) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(ii) reference to any agreement, document or instrument means such agreement, document or instrument, as well as all addenda, exhibits, schedules or amendments thereto, in each case as amended, modified or restated and in effect from time to time in accordance with the terms thereof;

(iii) “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof; and

(iv) “including” means including without limiting the generality of any description preceding such term.

(b) Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

(c) Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

21. EFFECTIVENESS. Notwithstanding that this Agreement is effective as of the Effective Date, the obligations of the Employee Shareholder are conditional upon, and shall not commence until, the completion of the Purchase.

22. ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein constitute the entire agreement between the parties to this Agreement and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

IN WITNESS WHEREOF, the parties have duly executed this NONCOMPETITION AND NONSOLICITATION AGREEMENT as of the date first set forth above.

PARENT:

PROCERA NETWORKS, INC.

By:
Name:
Title:

PURCHASER:

PROCERA NETWORKS KELOWNA ULC

By:
Name:
Title:

EMPLOYEE SHAREHOLDER:

[NAME]

Address:

EXHIBIT E

FORM OF VOTING AGREEMENT

SHAREHOLDER VOTING AGREEMENT

THIS SHAREHOLDER VOTING AGREEMENT dated as of January 7, 2013 (this “Agreement”), among the persons listed on the signature page(s) hereto, as well as such additional persons who may from time to time agree to be bound by the terms and conditions of this Agreement (collectively, “Shareholders” and each individually, a “Shareholder”), PROCERA NETWORKS, INC., a corporation existing under the laws of the State of Nevada (“Parent”), PROCERA NETWORKS KELOWNA ULC, an unlimited liability corporation existing under the laws of British Columbia (“Purchaser”), and VINEYARD NETWORKS INC., a corporation existing under the laws of British Columbia (the “Company”). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in that certain Share Purchase Agreement dated as of the date hereof among Parent, Purchaser, the Company, John Drope & Associates Ltd., as Shareholders’ Representative thereunder, and some or all of the Shareholders (as may be amended or restated from time to time, the “Purchase Agreement”). Capitalized terms which are not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

WHEREAS, as of the date hereof, the Shareholders are the registered and/or beneficial owners of, and/or have voting control over, the number of common shares in the capital of the Company set forth on the signature pages hereto (such common shares and other common shares of the Company acquired by any Shareholder prior to the termination of this Agreement, being referred to herein collectively as the “Shares”);

WHEREAS, the Purchase Agreement provides that, if all of the shareholders and holders of Company Rights do not sign the Purchase Agreement or an Accession Agreement on or prior to January 15, 2013, Parent and Purchaser have the right, contemplated in Section 1.8 of the Purchase Agreement, to require the acquisition of the Company by Purchaser to be effected by way of the Amalgamation;

WHEREAS, the completion of the Amalgamation requires the approval of the shareholders of the Company; and

WHEREAS, as a condition to the willingness of, and in order to induce Parent and Purchaser to enter into the Purchase Agreement, Parent and Purchaser have required that each of the Shareholders agree, and each of the Shareholders is willing, to enter into this Agreement.

NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein, the sum of $1.00 and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), the parties hereto hereby agree as follows:

Section 1.	Voting of Shares in Respect of Amalgamation

Each Shareholder covenants and agrees that, until the termination of this Agreement pursuant to Section 9 hereof, (a) at such time or times as the Company conducts a Meeting, including any adjournment or postponement thereof, or otherwise seeks the approval of its shareholders for the purpose of approving the Amalgamation, such Shareholder shall vote (or grant a proxy in form satisfactory to Parent as contemplated by Section 4 hereof), or cause to be voted, all Shares over which such Shareholder has voting power and which are entitled to be voted at such Meeting or pursuant to any written consent in favour of approving the Amalgamation and any matter that could reasonably be expected to facilitate it; and (b) such Shareholder shall at any meeting of the shareholders of the Company, or any adjournment or postponement thereof, and in connection with any solicitation of the written consent of the Company’s shareholders, vote all Shares over which such Shareholder has voting power and which are entitled to be voted at such meeting or pursuant to such written consent against any Acquisition Proposal or any other action that is inconsistent with the Purchase Agreement or that is intended, or could reasonably be expected, to impede, interfere with, delay, frustrate, postpone, prevent, burden, nullify, discourage or adversely affect the completion of the transactions contemplated under the Purchase Agreement. If the Shareholder is the beneficial owner, but not the registered holder, of the Shares, or otherwise has voting control over the Shares, the Shareholder agrees to take all actions necessary to cause the registered holder of such Shares, and any nominees thereof, to vote all of the Shareholder’s Shares in favour of the approval and authorization of the Amalgamation and against any Acquisition Proposal or any other action that is inconsistent with the Purchase Agreement.

Section 2.	Irrevocable Power of Attorney

Each Shareholder hereby irrevocably (to the fullest extent permitted by law) grants to, and appoints, Parent, and any individual designated in writing by Parent, and each of them individually, as such Shareholder’s attorney (with full power of substitution), for and in its name, place, and stead, to vote his, her or its Shares at any meeting of the shareholders of the Company, or any adjournment or postponement thereof, called with respect to any of the matters specified in, and in accordance and consistent with, Section 1 hereof. Each Shareholder understands and acknowledges that Parent and Purchaser are entering into, or have entered into, the Purchase Agreement and/or are agreeing to be bound to the Shareholder under an Accession Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement. Each Shareholder hereby affirms that the irrevocable power of attorney set forth in this Section 2 is given in connection with the execution of the Purchase Agreement or an Accession Agreement, and that such irrevocable power of attorney is given to secure the performance of the duties of such Shareholder under this Agreement. Except as otherwise provided for herein, each Shareholder hereby:

a.	affirms that the irrevocable power of attorney is coupled with an interest and may under no circumstances be revoked,

b.	ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof, and

c.	affirms that such irrevocable power of attorney is executed and intended to be irrevocable.

Notwithstanding any other provisions of this Agreement, the irrevocable power of attorney granted hereunder shall automatically terminate upon the termination of this Agreement in accordance with Section 9 hereof.

Section 3.	Transfer of Shares

Each Shareholder covenants and agrees, severally and not jointly, that, until the termination of this Agreement in accordance with Section 9 hereof, except as contemplated by this Agreement, such Shareholder will not, directly or indirectly:

a.	sell, gift, assign, transfer (including by merger, combination, amalgamation, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Shares or any voting rights in respect thereof (each a “Transfer”) or enter into any contract, option or other arrangement or undertaking with respect to a Transfer; or

b.	deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto in any manner that is inconsistent with this Agreement.

Notwithstanding the foregoing in this Section 3, any Shareholder may Transfer any Shares for estate planning or other tax purposes; provided that, on or prior to the date of such Transfer, (i) the transferee agrees to be bound as a Shareholder under this Agreement by executing and delivering to Parent a counterpart to this Agreement, and (ii) the transferring Shareholder guarantees the obligations of the transferee in writing in respect thereof.

Section 4.	Proxy

The Shareholder hereby appoints Parent as attorney in fact (which is unconditional, irrevocable and is coupled with an interest) for and on its behalf to execute pursuant to the Business Corporations Act (British Columbia) a proxy appointing such Person designated by Parent to attend and act on behalf of the Shareholder at any meeting of the Company’s shareholders in respect of any of the matters referred to in Section 1 hereof and to act on behalf of the Shareholder on every action or approval by written consent of the Company’s shareholders in respect of such matters, or to instruct nominees or record holders to execute such documents. Notwithstanding any other provisions of this Agreement, the irrevocable power of attorney granted hereunder shall automatically terminate upon the termination of this Agreement.

Section 5.	Voting

Each of the Shareholders hereby covenants and agrees, severally and not jointly, that, unless this Agreement is terminated in accordance with Section 9 hereof:

a.	no later than five Business Days before the date of the Meeting, it shall deliver or cause to be delivered to Parent a duly executed proxy directing the holder of such proxy to vote in favour of the Amalgamation; and

b.	such proxy will not be revoked without the written consent of Parent.

Section 6.	Shareholder’s Agreements

Each Shareholder hereby waives any provision of any agreement to which such Shareholder is a party that is or, with the passage of time or the occurrence of events would be, inconsistent with or violated by a term of this Agreement. Shareholder intends that the foregoing waiver be read with, and to the extent necessary for effectiveness be deemed a single instrument including, any similar waivers set forth in agreements of form similar to this Agreement and any similar waiver by the Company.

Section 7.	Representations and Warranties of the Shareholders

Each Shareholder, severally and not jointly, represents and warrants to Parent, with respect to such Shareholder and such Shareholder’s Shares, as follows:

a.	Ownership of Securities. The Shareholder is the beneficial owner of the number of Company Common Shares and Company Rights set forth on the applicable signature page hereto and has good and marketable title to such securities, free from any Encumbrances whatsoever and from any agreement, obligation or commitment to create, grant, give or permit to subsist any Encumbrances whatsoever. The Shareholder owns no shares of the Company and does not hold any a right to acquire any shares of the Company (by purchase, conversion or otherwise), other than as set forth on the signature page hereto in respect of the Shareholder. The Shareholder has sole voting power, without restrictions, with respect to all of such Shares. The Shares are all of the shares of the Company over which control or direction is exercised by the Shareholder or for which the Shareholder has voting power or power of disposition. Unless otherwise designated on the applicable signature page hereof, the Shareholder is the registered holder and beneficial holder of the Shares set forth on the applicable signature page (provided that if otherwise designated, the signature page identifies the intermediary who holds such shares on behalf of the Shareholder and the account number in respect thereof).

b.	Power, Binding Agreement. The Shareholder has the absolute and unrestricted right, power and authority to enter into and to perform such Shareholder’s obligations under this Agreement, and the execution, delivery and performance by such Shareholder of this Agreement have been duly authorized by all necessary action on the part of such Shareholder. This Agreement constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms. Such Shareholder has taken, fulfilled and done all necessary actions, conditions and things in order to enable such Shareholder to enter into, perform and comply with such Shareholder’s obligations under this Agreement, and those obligations are validly, and legally binding and enforceable upon such Shareholder.

c.

No Conflicts. The execution, delivery or performance by such Shareholder of this Agreement does not contravene, conflict with or result in a violation of any of the provisions of, and does not violate or exceed any power or restriction granted or imposed by: (i) any Law to which such Shareholder is subject, or (ii) if the Shareholder is an Entity, any of its Organizational Documents. The entry into, performance of or compliance by such Shareholder with such Shareholder’s obligations under this Agreement will not: (A) constitute a breach of any Contract to which such Shareholder is a party or which is binding on such Shareholder or over such Shareholder’s assets; or (B) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by such Shareholder. No filing with, notice to or consent from any Person is required in connection with (i) the execution, delivery or performance of this Agreement, or (ii) the consummation of the transactions contemplated by this Agreement.

d.	Voting. Other than pursuant to that certain Shareholders’ Agreement, dated January 7, 2011, by and among the Company and the shareholders of the Company party thereto, neither the Shareholder nor any registered holder of the Shareholder’s Shares has previously granted or agreed to grant any ongoing power of attorney in respect of the Shareholder’s Shares or entered into any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind as to the Shareholder’s Shares.

e.	No Proceeding Pending. No Legal Proceedings are current, pending or, to the Knowledge of such Shareholder, threatened to restrain, challenge, prevent, delay or make illegal (or which would have the effect of so restraining, challenging, preventing, delaying or making illegal) the entry into, performance of, compliance with and enforcement of any of the obligations of such Shareholder under this Agreement and, to the Knowledge of such Shareholder, there are no circumstances which might give rise to any such Legal Proceedings or the threat of any such Legal Proceedings.

f.	Accuracy of Representations. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the date this Agreement is terminated in accordance with Section 9 hereof, and will be accurate in all respects as of the Closing Date as if made on that date.

Section 8.	No Solicitation

Each Shareholder shall not directly or indirectly:

a.	solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, in each case other than in connection with the transactions contemplated by the Purchase Agreement, the potential Amalgamation or any aspect of any of the foregoing;

b.	furnish any information regarding the Company to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal, in each case other than in connection with the transactions contemplated by the Purchase Agreement, the potential Amalgamation or any aspect of any of the foregoing;

c.	engage in discussions or negotiations with any Person with respect to a potential Acquisition Transaction or an Acquisition Proposal, in each case other than with respect to the transactions contemplated by the Purchase Agreement, the potential Amalgamation or any aspect of any of the foregoing;

d.	approve, endorse or recommend any Acquisition Proposal or Acquisition Transaction other than the Amalgamation, any agreement governing the Amalgamation and the Purchase Agreement;

e.	approve, endorse or recommend any Acquisition Proposal other than the Amalgamation and the Purchase Agreement;

f.	make any statements against the transactions contemplated by the Purchase Agreement, the potential Amalgamation or any aspect of any of the foregoing;

g.	bring, or threaten to bring, any suit or proceeding for the purposes of, or which has the effect of, directly or indirectly, stopping, preventing, impeding or varying the transactions contemplated by the Purchase Agreement, the potential Amalgamation or any aspect of any of the foregoing;

h.	enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Proposal or Acquisition Transaction other than the Purchase Agreement or any agreement governing the Amalgamation; or

i.	encourage or permit any Representative of the Shareholder to do any of the foregoing.

Section 9.	Termination

This Agreement shall, in respect of any one or more Shareholders, terminate upon the earlier of:

a.	the date upon which the Amalgamation is completed;

b.	the date upon which Parent and the Shareholders mutually agree to terminate this Agreement;

c.	the Closing;

d.	the date upon which this Agreement is terminated by Parent (in its sole discretion); or

e.	the date upon which the Purchase Agreement is terminated in accordance with its terms.

Section 10.	Specific Performance

The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each Shareholder agrees that, in the event of any breach or threatened breach by the

Shareholder of any covenant or obligation contained in this Agreement, Parent and Purchaser shall be entitled (in addition to any other remedy that may be available to it, including monetary damages, and, if the prevailing party, attorneys’ fees) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Shareholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10, and Shareholder irrevocably waives any right he, she or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Nothing in this Agreement shall limit any of the rights or remedies of Parent or Purchaser under the Purchase Agreement.

Section 11.	Fiduciary Duties

Each Shareholder is signing this Agreement solely in such Shareholder’s capacity as a holder of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Shareholder from taking or not taking any action in his or her capacity as an officer or director of the Company as contemplated in the Purchase Agreement.

Section 12.	Dissenting Rights

Each Shareholder agrees, to the fullest extent permitted by law, not to exercise any rights of appraisal or rights of dissent that may be available to the Shareholder under applicable Law in connection with the transactions contemplated by the Purchase Agreement.

Section 13.	Future Shares

Each Shareholder agrees to promptly notify Parent in writing of the number of any additional Shares, if any, acquired by the Shareholder or over which the Shareholder exercises control or direction after the date hereof and acknowledges that such new Shares shall be subject to the terms of this Agreement as though they were identified on the signature page(s) hereof on the date hereof.

Section 14.	Disclosure

Each Shareholder hereby, severally and not jointly, irrevocably consents to the details of this Agreement being set out in any information circular prepared in connection with the Meeting.

Section 15.	Indemnification

Without in any way limiting any of the rights or remedies otherwise available to Parent, Purchaser and each of their Affiliates, each Key Shareholder shall indemnify and hold harmless Parent, Purchaser and each of their Affiliates against and from any and all claims, liabilities, obligations, damages, losses, penalties, fines, judgments, costs and expenses (including amounts paid in settlement, costs of investigation and reasonable attorney’s fees and expenses), whenever arising or incurred, and whether arising out of a third party claim, that is directly or indirectly suffered or incurred by Parent, Purchaser or any of their Affiliates, or to which any such Person otherwise becomes subject, and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this

Agreement, or (b) any failure on the part of such Shareholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Agreement.

Section 16.	Company

The Company is being made a party to this Agreement solely for the purposes of acknowledging its existence and to agree that it shall recognize the rights granted to Parent and Purchaser hereunder (or in any amendment hereof). Any amendment to this Agreement made by Parent, Purchaser and any one or more of the Shareholders shall be binding upon the Company and the Company shall execute and deliver a copy of such amendment as an acknowledgement and agreement thereto.

Section 17.	Additional Covenants of Shareholders

From time to time and without additional consideration, each Shareholder shall execute and deliver, or cause to be executed and delivered, such additional proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

Section 18.	Non-Exclusivity

The rights and remedies of Parent and Purchaser under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent and Purchaser under this Agreement, and the obligations and liabilities of each Shareholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Agreement shall limit any Shareholder’s obligations, or the rights or remedies of Parent or Purchaser, under any other agreement between Parent and/or Purchaser, on the one hand, and such Shareholder on the other hand; and nothing in any such agreement shall limit any of such Shareholder’s obligations, or any of the rights or remedies of Parent or Purchaser, under this Agreement.

Section 19.	Entire Agreement

This Agreement and the other agreements referred to herein constitute the entire agreement between the parties to this Agreement and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Agreement may not, as between Parent and Purchaser, on the one hand, and one or more of the Shareholders, be amended, modified, altered or supplemented except by written agreement of Parent, Purchaser and such Shareholder(s). This Agreement shall be binding upon all signatories hereto, regardless of whether any other Person named as an intended signatory on the signature pages hereof executes and delivers this Agreement to Parent and Purchaser. The obligations of the Shareholders hereunder are several and not joint and several.

Section 20.	Legal Fees

If any Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled). Except as hereinbefore provided, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

Section 21.	Severability

In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

Section 22.	Governing Law

This Agreement and the relationship of the parties to this Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the Province of British Columbia (without giving effect to principles of conflicts of laws).

Section 23.	Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties to this Agreement and delivered to the other parties to this Agreement, it being understood that all parties to this Agreement need not sign the same counterparts.

The exchange of copies of this Agreement and of signature pages by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties to this Agreement and may be used in lieu of the original Agreement for all purposes. Signatures of the parties to this Agreement transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

Section 24.	Waivers

No failure on the part of Parent or Purchaser to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent or Purchaser in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent and Purchaser shall not be deemed to have waived any claim available to Parent or Purchaser arising out of this Agreement, or any power, right, privilege or remedy of Parent or Purchaser under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent and Purchaser; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 25.	Notices

All notices, requests, claims, demands, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); or (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

a.	if to a Shareholder to the address set forth on the respective signature page of this Agreement

b.	if to the Company:

Vineyard Networks Inc.

302-1353 Ellis Street

Kelowna, British Columbia

V1Y 1Z9

Canada

Attention: Jason Richards

Fax no.: (250) 412-3558

with a mandatory copy (which shall not constitute notice) to:

LaBarge Weinstein LLP

700 – 700 West Pender Street

Vancouver, British Columbia

V6C 1G8

Canada

Attention: Mark Longo, Partner

Fax no.: (604) 669-4351

c.	if to Parent or Purchaser to:

Procera Networks, Inc.

4121 Clipper Court

Fremont, CA 94538

Attention: Chief Executive Officer

Fax no.: 510-656-1355

with a mandatory copy (which shall not constitute notice) to:

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Attention: Jeffrey T. Hartlin

Fax no.: 650-320-1904

Section 26.	No Third Party Beneficiaries

None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any).

Section 27.	Assignment

No party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties to this Agreement, except that Parent and Purchaser may assign any of its rights and delegate any of its obligations under this Agreement to any Affiliate of Parent. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties

Section 28.	Interpretation

a.	In this Agreement, unless a clear contrary intention appears:

i.	reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

ii.	reference to any agreement, document or instrument means such agreement, document or instrument, as well as all addenda, exhibits, schedules or amendments thereto, in each case as amended, modified or restated and in effect from time to time in accordance with the terms thereof;

iii.	“hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof; and

iv.	“including” means including without limiting the generality of any description preceding such term.

b.	This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

c.	The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

Section 29.	Submission to Jurisdiction

Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any court located in the City of Vancouver in the Province of British Columbia. Each party to this Agreement:

a.	expressly and irrevocably consents and submits to the jurisdiction of each court located in the Province of British Columbia in connection with any legal proceeding;

b.	agrees that service of any process, summons, notice or document by U.S. mail addressed to him, her or it at the address set forth in Section 25 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

c.	agrees that each court located in the Province of British Columbia shall be deemed to be a convenient forum; and

d.	agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any court located in the Province of British Columbia, any claim by any of the Shareholders, Parent, Purchaser or the Company that he, she or it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

Section 30.	Waiver of Jury Trial

EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

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IN WITNESS WHEREOF, each of the parties hereto has signed individually or by its respective duly authorized officer as of the date first written above.

PROCERA NETWORKS, INC.	PROCERA NETWORKS KELOWNA ULC

By:	By:

Name:	Name:

Title:	Title:

VINEYARD NETWORKS INC.

By:

Name:

Title:

IN WITNESS WHEREOF, each of the parties hereto has signed individually or by its respective duly authorized officer as of the date first written above.

If Shareholder is an individual:

[SHAREHOLDER NAME]
Common Shares owned by Shareholder:

or

If Shareholder is an entity:
Address:
[SHAREHOLDER NAME]

By:

Name:

Title:

EXHIBIT F

FORM OF REGULATION S CERTIFICATE

REGULATION S QUESTIONNAIRE

In connection with the issuance of shares of common stock (the “Procera Shares”) of PROCERA NETWORKS, INC., a Nevada corporation (“Procera”), to the undersigned, pursuant to that certain share purchase agreement or other definitive agreement by and among Vineyard Networks Inc. (“Vineyard”), the shareholders of Vineyard (each, a “Selling Shareholder”) and Procera, or one of Procera’s affiliates (each such affiliate, together with Procera, the “Procera Companies”), pursuant to which a Procera Company will acquire Vineyard via a share sale, amalgamation or other transaction, the undersigned Selling Shareholder hereby agrees, acknowledges, represents and warrants that:

1. the Selling Shareholder is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (“U.S. Securities Act”) (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

2. none of the Procera Shares have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S under the U.S. Securities Act (“Regulation S”), pursuant to the registration provisions of the U.S. Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state and foreign securities laws;

3. the Selling Shareholder understands and agrees that offers and sales of any of the Procera Shares prior to the expiration of a period of one year after the date of original issuance of the Procera Shares (the one year period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the U.S. Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

4. the Selling Shareholder understands and agrees not to engage in any hedging transactions involving any of the Procera Shares unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state and provincial securities laws;

5. the Selling Shareholder is acquiring the Procera Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Procera Shares in the United States or to U.S. Persons;

6. the Selling Shareholder has not acquired the Procera Shares as a result of, and will not engage in, any directed selling efforts (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Procera Shares, including, without limitation, any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Procera Shares; provided, however, that the Selling Shareholder may sell or otherwise dispose of the Procera Shares pursuant to registration thereof under the U.S. Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

7. the statutory and regulatory basis for the exemption claimed for the sale of the Procera Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act or any applicable state and provincial securities laws;

8. except as provided in the Agreement, Procera has not undertaken, and will have no obligation, to register any of the Procera Shares under the U.S. Securities Act;

9. Procera is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Selling Shareholder contained in the Agreement and this Questionnaire, and the Selling Shareholder will hold harmless Procera from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Selling Shareholder not being true and correct;

10. the Selling Shareholder has been advised to consult the Selling Shareholder’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Procera Shares and, with respect to applicable resale restrictions, is solely responsible (and Procera is not in any way responsible) for compliance with applicable resale restrictions;

11. the Selling Shareholder and the Selling Shareholder’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from Procera in connection with the acquisition of the Procera Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by Procera without unreasonable effort or expense;

12. the books and records of Procera were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Selling Shareholder during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Procera Shares under the Agreement have been made available for inspection by the Selling Shareholder, the Selling Shareholder’s attorney and/or advisor(s);

13. the Selling Shareholder:

(a) is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the Selling Shareholder is resident (the “International Jurisdiction”) which would apply to the acquisition of the Procera Shares;

(b) the Selling Shareholder is acquiring the Procera Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the Selling Shareholder is permitted to acquire the Procera Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(c) the applicable securities laws of the authorities in the International Jurisdiction do not require Procera to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Procera Shares; and

(d) the acquisition of the Procera Shares by the Selling Shareholder does not trigger:

(i) any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

(ii) any continuous disclosure reporting obligation of Procera in the International Jurisdiction; and

(e) will, if requested by Procera, deliver to Procera a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in Sections 13(c) and 13(d) above to the satisfaction of Procera, acting reasonably;

14. the Selling Shareholder (i) is able to fend for himself, herself or itself in connection with the acquisition of the Procera Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of the Selling Shareholder’s prospective investment in the Procera Shares; and (iii) has the ability to bear the economic risks of the Selling Shareholder’s prospective investment and can afford the complete loss of such investment;

15. the Selling Shareholder is not aware of any advertisement of any of the Procera Shares and is not acquiring the Procera Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

16. no person has made to the Selling Shareholder any written or oral representations:

(a) that any person will resell or repurchase any of the Procera Shares;

(b) that any person will refund the purchase price of any of the Procera Shares; or

(c) as to the future price or value of any of the Procera Shares.

17. the Selling Shareholder is outside the United States when receiving and executing this Questionnaire and is acquiring the Procera Shares as principal for the Selling Shareholder’s own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Procera Shares;

18. neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Procera Shares;

19. the Procera Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

20. the Selling Shareholder acknowledges and agrees that Procera shall refuse to register any transfer of Procera Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

21. the Selling Shareholder understands and agrees that the Procera Shares will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT.”

22. the address of the Selling Shareholder included herein is the sole address of the Selling Shareholder as of the date of this Questionnaire.

[Signature Page Follows]

IN WITNESS WHEREOF, I have executed this Regulation S Questionnaire as of the date set forth below.

Date: , 2013

Signature

Print Name

Title (if applicable)

Address

EXHIBIT G

FORM OF ACCREDITED INVESTOR QUESTIONNAIRE

PROCERA NETWORKS, INC.

ACCREDITED INVESTOR QUESTIONNAIRE

In connection with the issuance of shares of common stock (the “Procera Shares”) of PROCERA NETWORKS, INC., a Nevada corporation (“Procera”), to the undersigned, pursuant to that certain share purchase agreement or other definitive agreement by and among Vineyard Networks Inc. (“Vineyard”), the shareholders of Vineyard (each, a “Selling Shareholder”) and Procera, or one of Procera’s affiliates (each such affiliate, together with Procera, the “Procera Companies”), pursuant to which a Procera Company will acquire Vineyard via a share sale, amalgamation or other transaction, the undersigned Selling Shareholder hereby agrees, acknowledges, represents and warrants as follows:

1.	IF YOU ARE A NATURAL PERSON, PLEASE FILL IN THE IDENTIFICATION QUESTIONS IN (A). IF YOU ARE AN ENTITY, PLEASE FILL IN THE IDENTIFICATION QUESTIONS IN (B).

A.	NATURAL PERSON IDENTIFICATION QUESTIONS

Name

(EXACT NAME AS YOU WILL WANT IT TO APPEAR ON YOUR STOCK CERTIFICATE)

Residence Address

Address for Delivery of Stock Certificate (if different than Resident Address)

Email

Home Telephone Number

Fax Number

Date of Birth

Social Security Number (if applicable)

Are you a U.S. citizen or resident? Yes ☐ No ☐

Country of Citizenship (if not a U.S. citizen)

Passport Number (if not a U.S. citizen or resident)

B.	IDENTIFICATION QUESTIONS FOR ENTITIES

Name

(EXACT NAME AS YOU WILL WANT IT TO APPEAR ON YOUR STOCK CERTIFICATE)

Address of Principal Place of Business

State (or Country) of Formation or Incorporation

Contact Person

Email

Telephone Number

Fax Number

Type of entity (corporation, partnership, trust, etc.)

Was the entity formed for the purpose of the investment in the Shares? Yes ☐ No ☐

Is the entity located in the U.S.? Yes ☐ No ☐

Are any of the entity’s equity owners U.S. citizens or residents? Yes ☐ No ☐

2.	DESCRIPTION OF SELLING SHAREHOLDER

The following information is required to ascertain whether the natural person or entity identified in Item 1 above would be deemed an “accredited investor” as defined in Rule 501 of Regulation D under the U.S. Securities Act of 1933, as amended. PLEASE CHECK ALL OF THE FOLLOWING THAT APPLY:

☐	A corporation or partnership with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares

☐	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended, a U.S. venture capital fund which invests primarily through private placements in non-publicly traded securities and makes available (either directly or through co-investors) to the portfolio companies significant guidance concerning management, operations or business objectives

☐	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958, as amended

☐	An investment company registered under the U.S. Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of that Act

☐	A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the U.S. Securities Act of 1933, as amended, and who completed Item 3 of this questionnaire

☐	A bank as defined in Section 3(a)(2) of the U.S. Securities Act of 1933, as amended, or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the U.S. Securities Act of 1933, as amended, acting in either an individual or fiduciary capacity

☐	An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act of 1933, as amended

☐	An employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974, as amended, (i) whose investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or (ii) whose total assets exceed $5,000,000, or (iii) if a self-directed plan, whose investment decisions are made solely by a person who is an accredited investor and who completed Item 1 of this questionnaire above;

☐	A charitable, religious, educational or other organization described in Section 501(c)(3) of the U.S. Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000

☐	A broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, as amended

☐	A plan having total assets exceeding $5,000,000 established and maintained by a government agency for the benefit of its employees

☐	A natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income of such natural person and the natural person’s spouse (if married) in excess of $300,000 in each of the two most recent years and who reasonably expects that either his or her own income during the current year will exceed $200,000 or the joint income of him or her and his or her spouse (if married) during the current year will exceed $300,000

☐	A natural person whose net worth, or joint net worth with his or her spouse, at the time of the purchase of the Shares, exceeds $1,000,000, excluding the value of the primary residence of such natural person*

☐	An entity in which all of the equity owners are accredited investors

*	In calculating a natural person’s net worth, the value of such natural person’s primary residence, and any indebtedness secured by the primary residence (i.e., a mortgage) up to the fair market value of the primary residence, should be excluded. To the extent that the indebtedness secured by such natural person’s primary residence exceeds the fair market value of the primary residence, such excess is considered a liability and should be deducted for purposes of calculating such natural person’s net worth.

3.	BUSINESS, INVESTMENT AND EDUCATIONAL EXPERIENCE

Occupation

Number of Years

Present Employer

Position/Title

Educational Background

Frequency of prior investment (check one in each column):

	Stocks & Bonds	Venture Capital Investments
Frequently
Occasionally
Never

[Remainder of Page Intentionally Left Blank]

4.	SIGNATURE

The above information is true and correct. The undersigned recognizes that the Company and its counsel are relying on the truth and accuracy of such information in reliance on the exemption contained in Subsection 4(2) of the U.S. Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The undersigned agrees to notify the Company promptly of any changes in the foregoing information, which may occur prior to the investment.

Executed at (city/state)                                          , on             , 201    .

(SIGN ON BEHALF OF EXACT NAME AS YOU WILL WANT IT TO APPEAR ON YOUR STOCK CERTIFICATE)

IF SELLING SHAREHOLDER IS A NATURAL PERSON, SIGN HERE:

Name (please print):

IF SELLING SHAREHOLDER IS AN ENTITY, SIGN HERE:

By:

Name of entity (please print):

Name of signatory (please print):

Title of signatory (please print):

EXHIBIT H

FORM OF ESCROW AGREEMENT

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of January [—], 2013 (the “Closing Date”), by and among PROCERA NETWORKS, INC., a Nevada corporation (“Parent”); JOHN DROPE & ASSOCIATES LTD., a corporation organized and existing under the laws of the Province of British Columbia, as the representative (the “Shareholders’ Representative”) of the shareholders of Vineyard (as defined below) identified on EXHIBIT A hereto (each a “Shareholder” and collectively, the “Shareholders”); JPMORGAN CHASE BANK, NA, a national banking association (the “Escrow Agent”); each of the following individuals (each, a “Founder” and collectively, the “Founders”): JASON RICHARDS; DEREK LOWNSBROUGH; and JOSH ZIESKE. Parent, Founders and the Shareholders’ Representative are each sometimes referred to herein individually as “Party” and collectively as the “Parties”. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Purchase Agreement (as defined below) for reference between the Parties. All capitalized terms with respect to the duties and obligations of the Escrow Agent shall be defined herein.

RECITALS

WHEREAS, Parent, Procera Networks Kelowna ULC, an unlimited liability corporation organized and existing under the laws of British Columbia and an indirect wholly-owned subsidiary of Parent (“Purchaser”), Vineyard Networks Inc., a company organized and existing under the laws of British Columbia (“Vineyard”), the Shareholders and the Shareholders’ Representative have entered into a Share Purchase Agreement, dated as of January 7, 2013 (the “Purchase Agreement”), pursuant to which, among other things, Purchaser has acquired or will acquire all of the outstanding equity of Vineyard;

WHEREAS, the Shareholders have appointed the Shareholders’ Representative as their representative for purposes of this Agreement and as attorney-in-fact and agent for and on behalf of each Shareholder with respect to the subject matter of this Agreement (provided, however, that such Shareholders are not, and are not intended to be, parties to this Agreement) and the taking by the Shareholders’ Representative of any and all actions and the making of any decision required or permitted to be taken or made by them under this Agreement;

WHEREAS, the Purchase Agreement contemplates the execution and delivery of this Agreement and the deposit by Parent with the Escrow Agent of: (i) [—] shares (the “Indemnity Escrow Shares”) of common stock, par value US$0.001 per share, of Parent (“Parent Common Stock”); and (ii) $[—] of cash (the “Indemnity Escrow Cash Amount” and, together with the Indemnity Escrow Shares the “Indemnity Escrow Amount,” and together with any Additional Property and interest from time to time earned on the Indemnity Escrow Cash Amount, and reduced by any subsequent disbursements, amounts withdrawn or losses on investments, the “Indemnity Escrow Fund”) to secure rights to indemnification, compensation, reimbursement and payment of: (a) Parent; (b) Parent’s current and future Affiliates (including Vineyard after the Closing); (c) the respective Representatives of the Persons referred to in clauses (a) and (b) above; and (d) the respective successors and assigns of the Persons referred to in clauses (a), (b) and (c) above (each, an “Indemnified Party” and collectively, the “Indemnified Parties”);

WHEREAS, the Purchase Agreement contemplates the execution and delivery of this Agreement and the deposit by Parent with the Escrow Agent of: (i) [—] shares of Parent Common Stock (the “Retention Escrow Shares”); and (ii) $[—] of cash (the “Retention Escrow Cash Amount” and, together with the Retention Escrow Shares, the “Retention Escrow Amount,” and together with any Additional Property (as defined below) and interest from time to time earned on the Retention Escrow Cash Amount, and reduced by any subsequent disbursements, amounts withdrawn or losses on investments, the “Retention Escrow Fund”) to secure the rights of Parent to receive all or a portion of the Retention Escrow Fund upon the termination of employment of any of the Founders in certain circumstances set forth in Section 4, and to secure the rights of the Founders to the Retention Escrow Fund on the terms set forth in Section 4; and

WHEREAS, the Purchase Agreement contemplates the execution and delivery of this Agreement and the deposit by Parent with the Escrow Agent of an aggregate amount of: (i) [—] shares of Parent Common Stock (the “Special Taxes Escrow Shares”); (ii) $75,805.65 of cash (the “Special Taxes Escrow Cash Amount” and, together with the Special Taxes Escrow Shares, the “Special Taxes Escrow Amount,” and together with any interest from time to time earned on the Special Taxes Escrow Amount, and reduced by any subsequent disbursements, amounts withdrawn or losses on investments, the “Special Taxes Escrow Fund”) to secure rights to indemnification, compensation, reimbursement and payment of the Indemnified Parties with respect to any Tax-related liability relating to options to purchase common shares of Vineyard granted to employees.

NOW, THEREFORE, in consideration of the respective covenants, agreements and representations and warranties set forth herein, the Parties and the Escrow Agent, intending to be legally bound, hereby agree as follows:

1. Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth in Section 14 is authorized or required by law or executive order to remain closed.

“Control” (including the terms “Controlling,” “Controlled by” or “under common Control with”) means the possession, directly or indirectly, or as general partner, trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Escrow Amount” means, collectively, the Indemnity Escrow Amount, the Retention Escrow Amount and the Special Taxes Escrow Amount.

“Escrow Fund” means, collectively, the Indemnity Escrow Fund, the Retention Escrow Fund and the Special Taxes Escrow Fund.

“Escrow Shares” means, collectively, the Indemnity Escrow Shares, the Retention Escrow Shares and the Special Taxes Escrow Shares.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, provincial, municipal, foreign, supranational or other government; or (c) governmental, self-regulatory or quasi-governmental authority of any nature (including any governmental division, department, ministry, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

“Just Cause” has the meaning ascribed to such term in the Founders’ employment agreements with the Parent or one of its direct or indirect subsidiaries or affiliates (the “Employer”), dated as of the date hereof, as may be amended or restated from time to time (the “Employment Agreements”). As of the date hereof, “Just Cause” means, with respect to each Founder (all terms used but not defined in this definition have the meanings ascribed to them in the Employment Agreements):

(a)	the failure or refusal of such Founder to properly carry out such Founder’s duties after notice by the Employer of the failure to do so and after having been provided with an opportunity to correct the failure within a reasonable time from the date of receipt of that notice;

(b)	the failure or refusal of such Founder to conform to the policies, practices or procedures established by the Employer for general application to the employees of the Employer from time to time after notice by the Employer of the failure to do so and after having been provided with an opportunity to correct the failure within a reasonable time from the date of receipt of such notice (not to exceed 30 days);

(c)	any act of theft, fraud, misappropriation, dishonesty or misconduct by such Founder involving the property, business or affairs of the Employer or the carrying out of such Founder’s duties;

(d)	any criminal conviction or guilty pleading, in either case that is related to such Founder’s employment under such Founder’s Employment Agreement;

(e)	any breach by such Founder of such Founder’s Employment Agreement, such Founder’s Confidential Information and Inventions Assignment Agreement with the Employer or of any separate non-disclosure, invention, non-solicitation or non-competition agreement with the Employer; and

(f)	any other conduct which by its nature is considered as “just cause” at common law.

“Person” means any individual, corporation, company, partnership, joint venture, limited liability company, trust, Governmental Body or other organization.

“Representatives” means, with respect to a Person, the officers, directors, employees, agents, attorneys, accountants, advisors and representatives of such Person.

2. Establishment of Escrow Fund.

(a) Deposit of Escrow Amount. Simultaneously with the execution hereof, in accordance with the terms of the Purchase Agreement, Parent shall deposit with the Escrow Agent for the benefit of the Shareholders and the Founders (as the case may be): (1) the Indemnity Escrow Shares via book entry, (2) the Retention Escrow Shares via book entry, (3) the Special Taxes Escrow Shares via book entry, and (4) cash in an aggregate amount equal to $[—] in immediately available funds. Within one (1) Business Day (as defined below) of deposit, the Escrow Agent shall acknowledge receipt of the Escrow Amount. The Escrow Fund shall be held and released by the Escrow Agent in accordance with the terms of this Agreement. Subject to Section 2(b), as between Parent and the Shareholders’ Representative, Parent and the Shareholders’ Representative hereby agree that in the event of any conflict between this Agreement and the Purchase Agreement, the terms of the Purchase Agreement shall control. The Parties hereby acknowledge that deposits held at a branch of the Escrow Agent outside the United States: (i) are not insured by the Federal Deposit Insurance Corporation or the Canada Deposit Insurance Corporation; (ii) are subject to cross-border risks; and (iii) may enjoy a lesser preference as compared to deposits held in the United States in the event that that branch should be liquidated or placed into receivership or other proceeding for the benefit of creditors.

(b) Appointment of the Escrow Agent. Parent, the Shareholders’ Representative (acting on behalf of the Shareholders), and each of the Founders (acting on behalf of himself and solely with respect to such Founder’s interest in the Retention Escrow Fund) hereby appoint and designate the Escrow Agent to serve as escrow agent to receive, hold, invest and disburse the Escrow Fund for the benefit of the Shareholders and the Founders (as the case may be) in accordance with the terms of this Agreement. The Escrow Agent hereby agrees to act as escrow agent and to accept delivery of, and hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof. The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall have no interest in the Escrow Shares other than the possession or control of the Escrow Shares. The Escrow Agent has no knowledge of, nor any requirement to comply with, the terms and conditions of any other agreement (including the Purchase Agreement) between the other Parties, nor shall the Escrow Agent be required to determine if any Party has complied with any other agreement. Notwithstanding the terms of any other agreement between the Parties, the terms and conditions of this Agreement shall control the actions of the Escrow Agent. The Escrow Agent shall have no duty to solicit any payments which may be due to it or the Escrow Fund, including, without limitation, the Escrow Amount, nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

(c) Transferability. The interests of the Shareholders and the Founders in the Escrow Fund shall not be assignable or transferable, other than by operation of law (in which case, the portion of the Escrow Fund so assigned or transferred shall continue to be bound by the terms of this Agreement). No assignment or transfer of any of such interests by operation of law shall be recognized or given effect until Parent, the Escrow Agent and the Shareholders’ Representative shall have received written notice of such assignment or transfer and such assignment or transfer shall also be subject to the consent of the Escrow Agent after conducting an identity verification review and other procedures required by the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”).

(d) Distribution or Capital Transaction. Any securities comprising the Escrow Fund, including, but not limited to, any cash, securities or other property distributable or issuable in respect of or in exchange for any Escrow Shares (any such distribution shall be referred to herein as “Additional Property”) as a result of a stock split, stock dividend, cash dividend, recapitalization, merger, asset purchase, sale of assets or similar transaction shall not be distributed to the Shareholders or the Founders, but rather shall be distributed to and held by the Escrow Agent as part of the Escrow Fund and any such Additional Property shall become part of the Escrow Fund for purposes of this Agreement. At any time any Escrow Shares are required to be released from the Escrow Fund to the Shareholders or the Founders pursuant to this Agreement, any Additional Property previously received by the Escrow Agent in respect of or in exchange for such Escrow Shares shall be released from the Escrow Fund to the Shareholders’ Representative, using the delivery instructions in Section 14(b).

(e) Escrow Fund. The Escrow Agent has established at the request of Parent three securities escrow accounts with securities escrow account numbers [            ], [            ] and [            ], respectively (the “Securities Accounts”), and three cash escrow accounts with cash escrow account numbers [            ], [            ] and [            ], respectively (the “Cash Accounts” and, together with the Securities Accounts, the “Accounts”), in each case in the name of the Shareholders’ Representative. The Escrow Fund shall not be pledged as collateral or security, of any Shareholder, any Founder or any of their Affiliates. The Escrow Agent shall hold and safeguard the Escrow Fund until all amounts and property held therein have been released pursuant to Section 7. If any of the Escrow Fund shall be attached, garnished, levied upon or otherwise be subject to any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, and the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all such orders so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and if the amount is more than $4,000, the Escrow Agent shall on a best efforts basis provide the court order to the Parties when it is received by the Escrow Agent. In the event the Escrow Agent obeys or complies with any such order it shall not be liable to any of the Parties or to any other person by reason of such compliance notwithstanding if such order is subsequently reversed, modified, annulled, set aside or vacated.

(f) Investment of Cash Portion of Escrow Fund. Unless otherwise instructed in writing by Parent and the Shareholders’ Representative, the cash portion in the Cash Accounts of the Escrow Fund shall be held in a deposit account at JPMorgan Chase Bank, NA, Toronto Branch (the “Deposit Account”) or a successor or similar investment offered by the Escrow Agent. Unless otherwise instructed in writing by Parent and the Shareholders’ Representative, the cash portion in the Securities Accounts (if any) of the Escrow Fund shall be invested and reinvested in a Cash

Compensation Account at JPMorgan Chase Bank, N.A. (the “Cash Compensation Account”) or a successor or similar investment offered by Escrow Agent. The Deposit Account and Cash Compensation Account have rates of compensation that may vary from time to time based upon market conditions. The Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of monies held in the Escrow Fund or the purchase, sale, retention or other disposition of any investment described herein. The Escrow Agent shall not have any liability for any loss sustained as a result of any investment made pursuant to the terms of this Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of the Shareholders’ Representative to give the Escrow Agent instructions to invest or reinvest the Escrow Fund.

(g) Monthly Accounting. The Escrow Agent shall furnish Parent and the Shareholders’ Representative with a monthly statement of the activity of, and balance with respect to, the Escrow Fund, within 15 days after the end of such month.

(h) Voting of Escrow Shares. An Authorized Representative of the Shareholders’ Representative shall have the right, in its sole discretion, to direct the Escrow Agent in writing as to the exercise of any voting rights pertaining to the Escrow Shares, and if required the Escrow Agent shall comply with, and be entitled to rely on, the Shareholders’ Representative’s written instructions. At every annual, special or adjourned meeting of the stockholders of Parent and in every written consent of the stockholders of Parent in lieu of any such meeting, in the absence of written instructions from the Shareholders’ Representative (directly or through a proxy), the Escrow Agent shall not vote any of the Escrow Shares being held in the Escrow Fund on behalf of the Shareholders’ Representative.

(i) Fractional Shares. No fractional Escrow Shares shall be retained in or released from the Escrow Fund pursuant to this Agreement. In connection with any release of Escrow Shares from the Escrow Fund, Parent and the Shareholders’ Representative shall mutually agree upon appropriate rounding procedures in order to avoid retaining in or releasing from the Escrow Fund any fractional shares, and shall provide the Escrow Agent with written instructions regarding such agreed upon rounding procedures.

3. Administration of Indemnity Escrow Fund. Except as otherwise provided herein, the Escrow Agent shall administer the Indemnity Escrow Fund as follows:

(a) If any Indemnified Party has or claims to have incurred or suffered any claims, liabilities, obligations, damages, losses, penalties, fines, judgments, costs and expenses (including amounts paid in settlement, costs of investigation and reasonable attorney’s fees and expenses), whenever arising or incurred, and whether arising out of a third party claim (“Losses”), for which it is or may be entitled to indemnification or reimbursement under the Purchase Agreement, an Authorized Representative of Parent shall, on behalf of such Indemnified Party, deliver a written claim notice (an “Indemnity Claim Notice”) to the Escrow Agent, with a copy to the Shareholders’ Representative, no later than 11:59 p.m. Pacific Time on July [—] [Insert Exact Date - the date that is 18 months after the Closing Date], 2014 (the “Indemnity Escrow Fund Release Date”). Each Indemnity Claim Notice shall state or provide (i) that such Indemnified Party believes that it is entitled to indemnification or reimbursement pursuant to Section 9 of the Purchase Agreement, (ii) a description of the circumstances supporting the basis for such Indemnified Party’s belief that it is entitled to indemnification or reimbursement under Section 9 of the Purchase Agreement, and (iii) a non-binding, preliminary estimate of the aggregate Canadian dollar amount of the actual and potential Losses incurred or reasonably expected to be incurred by such Indemnified Party (the “Indemnity Claimed Amount”).

(b) By 5:00 p.m. Pacific Time on the tenth (10th) day, or if such day is not a Business Day, by 8:00 a.m. Pacific Time on the first Business Day following the tenth (10th) day, after the Escrow Agent’s receipt of an Indemnity Claim Notice, an Authorized Representative of the Shareholders’ Representative shall deliver to the Escrow Agent, with a copy to Parent, a written response (the “Indemnity Response Notice”) in which the Shareholders’ Representative: (i) agrees that an amount equal to the full Indemnity Claimed Amount may be released from the Indemnity Escrow Fund to the Indemnified Party; (ii) agrees that an amount equal to part, but not all, of the Indemnity Claimed Amount may be released from the Indemnity Escrow Fund to the Indemnified Party; or (iii) indicates that no part of the Indemnity Escrow Fund may be released from the Indemnity Escrow Fund to the Indemnified Party in respect of the Indemnity Claimed Amount. Any part of the Indemnity Claimed Amount that is not agreed to be released to the Indemnified Party pursuant to the Indemnity Response Notice, which determination shall be made in good faith by the Shareholders’ Representative, shall be the “Indemnity Contested Amount.” If an Indemnity Response Notice is not received by 5:00 p.m. Pacific Time on the last day of such 10-day period, or if such day is not a Business Day, by 8:00 a.m. Pacific Time on the first Business Day following the tenth (10th) day, then the Shareholders’ Representative shall be conclusively deemed to have agreed that an amount (45% of which shall be comprised of cash and 55% of which shall be comprised of Indemnity Escrow Shares) equal to the full Indemnity Claimed Amount (plus a pro rata portion of the interest and investment income deposited in the Indemnity Escrow Fund from the date hereof which is attributable to such Indemnity Claimed Amount) shall be released to Parent from the Indemnity Escrow Fund, using the delivery instructions in Section 14(b).

(c) If the Shareholders’ Representative delivers an Indemnity Response Notice agreeing that an amount equal to the full Indemnity Claimed Amount may be released from the Indemnity Escrow Fund to Parent, or if the Shareholders’ Representative does not deliver an Indemnity Response Notice on a timely basis in accordance with Section 3(b), the Escrow Agent shall within three (3) Business Days following the receipt of such Indemnity Response Notice (or, if the Escrow Agent has not received an Indemnity Response Notice within the required 10-day period, within three (3) Business Days following the expiration of the ten 10-day period referred to in Section 3(b)), deliver to Parent an amount (45% of which shall be comprised of cash and 55% of which shall be comprised of Indemnity Escrow Shares) equal to the full Indemnity Claimed Amount (plus a pro rata portion of the interest and investment income deposited in the Indemnity Escrow Fund from the date hereof which is attributable to the full Indemnity Claimed Amount), using the delivery instructions in Section 14(b).

(d) If an Authorized Representative of the Shareholders’ Representative delivers an Indemnity Response Notice agreeing that an amount equal to less than the full Indemnity Claimed Amount may be released from the Indemnity Escrow Fund to Parent (the “Indemnity Agreed Amount”), the Escrow Agent shall, within three (3) Business Days following the receipt of such Indemnity Response Notice, deliver to Parent an amount (45% of which shall be comprised of cash and 55% of which shall be comprised of Indemnity Escrow Shares) equal to the Indemnity Agreed

Amount (plus a pro rata portion of the interest and investment income deposited in the Indemnity Escrow Fund from the date hereof which is attributable to such Indemnity Agreed Amount), using the delivery instructions in Section 14(b). Such delivery shall not be deemed to be made in full satisfaction of the claim described in such Indemnity Claim Notice and the remaining amount (not taking into account any interest or earnings earned on the Indemnity Agreed Amount and distributed to the Indemnified Party pursuant to the preceding sentence) shall be the Indemnity Contested Amount as provided in Section 3(b).

(e) If an Authorized Representative of the Shareholders’ Representative delivers an Indemnity Response Notice indicating that there is an Indemnity Contested Amount, the Shareholders’ Representative and Parent shall attempt in good faith to resolve the dispute related to the Indemnity Contested Amount within 10 Business Days of Parent’s receipt of such Indemnity Response Notice (the “Indemnity Negotiation Period”). If Parent and the Shareholders’ Representative resolve such dispute, such written resolution shall be binding on the Shareholders’ Representative, each of the Shareholders and the Indemnified Party, and a settlement agreement shall be signed by an Authorized Representative of Parent (on behalf of such Indemnified Party) and the Shareholders’ Representative and sent to the Escrow Agent, which shall, within three (3) Business Days of receipt thereof, if applicable, release an amount of cash and Indemnity Escrow Shares (45% of which shall be comprised of cash and 55% of which shall be comprised of Indemnity Escrow Shares) in accordance with such settlement agreement (plus a pro rata portion of the interest and investment income deposited in the Indemnity Escrow Fund from the date hereof which is attributable to such amount, if any, to be released pursuant to such settlement agreement), using the delivery instructions in Section 14(b). Unless and until the Escrow Agent receives written notice that any such dispute has been resolved by Parent and the Shareholders’ Representative, the Escrow Agent may assume without inquiry that such dispute has not been resolved. If Parent and the Shareholders’ Representative fail to reach agreement by the end of the Indemnity Negotiation Period, each Party shall be entitled to its legal remedies in accordance with this Agreement and the Purchase Agreement and the Escrow Agent shall continue to hold such Indemnity Contested Amount in escrow in accordance with the terms of this Agreement.

(f) The Escrow Agent shall deliver to the applicable Party an amount of cash and Indemnity Escrow Shares (45% of which shall be comprised of cash and 55% of which shall be comprised of Escrow Shares) from the Indemnity Escrow Fund in connection with any Indemnity Contested Amount within three (3) Business Days after the delivery to it of: (i) a copy of a settlement agreement executed by an Authorized Representative of Parent and the Shareholders’ Representative setting forth instructions to the Escrow Agent as to the amount of cash and Indemnity Escrow Shares, if any, to be released from the Indemnity Escrow Fund with respect to such Indemnity Contested Amount; or (ii) a certified copy of a final and non-appealable binding order, decree or judgment issued or rendered by a court of competent jurisdiction or a certified copy of a final, non-appealable arbitration award from the prevailing Party along with a certification from its counsel attesting to the finality and binding nature of the final order or arbitration award, that instructs the Escrow Agent as to the resulting disbursement of the Indemnity Escrow Fund specified therein, in each case, plus any interest or earnings earned on any portion of the amount to be distributed, using the delivery instructions in Section 14(b).

(g) At any time that a payment, distribution or holdback is required to be made pursuant to this Agreement, such payment, distribution or holdback shall be made from or to the

Shareholders’ Representative from the Indemnity Escrow Fund (45% of which shall be comprised of cash and 55% of which shall be comprised of Indemnity Escrow Shares) with an aggregate value equal to the amount of such payment, distribution or holdback. For purposes of the Shareholders’ Representative, the respective interests of the Shareholders are set forth on EXHIBIT A hereto, and, as to each Shareholder, the respective proportion of the Indemnity Escrow Cash Amount and Indemnity Escrow Shares for such Shareholder are set forth in EXHIBIT A hereto. For purposes of the foregoing, each Indemnity Escrow Share shall be valued at $18.14 per share (subject to adjustment if Parent declares or pays, or experiences, a stock dividend, extraordinary dividend, stock split, recapitalization, reclassification, recombination or the like, the “Parent Stock Value”).

(h) Notwithstanding anything to the contrary herein, any release of funds by the Escrow Agent to an Indemnified Party pursuant to this Section 3 shall be made to Parent (for distribution to the Indemnified Party).

(i) The Escrow Agent may rely conclusively on any Indemnity Claim Notice it receives hereunder. The Escrow Agent shall have no responsibility to determine whether any Claim Notice satisfies the conditions set forth in the Purchase Agreement for making an indemnification claim, including whether there is a basis for making a claim, whether the claim is set forth in sufficient detail, or that a copy of the Indemnity Claim Notice was sent to or received by the Shareholders’ Representative, or that an Indemnity Response Notice was sent to or received by Parent or any Indemnified Party.

(j) Parent and the Shareholders’ Representative each agree to deliver Indemnity Claim Notices and Indemnity Response Notices to the other Party in the same manner and at the same time as delivery to the Escrow Agent.

(k) Within five (5) Business Days after each calendar quarter, the Escrow Agent shall release 40% of the income, including any dividends in the Indemnity Cash Account, on the Indemnity Escrow Amount from the prior quarter to the Shareholders’ Representative using the wiring instructions in Section 14(b).

4. Administration of Retention Escrow Fund. Except as otherwise provided herein, the Escrow Agent shall administer the Retention Escrow Fund as follows:

(a) If a Founder’s employment with Parent or one of its direct or indirect subsidiaries or affiliates terminates prior to January [—] [Insert Exact Date - the date that is 12 months after the Closing Date], 2014, an Authorized Representative of Parent shall deliver a written claim notice (a “Retention Claim Notice”) to the Escrow Agent, with a copy to the Shareholders’ Representative, no later than 11:59 p.m. Pacific Time on January [—] [Insert Exact Date - the date that is 12 months plus 10 days after the Closing Date], 2014 (the “Retention Escrow Fund Release Date”). Each Retention Claim Notice shall state or provide (i) whether Parent believes that it is entitled to receive such Founder’s portion of the Retention Escrow Fund (such portion, the “Terminated Founder’s Portion of the Retention Escrow Fund”), and (ii) a description of the circumstances supporting the basis for Parent’s belief that it is entitled to receive the Terminated Founder’s Portion of the Retention Escrow Fund, including, without limitation, whether Parent believes that such Founder’s employment with Parent or one of its direct or indirect subsidiaries or affiliates was terminated with Just Cause or whether such Founder resigned from his employment with Parent or one of its direct or indirect subsidiaries or affiliates. For the avoidance of doubt, a change of employer with respect to a Founder between Parent and any of its direct or indirect subsidiaries or affiliates shall not be deemed a termination of the Founder’s employment for purposes of this Agreement.

(b) By 5:00 p.m. Pacific Time on the tenth (10th) day, or if such day is not a Business Day, by 8:00 a.m. Pacific Time on the first Business Day following the tenth (10th) day, after the Escrow Agent’s receipt of a Retention Claim Notice, an Authorized Representative of the Shareholders’ Representative shall deliver to the Escrow Agent, with a copy to Parent, a written response (the “Retention Response Notice”) in which the Shareholders’ Representative: (i) agrees that Parent is entitled to receive the Terminated Founder’s Portion of the Retention Escrow Fund; or (ii) indicates that the Terminated Founder’s Portion of the Retention Escrow Fund may not be released to Parent because such Founder was terminated without Just Cause and such Founder did not resign from his employment with Parent or one of its direct or indirect subsidiaries or affiliates. If a Retention Response Notice is not received by 5:00 p.m. Pacific Time on the last day of such 10-day period, or if such day is not a Business Day, by 8:00 a.m. Pacific Time on the first Business Day following the tenth (10th) day, then the Shareholders’ Representative shall be conclusively deemed to have agreed that the Terminated Founder’s Portion of the Retention Escrow Fund (plus a pro rata portion of the interest and investment income deposited in the Retention Escrow Fund from the date hereof which is attributable to the Terminated Founder’s Portion of the Retention Escrow Fund) shall be released to Parent from the Retention Escrow Fund, using the delivery instructions in Section 14(b).

(c) If the Shareholders’ Representative delivers a Retention Response Notice agreeing that the Terminated Founder’s Portion of the Retention Escrow Fund may be released from the Retention Escrow Fund to Parent, or if the Shareholders’ Representative does not deliver a Retention Response Notice on a timely basis in accordance with Section 4(b), the Escrow Agent shall within three (3) Business Days following the receipt of such Retention Response Notice (or, if the Escrow Agent has not received a Retention Response Notice within the required 10-day period, within three (3) Business Days following the expiration of the ten 10-day period referred to in Section 4(b)), deliver to Parent the Terminated Founder’s Portion of the Retention Escrow Fund (plus a pro rata portion of the interest and investment income deposited in the Retention Escrow Fund from the date hereof which is attributable to the full Terminated Founder’s Portion of the Retention Escrow Fund), using the delivery instructions in Section 14(b).

(d) If an Authorized Representative of the Shareholders’ Representative delivers a Retention Response Notice indicating that the Terminated Founder’s Portion of the Retention Escrow Fund may not be released to Parent because such Founder was terminated without Just Cause and such Founder did not resign from his employment with Parent or one of its direct or indirect subsidiaries or affiliates, the Shareholders’ Representative and Parent shall attempt in good faith to resolve the dispute within 10 Business Days of Parent’s receipt of such Retention Response Notice (the “Retention Negotiation Period”). If Parent and the Shareholders’ Representative resolve such dispute, such written resolution shall be binding on the Shareholders’ Representative and the applicable Founder, and a settlement agreement shall be signed by an Authorized Representative of Parent and the Shareholders’ Representative (on behalf of such Founder) and sent to the Escrow Agent, which shall, within three (3) Business Days of receipt thereof, if applicable, release an amount of cash and Retention Escrow Shares (45% of which shall be comprised of cash and 55% of which shall be comprised of Retention Escrow Shares) in accordance with such settlement agreement (plus a pro rata portion of the interest and investment income deposited in the Retention Escrow Fund from the date hereof which is attributable to such amount, if any, to be released pursuant to such settlement agreement), using the delivery instructions in Section 14(b). Unless and until the Escrow Agent receives written notice that any such dispute has been resolved by Parent and the Shareholders’ Representative, the Escrow Agent may assume without inquiry that such dispute has not been resolved. If Parent and the Shareholders’ Representative fail to reach agreement by the end of the Retention Negotiation Period, each Party shall be entitled to its legal remedies in accordance with this Agreement and the Purchase Agreement and the Escrow Agent shall continue to hold such Terminated Founder’s Portion of the Retention Escrow Fund in escrow in accordance with the terms of this Agreement.

(e) The Escrow Agent shall deliver to the applicable Party the Terminated Founder’s Portion of the Retention Escrow Fund within three (3) Business Days after the delivery to it of: (i) a copy of a settlement agreement executed by an Authorized Representative of Parent and the Shareholders’ Representative setting forth instructions to the Escrow Agent as to the amount of Retention Escrow Cash Amount and Retention Escrow Shares, if any, to be released from the Retention Escrow Fund with respect to such Terminated Founder’s Portion of the Retention Escrow Fund; or (ii) a certified copy of a final and non-appealable binding order, decree or judgment issued or rendered by a court of competent jurisdiction or a certified copy of a final, non-appealable arbitration award from the prevailing Party along with a certification from its counsel attesting to the finality and binding nature of the final order or arbitration award, that instructs the Escrow Agent as to the resulting disbursement of the Retention Escrow Fund specified therein, in each case, plus any interest or earnings earned on any portion of the amount to be distributed, using the delivery instructions in Section 14(b).

(f) At any time that a payment, distribution or holdback is required to be made pursuant to this Agreement, such payment, distribution or holdback shall be made from or to the Shareholders’ Representative from the Retention Escrow Fund (45% of which shall be comprised of cash and 55% of which shall be comprised of Retention Escrow Shares) with an aggregate value equal to the amount of such payment, distribution or holdback. For purposes of the Shareholders’ Representative, the respective interests of the Founders are set forth on EXHIBIT B hereto, and, as to each Founder, the respective proportion of the Retention Escrow Cash Amount and Retention Escrow Shares for such Founder are set forth in EXHIBIT B hereto. For purposes of the foregoing, each Retention Escrow Share shall be valued at the Parent Stock Value.

(g) Notwithstanding anything to the contrary herein, any release of funds by the Escrow Agent to a Founder pursuant to this Section 4 shall be made to the Shareholders’ Representative (for distribution to the Founder).

(h) The Escrow Agent may rely conclusively on any Retention Claim Notice it receives hereunder. The Escrow Agent shall have no responsibility to determine whether any Retention Claim Notice satisfies the conditions set forth in the Purchase Agreement for making a claim to the Retention Escrow Fund, including whether there is a basis for making a claim, whether the claim is set forth in sufficient detail, or that a copy of the Retention Claim Notice was sent to or received by the Shareholders’ Representative, or that a Retention Response Notice was sent to or received by Parent.

(i) Parent and the Shareholders’ Representative each agree to deliver Retention Claim Notices and Retention Response Notices to the other Party in the same manner and at the same time as delivery to the Escrow Agent.

(j) Within five (5) Business Days after each calendar quarter, the Escrow Agent shall release 40% of the income on the Retention Escrow Amount from the prior quarter to the Shareholders’ Representative using the wiring instructions in Section 14(b).

(k) Notwithstanding anything to the contrary herein, if a Founder’s employment with Parent or one of its direct or indirect subsidiaries or affiliates terminates prior to January [—] [Insert Exact Date - the date that is 12 months after the Closing Date], 2014, without Just Cause and such Founder did not resign from his employment with Parent or one of its direct or indirect subsidiaries or affiliates, within ten (10) Business Days after the date of such termination, an Authorized Representative of Parent shall deliver a written notice to the Escrow Agent, with a copy to the Shareholders’ Representative, which states that such Founder shall be entitled to receive the Terminated Founder’s Portion of the Retention Escrow Fund (a “Retention Termination Notice”). Within three (3) Business Days following receipt of a Retention Termination Notice, the Escrow Agent shall deliver to the Shareholders’ Representative the Terminated Founder’s Portion of the Retention Escrow Fund (plus a pro rata portion of the interest and investment income deposited in the Retention Escrow Fund from the date hereof which is attributable to the full Terminated Founder’s Portion of the Retention Escrow Fund), using the delivery instructions in Section 14(b).

5. Administration of Special Taxes Escrow Fund. Except as otherwise provided herein, the Escrow Agent shall administer the Special Taxes Escrow Fund as follows:

(a) If any Indemnified Party has or claims to have incurred or suffered Losses for which it is or may be entitled to indemnification or reimbursement under Section 9.7 of the Purchase Agreement, an Authorized Representative of Parent shall, on behalf of such Indemnified Party, deliver a written claim notice (a “Special Taxes Claim Notice”) to the Escrow Agent, with a copy to the Shareholders’ Representative, no later than 11:59 p.m. Pacific Time on January [—] [Insert Exact Date - the date that is 3 years after the Closing Date], 2016 (the “Special Taxes Escrow Fund Release Date”). Each Special Taxes Claim Notice shall state or provide (i) that such Indemnified Party believes that it is entitled to indemnification or reimbursement pursuant to Section 9.7 of the Purchase Agreement, (ii) a description of the circumstances supporting the basis for such Indemnified Party’s belief that it is entitled to indemnification or reimbursement under Section 9.7 of the Purchase Agreement, and (iii) a non-binding, preliminary estimate of the aggregate Canadian dollar amount of the actual and potential Losses incurred or reasonably expected to be incurred by such Indemnified Party (the “Special Taxes Claimed Amount”).

(b) By 5:00 p.m. Pacific Time on the tenth (10th) day, or if such day is not a Business Day, by 8:00 a.m. Pacific Time on the first Business Day following the tenth (10th) day, after the Escrow Agent’s receipt of a Special Taxes Claim Notice, an Authorized Representative of the Shareholders’ Representative shall deliver to the Escrow Agent, with a copy to Parent, a written response (the “Special Taxes Response Notice”) in which the Shareholders’ Representative: (i) agrees that an amount equal to the full Special Taxes Claimed Amount may be released from the

Special Taxes Escrow Fund to the Indemnified Party; (ii) agrees that an amount equal to part, but not all, of the Special Taxes Claimed Amount may be released from the Special Taxes Escrow Fund to the Indemnified Party; or (iii) indicates that no part of the Special Taxes Escrow Fund may be released from the Special Taxes Escrow Fund to the Indemnified Party in respect of the Special Taxes Claimed Amount. Any part of the Special Taxes Claimed Amount that is not agreed to be released to the Indemnified Party pursuant to the Special Taxes Response Notice, which determination shall be made in good faith by the Shareholders’ Representative, shall be the “Special Taxes Contested Amount.” If a Special Taxes Response Notice is not received by 5:00 p.m. Pacific Time on the last day of such 10-day period, or if such day is not a Business Day, by 8:00 a.m. Pacific Time on the first Business Day following the tenth (10th) day, then the Shareholders’ Representative shall be conclusively deemed to have agreed that an amount (45% of which shall be comprised of cash and 55% of which shall be comprised of Special Taxes Escrow Shares) equal to the full Special Taxes Claimed Amount (plus a pro rata portion of the interest and investment income deposited in the Special Taxes Escrow Fund from the date hereof which is attributable to such Special Taxes Claimed Amount) shall be released to Parent from the Special Taxes Escrow Fund, using the delivery instructions in Section 14(b).

(c) If the Shareholders’ Representative delivers a Special Taxes Response Notice agreeing that an amount equal to the full Special Taxes Claimed Amount may be released from the Special Taxes Escrow Fund to Parent, or if the Shareholders’ Representative does not deliver a Special Taxes Response Notice on a timely basis in accordance with Section 5(b), the Escrow Agent shall within three (3) Business Days following the receipt of such Special Taxes Response Notice (or, if the Escrow Agent has not received a Special Taxes Response Notice within the required 10-day period, within three (3) Business Days following the expiration of the ten 10-day period referred to in Section 5(b)), deliver to Parent an amount (45% of which shall be comprised of cash and 55% of which shall be comprised of Special Taxes Escrow Shares) equal to the full Special Taxes Claimed Amount (plus a pro rata portion of the interest and investment income deposited in the Special Taxes Escrow Fund from the date hereof which is attributable to the full Special Taxes Claimed Amount), using the delivery instructions in Section 14(b).

(d) If an Authorized Representative of the Shareholders’ Representative delivers a Special Taxes Response Notice agreeing that an amount equal to less than the full Special Taxes Claimed Amount may be released from the Special Taxes Escrow Fund to Parent (the “Special Taxes Agreed Amount”), the Escrow Agent shall, within three (3) Business Days following the receipt of such Special Taxes Response Notice, deliver to Parent an amount (45% of which shall be comprised of cash and 55% of which shall be comprised of Special Taxes Escrow Shares) equal to the Special Taxes Agreed Amount (plus a pro rata portion of the interest and investment income deposited in the Special Taxes Escrow Fund from the date hereof which is attributable to such Special Taxes Agreed Amount), using the delivery instructions in Section 14(b). Such delivery shall not be deemed to be made in full satisfaction of the claim described in such Special Taxes Claim Notice and the remaining amount (not taking into account any interest or earnings earned on the Special Taxes Agreed Amount and distributed to the Indemnified Party pursuant to the preceding sentence) shall be the Special Taxes Contested Amount as provided in Section 5(b).

(e) If an Authorized Representative of the Shareholders’ Representative delivers a Special Taxes Response Notice indicating that there is a Special Taxes Contested Amount, the Shareholders’ Representative and Parent shall attempt in good faith to resolve the dispute related to the Special Taxes Contested Amount within 10 Business Days of Parent’s receipt of such Special Taxes Response Notice (the “Special Taxes Negotiation Period”). If Parent and the Shareholders’ Representative resolve such dispute, such written resolution shall be binding on the Shareholders’ Representative, each of the Shareholders and the Indemnified Party, and a settlement agreement shall be signed by an Authorized Representative of Parent (on behalf of such Indemnified Party) and the Shareholders’ Representative and sent to the Escrow Agent, which shall, within three (3) Business Days of receipt thereof, if applicable, release an amount of cash and Special Taxes Escrow Shares (45% of which shall be comprised of cash and 55% of which shall be comprised of Special Taxes Escrow Shares) in accordance with such settlement agreement (plus a pro rata portion of the interest and investment income deposited in the Special Taxes Escrow Fund from the date hereof which is attributable to such amount, if any, to be released pursuant to such settlement agreement), using the delivery instructions in Section 14(b). Unless and until the Escrow Agent receives written notice that any such dispute has been resolved by Parent and the Shareholders’ Representative, the Escrow Agent may assume without inquiry that such dispute has not been resolved. If Parent and the Shareholders’ Representative fail to reach agreement by the end of the Special Taxes Negotiation Period, each Party shall be entitled to its legal remedies in accordance with this Agreement and the Purchase Agreement and the Escrow Agent shall continue to hold such Special Taxes Contested Amount in escrow in accordance with the terms of this Agreement.

(f) The Escrow Agent shall deliver to the applicable Party an amount of cash and Special Taxes Escrow Shares (45% of which shall be comprised of cash and 55% of which shall be comprised of Special Taxes Escrow Shares) from the Special Taxes Escrow Fund in connection with any Special Taxes Contested Amount within three (3) Business Days after the delivery to it of: (i) a copy of a settlement agreement executed by an Authorized Representative of Parent and the Shareholders’ Representative setting forth instructions to the Escrow Agent as to the amount of cash and Special Taxes Escrow Shares, if any, to be released from the Special Taxes Escrow Fund with respect to such Special Taxes Contested Amount; or (ii) a certified copy of a final and non-appealable binding order, decree or judgment issued or rendered by a court of competent jurisdiction or a certified copy of a final, non-appealable arbitration award from the prevailing Party along with a certification from its counsel attesting to the finality and binding nature of the final order or arbitration award, that instructs the Escrow Agent as to the resulting disbursement of the Special Taxes Escrow Fund specified therein, in each case, plus any interest or earnings earned on any portion of the amount to be distributed, using the delivery instructions in Section 14(b).

(g) At any time that a payment, distribution or holdback is required to be made pursuant to this Agreement, such payment, distribution or holdback shall be made from or to the Shareholders’ Representative from the Special Taxes Escrow Fund (45% of which shall be comprised of cash and 55% of which shall be comprised of Special Taxes Escrow Shares) with an aggregate value equal to the amount of such payment, distribution or holdback. For purposes of the Shareholders’ Representative, the respective interests of the Shareholders are set forth on EXHIBIT A hereto, and, as to each Shareholder, the respective proportion of the Special Taxes Escrow Cash Amount and Special Taxes Escrow Shares for such Shareholder are set forth in EXHIBIT A hereto. For purposes of the foregoing, each Special Taxes Escrow Share shall be valued at the Parent Stock Value.

(h) Notwithstanding anything to the contrary herein, any release of funds by the Escrow Agent to an Indemnified Party pursuant to this Section 5 shall be made to Parent (for distribution to the Indemnified Party).

(i) The Escrow Agent may rely conclusively on any Special Taxes Claim Notice it receives hereunder. The Escrow Agent shall have no responsibility to determine whether any Special Taxes Claim Notice satisfies the conditions set forth in the Purchase Agreement for making an indemnification claim, including whether there is a basis for making a claim, whether the claim is set forth in sufficient detail, or that a copy of the Special Taxes Claim Notice was sent to or received by the Shareholders’ Representative, or that a Special Taxes Response Notice was sent to or received by Parent or any Indemnified Party.

(j) Parent and the Shareholders’ Representative each agree to deliver Special Taxes Claim Notices and Special Taxes Response Notices to the other Party in the same manner and at the same time as delivery to the Escrow Agent.

(k) Within five (5) Business Days after each calendar quarter, the Escrow Agent shall release 40% of the income on the Special Taxes Escrow Amount from the prior quarter to the Shareholders’ Representative using the wiring instructions in Section 14(b).

6. Form of Notices and Instructions.

(a) Any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of the Escrow Fund (including without limitation, Indemnity Claim Notices, Retention Claim Notices, Special Taxes Claim Notices, Indemnity Response Notices, Retention Response Notices and Special Taxes Response Notices), must be in writing or set forth in a Portable Document Format (“PDF”), executed by the appropriate Party as evidenced by the signatures of the persons or person signing this Agreement or one of their designated persons as set forth in EXHIBIT C hereto (each an “Authorized Representative”), and delivered to the Escrow Agent only by confirmed facsimile or attached to an email and only to the fax number or email address set forth in Section 14(b). The Escrow Agent shall not be liable to any Party or other Person for refraining from acting upon any instruction for or related to the transfer or distribution of the Escrow Fund if not delivered to the fax number or email address set forth in Section 14(b).

(b) The Parties acknowledge that there are certain security, corruption, transmission error and access availability risks associated with using open networks such as the Internet and the Parties hereby expressly assume such risks.

(c) The Escrow Agent may conclusively rely upon any written notice, document, instruction or request delivered by the Parties believed by it to be genuine and to have been signed by an Authorized Representative(s), as applicable, without inquiry and without requiring substantiating evidence of any kind and the Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request.

7. Release of Escrow Fund.

(a) Except as otherwise provided herein, within three (3) Business Days following the Indemnity Escrow Fund Release Date, the Escrow Agent shall distribute to the Shareholders’

Representative the cash and Indemnity Escrow Shares held in the Indemnity Escrow Fund, including any Additional Property and any interest earned thereon, not otherwise distributed to the Indemnified Parties pursuant to Section 3 or retained in the Indemnity Escrow Fund, using the delivery instructions in Section 14(b). Notwithstanding the foregoing, if on or prior to 11:59 p.m. Pacific Time on the Indemnity Escrow Fund Release Date, Parent has given an Indemnity Claim Notice on behalf of any Indemnified Party containing a claim which has not been resolved prior to such date in accordance with Section 3, the Escrow Agent shall retain and safeguard in the Indemnity Escrow Fund after the Indemnity Escrow Fund Release Date an amount of cash and Indemnity Escrow Shares equal to the amount described in the Indemnity Claim Notice, whereby 45% of the amount retained shall be in cash and 55% of the amount retained shall be in Indemnity Escrow Shares.

(b) Except as otherwise provided herein, within three (3) Business Days following the Retention Escrow Fund Release Date, the Escrow Agent shall distribute to the Shareholders’ Representative the cash and Retention Escrow Shares held in the Retention Escrow Fund, including any Additional Property and any interest earned thereon, not otherwise retained in the Retention Escrow Fund, using the delivery instructions in Section 14(b). Notwithstanding the foregoing, if on or prior to 11:59 p.m. Pacific Time on the Retention Escrow Fund Release Date, Parent has given a Retention Claim Notice containing a claim which has not been resolved prior to such date in accordance with Section 4, the Escrow Agent shall retain and safeguard in the Retention Escrow Fund after the Retention Escrow Fund Release Date the full amount of Retention Escrow Shares and Retention Escrow Cash.

(c) Except as otherwise provided herein within three (3) Business Days following the Special Taxes Escrow Fund Release Date, the Escrow Agent shall distribute to the Shareholders’ Representative the cash and Special Taxes Escrow Shares held in the Special Taxes Escrow Fund, including any Additional Property and any interest earned thereon, not otherwise distributed to the Indemnified Parties pursuant to Section 5 or retained in the Special Taxes Escrow Fund, using the delivery instructions in Section 14(b). Notwithstanding the foregoing, if on or prior to 11:59 p.m. Pacific Time on the Special Taxes Escrow Fund Release Date, Parent has given a Special Taxes Claim Notice on behalf of any Indemnified Party containing a claim which has not been resolved prior to such date in accordance with Section 5, the Escrow Agent shall retain and safeguard in the Special Taxes Escrow Fund after the Special Taxes Escrow Fund Release Date an amount of cash and Special Taxes Escrow Shares equal to the amount described in the Special Taxes Claim Notice, whereby 45% of the amount retained shall be in cash and 55% of the amount retained shall be in Special Escrow Shares.

8. Covenant of the Escrow Agent. The Escrow Agent hereby agrees and covenants with the Parties that it will perform all of its obligations under this Agreement and will not deliver custody or possession of any of the Escrow Fund to anyone except pursuant to the express terms of this Agreement.

9. Fees and Expenses of the Escrow Agent. The Escrow Agent shall be entitled to receive from time to time fees in accordance with EXHIBIT D hereto. In accordance with EXHIBIT D hereto, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses incurred by the Escrow Agent in the performance of its duties hereunder and the execution and delivery of this Agreement. All such fees and expenses shall be borne 50%

by Parent and 50% by the Shareholders’ Representative in the Shareholders’ Representative’s representative capacity. The cash portion of the Escrow Fund may be used by the Escrow Agent to satisfy the Shareholders’ portion of any fees or expenses of the Escrow Agent that are not paid as provided for in this Agreement.

10. Limitation of the Escrow Agent’s Liability.

(a) Parent, Founders and the Shareholders’ Representative agree jointly and severally to indemnify, defend, hold harmless, pay or reimburse the Escrow Agent and its affiliates and their respective successors, assigns, directors, agents and employees (the “Escrow Agent Indemnitees”) from and against any and all Losses arising out of or in connection with (i) the Escrow Agent’s performance of this Agreement, except to the extent that such Losses are determined by a court of competent jurisdiction through a final order to have been caused by the gross negligence, willful misconduct, or bad faith of such Escrow Agent Indemnitee; and (ii) the Escrow Agent’s following any instructions or directions, whether joint or singular, from the Shareholders’ Representative or Parent received in accordance with this Agreement. Parent and the Shareholders’ Representative hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow Fund for the payment of any claim for indemnification, fees, expenses and amounts due to the Escrow Agent or an Escrow Agent Indemnitee. In furtherance of the foregoing, the Escrow Agent is expressly authorized and directed, but shall not be obligated, to charge against and withdraw from the Escrow Fund for its own account or for the account of an Escrow Agent Indemnitee any amounts due to the Escrow Agent or to an Escrow Agent Indemnitee under Section 9 or this Section 10. The obligations set forth in this Section 10 shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.

(b) The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that the Escrow Agent’s gross negligence, willful misconduct or bad faith are determined by a court of competent jurisdiction through a final order to have been the cause of any direct loss to either Party. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through its Affiliates. In the event the Escrow Agent receives instructions, claims or demands from any Party which conflict with the provisions of this Agreement, or if the Escrow Agent receives conflicting instructions from the Parties, the Escrow Agent shall be entitled either to (i) refrain from taking any action until it shall be given a joint written direction executed by Authorized Representatives of the Parties which eliminates such conflict, or by a final court order, or (ii) file an action in interpleader. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

11. Termination. The terms of this Agreement shall terminate upon the release by the Escrow Agent of the entire Escrow Fund in accordance with this Agreement; provided, however, that if on or prior to the Indemnity Escrow Fund Release Date, the Retention Escrow Fund Release Date or the Special Taxes Escrow Fund Release Date, the Escrow Agent has received from Parent an Indemnity Claim Notice, a Retention Claim Notice or a Special Taxes Claim Notice in accordance with the terms and requirements set forth in Section 3, Section 4 or Section 5, respectively, and elsewhere in this Agreement, setting forth a claim that has not been fully resolved by the Indemnity Escrow Fund Release Date, the Retention Escrow Fund Release Date or the Special Taxes Escrow Fund Release Date, as applicable, then this Agreement shall continue in full force and effect with respect to that portion of the Escrow Fund necessary to resolve each such unresolved claim for the purpose of resolving such unresolved claim until such claim has been resolved and the retained amount released in accordance with this Agreement. Notwithstanding the foregoing, in no event shall this Agreement cease to remain in full force and effect until such time as all assets deposited hereunder have been distributed by the Escrow Agent per its terms.

12. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the Parties upon 30 days’ prior written notice to the Parties. In addition, the Escrow Agent may be removed at any time, with or without cause, upon 30 days’ prior written notice delivered to the Escrow Agent and executed by both Parent and the Shareholders’ Representative. Such resignation or removal shall take effect not less than 30 days after notice is given to all Parties and the Escrow Agent. In such event, Parent may appoint, with the consent of the Shareholders’ Representative, which consent shall not be unreasonably withheld, conditioned or delayed, a successor Escrow Agent, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $100,000,000 (unless otherwise agreed by the Parties in writing), that will be an unrelated third party with respect to each of Parent and the Shareholders’ Representative. If Parent fails to appoint a successor Escrow Agent within 15 days after receiving the Escrow Agent’s written resignation, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or appoint a successor Escrow Agent of its own choice. Any appointment of a successor Escrow Agent shall be binding upon Parent, the Shareholders’ Representative, each of the Shareholders and each of the Founders, and no appointed successor Escrow Agent shall be deemed to be an agent of the Escrow Agent. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment on the terms and conditions contained in this Agreement, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The Escrow Agent shall act in accordance with written instructions from Parent and the Shareholders’ Representative as to the transfer of the Escrow Fund to a successor Escrow Agent, at which time the Escrow Agent’s obligations under this Agreement shall cease and terminate. Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

13. Shareholders’ Representative.

(a) Appointment. As between the Parties, each Shareholder has approved the indemnification and escrow terms set forth in the Purchase Agreement and the appointment of the Shareholders’ Representative to give and receive notices and communications, to authorize delivery to Parent of cash, Indemnity Escrow Shares, Special Taxes Escrow Shares or Additional Property from the Indemnity Escrow Fund and the Special Taxes Escrow Fund, respectively, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of and comply with orders of courts and awards of arbitrator(s) with respect to claims of the Indemnified

Parties hereunder, and to take all actions necessary or appropriate in the reasonable judgment of the Shareholders’ Representative for the accomplishment of the foregoing. As between the Parties, each Founder has approved the indemnification and escrow terms set forth in the Purchase Agreement and the appointment of the Shareholders’ Representative to give and receive notices and communications, to authorize delivery to Parent of cash, Retention Escrow Shares or Additional Property from the Retention Escrow Fund, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of and comply with orders of courts and awards of arbitrator(s) with respect to claims of the Founders hereunder, and to take all actions necessary or appropriate in the reasonable judgment of the Shareholders’ Representative for the accomplishment of the foregoing.

(b) Successor Shareholders’ Representative. If the Shareholders’ Representative or any successors thereto shall die, become disabled or otherwise be unable to fulfill such Shareholders’ Representative’s responsibilities as the agent of the shareholders of Vineyard, then Jason Richards shall, within 10 calendar days after such event, appoint a successor representative reasonably satisfactory to Parent, subject to such successor representative’s compliance with Patriot Act requirements and the consent of the Escrow Agent. Unless and until Parent and the Escrow Agent shall have received written notice of the appointment of a successor Shareholders’ Representative, Parent and the Escrow Agent shall be entitled to rely on, and shall be fully protected in relying on, the power and authority of the Shareholders’ Representative to act on behalf of the Shareholders and the Founders.

14. Miscellaneous.

(a) Waiver and Amendment. Any agreement on the part of a Party or the Escrow Agent to any extension or waiver of any provision hereof shall be valid only if set forth in an instrument in writing signed on behalf of such Party and the Escrow Agent. A waiver by a Party or the Escrow Agent of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any Party or the Escrow Agent of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time. This Agreement may not be amended, modified, altered or supplemented except by written agreement of the Parties and the Escrow Agent.

(b) Notices. All notices, requests, claims, demands, consents, waivers and other communications required or permitted by this Agreement shall be in writing, and all instructions to the Escrow Agent shall be executed by an Authorized Representative of the Parties, and shall be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission in each case to the following addresses, or facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, or person as a Party may designate by notice to the other Parties) or (c) sent by a PDF attached to an email to the email address set forth in this Section 14(b):

if to Parent:

Procera Networks, Inc.

4121 Clipper Court

Fremont, CA 94538

Attention: Chief Executive Officer

Fax no.: 510-656-1355

Email address: [—]

with a mandatory copy to (which copy shall not constitute notice):

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, California 94304

Attention: Jeffrey T. Hartlin, Esq.

Fax no.: 650-320-1904

Email address: jeffhartlin@paulhastings.com

if to the Shareholders’ Representative:

John Drope & Associates Ltd.

#201-1405 St. Paul Street

Kelowna, British Columbia

V1Y 2E4

Attention: John Drope

Fax no.: 250-870-9140

Email address: [—]

with a mandatory copy to (which copy shall not constitute notice):

LaBarge Weinstein LLP

700 – 700 West Pender Street

Vancouver, British Columbia

V6C 1G8

Canada

Attention: Mark Longo, Partner

Fax no.: 604-669-4351

E-mail address: mlongo@lwlaw.com

if to the Escrow Agent:

JPMorgan Chase Bank, N.A

Escrow Services

333 S. Grand Ave, 36th Floor

Los Angeles, CA 90071

Attention: Nelia Lopez

Fax no.: 213-621-8090

Email: wc.escrow@jpmorgan.com

Notwithstanding anything to the contrary in this Agreement, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of the Escrow Fund, must be in writing executed by the appropriate Party or Parties and delivered to the Escrow Agent only by confirmed facsimile or as a PDF attached to an email and only to the fax number or email address set forth above. No instruction for or related to the transfer or distribution of the Escrow Fund shall be deemed delivered and effective unless the Escrow Agent actually shall have received it on a Business Day by facsimile or as a PDF attached to an email to the fax number or email address set forth above and as evidenced by a confirmed transmittal to the Party’s or Parties’ transmitting fax number or email address and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder. The Escrow Agent shall not be liable to any Party or other person for refraining from acting upon any instruction for or related to the transfer or distribution of the Escrow Fund if delivered to any other fax number or email address, including but not limited to a valid email address of any employee of Escrow Agent. The Parties each acknowledge that the Escrow Agent is authorized to use the following funds transfer instructions to disburse any cash amounts due to Parent and any release of Escrow Shares, without a verifying call-back as set forth below:

Parent – Wiring Instructions:

Bank name: [—]

Bank Address: [—]

ABA number: [—]

SWIFT Code: [—]

Account name: [—]

Account number: [—]

Parent – Trade Instructions:

[—]

Shareholders’ Representative – Wiring Instructions:

Bank name: [—]

Bank Address: [—]

ABA number: [—]

Account name: [—]

Account number: [—]

Shareholders’ Representative – Trade Instructions:

[—]

(c) In the event any funds transfer instructions and release of the Escrow Shares are set forth in a permitted instruction from a Party or the Parties in accordance with this Agreement, the Escrow Agent is authorized to seek confirmation of such funds transfer instructions and release of Escrow Shares by a single telephone call-back to one of the Authorized Representatives of such Party, and the Escrow Agent may rely upon the confirmation of anyone purporting to be that Authorized Representative. The persons and telephone numbers designated for call-backs may be changed only in a writing executed by the Authorized Representatives of the applicable Party and actually received by the Escrow Agent via facsimile. Except as set forth in this Section 14(c), no funds will be disbursed until an Authorized Representative is able to confirm such instructions by telephone callback. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Parties and confirmed by an Authorized Representative.

The Parties acknowledge that the security procedures set forth in this Agreement are commercially reasonable.

The Parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to the Escrow Agent shall comply with applicable laws and regulations.

(d) Construction. All section and exhibit references herein are to this Agreement unless otherwise specified. All schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein. Unless the context of this Agreement clearly requires otherwise: (a) the singular number includes the plural number and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) reference to any gender includes each other gender; (d) reference to any agreement, document or instrument means such agreement, document or instrument, as well as all addenda, exhibits, schedules or amendments thereto, in each case as amended, modified or restated and in effect from time to time in accordance with the terms thereof; (e) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof; and (f) “including” means including without limiting the generality of any description preceding such term. This Agreement was negotiated by the Parties and the Escrow Agent with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party and the Escrow Agent shall not apply to any construction or interpretation hereof. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement. All references to “$” contained herein shall refer to Canadian Dollars unless otherwise stated.

(e) Counterparts. This Agreement, and any joint instructions from the Parties, may be executed in several counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties to this Agreement and delivered to the other parties to this Agreement, it being understood that all parties to this Agreement need not sign the same counterparts. The exchange of copies of this Agreement and of signature pages by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties to this Agreement and may be used in lieu of the original Agreement for all purposes. Signatures of the parties to this Agreement transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

(f) Entire Agreement. This Agreement and the other agreements referred to herein constitute the entire agreement among the Parties and supersede all other prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof. This Agreement constitutes the entire agreement among the Parties and the Escrow Agent and supersedes all other prior agreements and understandings, both written and oral, among or between any of the Parties and the Escrow Agent with respect to the subject matter hereof and thereof.

(g) No Third-Party Beneficiaries. Except as expressly provided herein, neither this Agreement nor any document delivered in connection with this Agreement, confers upon any Person who is not a party to this Agreement any rights or remedies hereunder.

(h) Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

(i) Governing Law; Venue. This Agreement and the relationship of the parties to this Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws). Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state or federal court located in the County of Alameda or the County of Santa Clara, each in the State of California. Each party to this Agreement:

(i)	expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the Counties of Alameda and Santa Clara, State of California (and each appellate court located in the State of California), in connection with any legal proceeding;

(ii)	agrees that service of any process, summons, notice or document by U.S. mail addressed to him, her or it at the address set forth in Section 14(b) shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

(iii)	agrees that each state and federal court located in the Counties of Alameda and Santa Clara, State of California, shall be deemed to be a convenient forum; and

(iv)	agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of Alameda or the County of Santa Clara, each in the State of California, any claim by any party to this Agreement that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

(j) Waiver of Immunity. To the extent that in any jurisdiction any party to this Agreement may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, such party to this Agreement shall not claim, and hereby irrevocably waives, such immunity.

(k) WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES TO THIS AGREEMENT ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(l) Attorneys’ Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

(m) Force Majeure. No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.

(n) Assignment and Successors. No party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that Parent may assign any of its rights and delegate any of its obligations under this Agreement to any Affiliate of Parent, subject to such assignee’s compliance with Patriot Act requirements and the consent of the Escrow Agent. Subject to the preceding sentence, this Agreement shall apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties to this Agreement.

(o) Tax Reporting Information and Certification of Tax Identification Numbers. The Parties agree that, for tax reporting purposes, all interest on or other income, if any, attributable to the Escrow Fund or any other amount held in escrow by the Escrow Agent pursuant to this Agreement shall be allocable and reportable to the Shareholders’ Representative, as income earned from the Escrow Fund by the Shareholders’ Representative whether or not said income has been distributed during such year. The Parties agree to provide the Escrow Agent with certified tax identification numbers by completing, signing and returning a Form W-9 or Form W-8BEN, as applicable, and any other forms and documents that the Escrow Agent may reasonably request (collectively, “Tax Reporting Documentation”) to the Escrow Agent prior to the execution of this

Agreement. The Parties understand that, if such Tax Reporting Documentation is not so furnished to the Escrow Agent, the Escrow Agent shall be required by the Internal Revenue Code of 1986, as amended, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement, and to immediately remit such withholding to the Internal Revenue Service. The sole tax reporting obligation of the Escrow Agent shall be to file a Form 1099 INT or 1042S (as applicable) with the Internal Revenue Service with respect to interest earnings to the Shareholders’ Representative. The Parties hereby represent to the Escrow Agent that no other tax reporting of any kind is required given the underlying transaction giving rise to this Agreement.

(p) Further Assurances. Each party to this Agreement shall execute and cause to be delivered to each other party such instruments and other documents, and shall take such other actions, as such other parties may reasonably request for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

(q) Securities Depository. The Escrow Agent may deposit securities with, and hold securities in, any securities depository, settlement system, dematerialized book entry system or similar system (together a “Securities Depository”) on such terms as such systems customarily operate and the Parties will provide the Escrow Agent with such documentation or acknowledgements that the Escrow Agent may require to hold the securities in such systems. The Escrow Agent is not responsible for the selection or monitoring of any Securities Depository and will have no responsibility for any act or omission by (or the insolvency of) any Securities Depository. In the event any of the Parties incurs a loss due to the negligence, willful misconduct or insolvency of a Securities Depository, the Escrow Agent will make reasonable endeavors, in its discretion, to seek recovery from the Securities Depository, but the Escrow Agent will not be obligated to institute legal proceedings, file proofs of claim in any insolvency proceeding, or take any similar action. The Escrow Agent will identify in its books that securities credited to the Accounts belong to the Parties (except as otherwise may be agreed by the Escrow Agent and the Parties). The Escrow Agent is authorized, in its discretion:

(i)	to hold in bearer form, such securities as are customarily held in bearer form or are delivered to the Escrow Agent in bearer form;

(ii)	to hold securities in or deposit securities with any Securities Depository or settlement system;

(iii)	to hold securities in omnibus accounts on a fungible basis and to accept delivery of securities of the same class and denomination as those deposited with the Escrow Agent; and

(iv)	to register in the name of the Parties, the Escrow Agent, a Securities Depository, or their respective nominees, such securities as are customarily held in registered form.

(r) With respect to all securities held in the Accounts, the Escrow Agent by itself, or through the use of the book entry system or the appropriate Securities Depository, shall, unless otherwise instructed in writing to the contrary by an Authorized Representative of Parent: (i)

collect all income and other payments reflecting interest and principal on the securities in the Accounts and disburse such amounts as directed by an Authorized Representative of Parent; (ii) forward to the Parties copies of all information or documents that it may receive from an issuer of securities which, in the opinion of the Escrow Agent, are intended for the beneficial owner of the securities, including, without limitation, all proxies and other authorizations properly executed and all proxy statements, notices and reports; (iii) execute, as the Escrow Agent, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons; and (iv) hold directly, or through the book entry system or Securities Depository, all rights issued with respect to any securities held by the Escrow Agent hereunder. Upon receipt of written instructions from an Authorized Representative of Parent, the Escrow Agent shall (A) release and exchange securities held hereunder for other securities and/or cash in connection with (I) any sale, conversion privilege, reorganization, recapitalization, redemption in kind, consolidation, tender offer or exchange offer, or (II) any exercise, subscription, purchase or other similar rights; and (B) present securities for payment upon maturity, redemption or other retirement of the securities.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have duly caused this Escrow Agreement to be executed as of the day and year first above written.

“Parent”	“Shareholders’ Representative”
PROCERA NETWORKS, INC., a Nevada corporation	JOHN DROPE & ASSOCIATES LTD., a British Columbia corporation

By:	By:
Name: Title:	Name: Title:

“Escrow Agent”
JPMORGAN CHASE BANK, NA, a national banking association

By:
Name:
Title:

“Founders”

By:
JASON RICHARDS

By:
DEREK LOWNSBROUGH

By:
JOSH ZIESKE

EXHIBIT I

FORM OF ACCESSION AGREEMENT

ACCESSION AGREEMENT

To:	Procera Networks, Inc. (“Parent”)

Procera Networks Kelowna ULC (“Purchaser”)

Vineyard Networks Inc. (the “Corporation”)

[—] (“Holder”)

RECITALS:

A. Parent, Purchaser, the Corporation, Holder, certain other shareholders of the Corporation (the “Primary Shareholders”), and John Drope & Associates Ltd., as representative of the shareholders of the Corporation, have entered into a share purchase agreement, pursuant to which the Primary Shareholders have agreed to sell to Purchaser, and Purchaser has agreed to purchase from the Primary Shareholders, all of the issued and outstanding shares and other securities of the Corporation, an earlier draft of which was previously presented to the undersigned, it being understood that such draft was subject to such revisions and amendments as may be agreed by the parties thereto (the earlier version, including the Schedules thereto, together with such revisions and amendments thereto which resulted in the share purchase agreement which was entered into, being herein collectively referred to as the “Main Agreement”). A copy of the Main Agreement is attached hereto as Exhibit A. Any capitalized terms not otherwise defined herein shall have the meanings attributable thereto in the Main Agreement.

B. The undersigned owns the number and class of shares in the issued and outstanding capital of the Corporation (the “Shares”), and the number of options to acquire Common Shares (the “Options”), including the exercise price thereof, specified on the signature page hereto.

FOR VALUABLE CONSIDERATION (the receipt and sufficiency of which are hereby acknowledged), the undersigned hereby acknowledges and agrees as follows:

1.	If the undersigned is a holder of Shares, the undersigned hereby agrees that, by execution hereof and without the requirement of any further action on the part of Parent, Purchaser, the Corporation or the other persons who from time to time sign the Main Agreement or agreements similar to this Accession Agreement in respect of the proposed sale to Purchaser of other shares of the Corporation, the undersigned shall be deemed to become a party to, and be bound by, the Main Agreement as a “Shareholder” thereunder, subject to all of the terms and conditions set forth in the Main Agreement. Without limiting the generality of the foregoing:

(a)	Subject to the terms and conditions of the Main Agreement, at the Closing, the undersigned shall sell, assign and transfer to the Purchaser the Shares for a purchase price equal to the undersigned’s portion of the Shareholder Consideration (calculated and paid in the same manner as set forth in the Main Agreement) contemplated in the Main Agreement (which initial payment shall not include amounts deducted or withheld in respect of any adjustments all of which shall be determined, withheld, deducted and paid (including to the Escrow Agent pursuant to the Escrow Agreement) in accordance with the terms of the Main Agreement (it being understood that the undersigned’s portion of all such amounts shall be treated and calculated in the same manner as contemplated in the Main Agreement).

(b)	The Escrow Cash Amount and the Escrow Shares delivered to the Escrow Agent in respect of the undersigned’s Shares shall be held and released by the Escrow Agent in accordance with the terms of the Escrow Agreement (and any distributions other than to the Escrow Agent or Purchaser shall be made based upon the undersigned’s proportionate interest in the Escrow Cash Amount and the Escrow Shares).

(c)	The undersigned shall be bound by all of the representations and warranties and covenants contained in the Main Agreement, and shall otherwise be subject to the same treatment, as apply to a party which is a “Shareholder” as referred to therein as if the undersigned were an original signatory to the Main Agreement as a “Shareholder” thereunder (and, without limiting the generality of the foregoing, all the terms and conditions of the Main Agreement including, without limitation, the provisions of Sections 1, 2, 3, 5, 6, 9 and 10, are hereby incorporated by reference herein).

(d)	The completion of the purchase and sale of the Shares contemplated by this Accession Agreement is conditional in all respects upon the contemporaneous completion of the transactions contemplated by the Main Agreement.

2.	If the undersigned is a holder of Options, the undersigned hereby agrees that:

(a)	by execution hereof and without the requirement of any further action on the part of Parent, Purchaser, the Corporation or the other persons who from time to time sign the Main Agreement or agreements similar to this Accession Agreement in respect of the proposed sale to the Purchaser of other shares of the Corporation or options, the undersigned shall be deemed to become a party to, and be bound by, the Main Agreement as a “Shareholder” thereunder, subject to all of the terms and conditions set forth in the Main Agreement. Without limiting the generality of the foregoing, the undersigned shall be bound by all of the representations and warranties and covenants contained in the Main Agreement, and shall otherwise be subject to the same treatment, as apply to a party which is a “Shareholder” as referred to therein as if the undersigned were an original signatory to the Main Agreement as a “Shareholder” thereunder (and, without limiting the generality of the foregoing, all the terms and conditions of the Main Agreement including, without limitation, the provisions of Sections 1, 2, 3, 5, 6, 9 and 10, are hereby incorporated by reference herein).

(b)	at or before the Closing, the undersigned shall exercise all Options held by the undersigned and at the Closing the undersigned shall sell, assign and transfer all of the undersigned’s rights in and to the Company Common Shares obtained on the exercise of the Options to Purchaser, all in accordance with the Main Agreement (it being understood that all outstanding Company Rights held by the undersigned that are not exercised as of immediately prior to the Closing shall, as of the Closing, be deemed automatically canceled and no longer represent the right to acquire Company Common Shares or any other securities of the Company, Parent or any of their Affiliates, and all agreements between the Company and the undersigned relating to such Company Rights shall be deemed terminated in their entirety, void and of no further force or effect).

3.

Without limiting any other provision of the Main Agreement, and in addition to any of the provisions of hereof, the undersigned hereby severally represents, warrants, acknowledges and agrees with Parent, Purchaser and the Corporation as follows: (i) each of the representations and warranties contained in Section 3 of the Main Agreement, as to the undersigned, are true, correct and complete in all respects as of the date hereof; and (ii) subject to the terms and conditions of this Accession Agreement, and conditional upon the completion of the transactions contemplated in the

Main Agreement, all of the Shares held by the undersigned are hereby irrevocably assigned and transferred to Purchaser in accordance with the Main Agreement. Unless the undersigned gives written notice to Parent, Purchaser and their counsel to the contrary, which notice is actually received by Parent, Purchaser and their counsel prior to the Closing in accordance with and at the address set forth in Section 10.12 of the Main Agreement for notices to be given to Parent and Purchaser, Parent and Purchaser shall be entitled to rely, on the Closing, upon the accuracy of representations and warranties made by the undersigned (as set forth above, including those incorporated by reference from the Main Agreement) as if the undersigned reaffirmed them all on such date.

4.	This Accession Agreement shall be interpreted in accordance with the terms and conditions of the Main Agreement. For avoidance of doubt, the provisions of Section 10 of the Main Agreement are hereby incorporated by reference herein.

[Signature Page Follows]

The undersigned hereby acknowledges having been advised of the importance of legal advice from independent counsel and, as evidenced by execution of this Accession Agreement, has either obtained such independent legal advice or has voluntarily determined to waive independent legal advice in connection with this Accession Agreement. The undersigned agrees not to use a failure to obtain independent legal advice as a defence to the enforcement of the undersigned’s obligations under this Accession Agreement.

SIGNED SEALED AND DELIVERED	)
in the presence of:	)	Print Name of Shareholder
)
)
Per:	)	l.s.
Witness
Name:

Dated as of             , 2013.

NUMBER OF COMMON SHARES:

NUMBER OF OPTIONS:	at an exercise price of $ per share

at an exercise price of $ per share

at an exercise price of $ per share

EXHIBIT L

FORM OF LOCK-UP AGREEMENT

Procera Networks, Inc.

4121 Clipper Court

Fremont, CA 94538

Attn: Chief Executive Officer

Ladies and Gentlemen:

Reference is hereby made to that certain Share Purchase Agreement (the “Agreement”), dated as of January [—], 2013 by and among Procera Networks, Inc., a Nevada corporation (“Parent”), Procera Networks Kelowna ULC, an unlimited liability corporation organized and existing under the laws of British Columbia and an indirect wholly-owned subsidiary of Parent (“Acquisition Sub”), Vineyard Networks Inc., a company organized and existing under the laws of British Columbia (“Vineyard”), the shareholders of Vineyard (the “Shareholders”), and John Drope & Associates Ltd., as representative of the Shareholders, pursuant to which (1) Acquisition Sub will acquire all of the outstanding equity of Vineyard (the “Acquisition”), and (2) the undersigned, a holder of Class A Voting Common Shares, without par value, of Vineyard (the “Vineyard Shares”), and/or options to acquire the Vineyard Shares will be issued shares of common stock, par value $0.001 per share, of Parent (“Parent Shares”).

In order to induce Parent to consummate the Acquisition and the other transactions contemplated by the Agreement, for good and valuable consideration, the undersigned hereby irrevocably agrees that the undersigned will not (and will cause any spouse or family member of the spouse of the undersigned, any partnership, corporation or other entity within the undersigned’s control, and any trustee or any trust that holds or will hold Parent Shares for the benefit of the undersigned or such spouse or family member not to), without the prior written consent of Parent, directly or indirectly: (1) offer for sale, pledge, hypothecate, encumber, lend, sell, contract to sell, make any short sale, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), liquidate or decrease any “call equivalent position” within the meaning of Section 16 of the Exchange Act, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise assign, tender, transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any Lock-Up Shares, including any Lock-Up Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the United States Securities and Exchange Commission, (2) enter into any swap, hedge or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Lock-Up Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Shares or other securities, in cash or otherwise, or (3) publicly disclose the intention to do any of the foregoing with respect to any Lock-Up Shares, in each case, for the duration of the Lock-Up Period. The “Lock-Up Shares” means the Parent Shares issued or issuable to the undersigned in connection with the Acquisition, the Parent Shares underlying convertible securities issued or issuable to the undersigned in connection with the Acquisition, and any securities of Parent issued or issuable

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upon exercise, conversion or exchange of any Parent Shares or other securities of Parent issued or issuable to the undersigned in connection with the Acquisition, excluding options to purchase Parent Shares issued to the undersigned by Parent in connection with the undersigned’s employment with a subsidiary or affiliate of Parent. The “Lock-Up Period” means (a) with respect to fifty percent (50%) of the Lock-Up Shares, a period of six (6) months from the date of the closing of the Acquisition, and (b) with respect to the remaining fifty percent (50%) of the Lock-Up Shares, a period of twelve (12) months from the date of the closing of the Acquisition.

In furtherance of the foregoing, the undersigned hereby authorizes Parent and Parent’s transfer agent on Parent’s behalf to (1) enter stop transfer restrictions on the transfer books and records of Parent with respect to Lock-Up Shares, and (2) decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement or the Agreement.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Shares in the transactions described in clauses (a) through (e) below without the prior written consent of Parent; provided that (1) Parent receives a signed lock-up agreement, in the form of this Lock-Up Agreement, for the balance of the Lock-Up Period from each donee, trustee, distributee or transferee, as the case may be, and (2) any such transfer shall not involve a disposition for value: (a) as a bona fide gift or gifts; (b) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; (c) to any beneficiary of the undersigned pursuant to a will or other testamentary document or applicable laws of descent; (d) to a corporation of which a majority of the issued and outstanding shares of such corporation are owned by the undersigned; or (e) in accordance with a division of family property pursuant to the Family Relations Act (British Columbia) or equivalent legislation in another applicable jurisdiction.

The undersigned hereby represents and warrants that: (1) the Vineyard Shares and options to acquire Vineyard Shares reflected as being owned by the undersigned on EXHIBIT A hereto (if any) are all of such shares and other securities of Vineyard held of record or beneficially by the undersigned, (2) the undersigned has full power and authority to enter into this Lock-Up Agreement and to carry out the undersigned’s obligations hereunder, and (3) this Lock-Up Agreement constitutes the legal, valid and binding obligation of the undersigned. The undersigned further agrees that, upon request of Parent, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. The undersigned acknowledges and agrees that this Lock-Up Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

The undersigned acknowledges that any sale or other transfer or disposition of any Lock-Up Shares in violation of this Lock-Up Agreement will be null and void. The undersigned further acknowledges that it is impossible to measure the damages that will accrue to Parent by reason of a failure of the undersigned to comply with the terms of this Lock-Up Agreement. Therefore, if Parent shall institute any action or proceeding to enforce the provisions hereof, the undersigned agrees that Parent shall be entitled to injunctive relief (without the necessity of posting a bond), and the undersigned waives, and shall not allege, any claim or defense that the undersigned has an adequate remedy at law.

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This Lock-Up Agreement and the relationship of the parties to this Lock-Up Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws). This Lock-Up Agreement shall not be amended or modified except by a written instrument duly executed by Parent.

Yours truly,

[NAME OF CORPORATE SHAREHOLDER]

By:

Name:

Title:

Dated:

[NAME OF INDIVIDUAL SHAREHOLDER]

[Signature Page to Lock-Up Agreement]

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